UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Lear Corporation

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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21557 Telegraph Road

Southfield, Michigan 48033

April 4, 2022

Dear Stockholder:

On behalf of the Board of Directors of Lear Corporation, you are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held through a virtual web conference at www.virtualshareholdermeeting.com/LEA2022 on May 19, 2022, at 9:00 a.m. (Eastern Time). You will be able to attend the Annual Meeting online, vote your shares electronically, and submit questions in advance of and during the meeting by logging in to the website listed above using the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card, or on any additional voting instructions accompanying these proxy materials. We recommend that you log in a few minutes before the meeting to ensure you are admitted when the meeting starts.

To support the health and well-being of our employees, Board of Directors, stockholders and other meeting participants, and to facilitate broad stockholder attendance and provide a consistent experience to all stockholders, regardless of location, the Annual Meeting will once again be virtual. We have included with this letter a proxy statement that provides you with detailed information about the Annual Meeting. We encourage you to read the entire proxy statement carefully. You may also obtain more information about Lear Corporation from documents we have filed with the Securities and Exchange Commission (the “SEC”).

We are delivering our proxy statement and annual report pursuant to the SEC rules that allow companies to furnish proxy materials to their stockholders over the Internet. We believe that this delivery method expedites stockholders’ receipt of proxy materials and lowers the cost and environmental impact of our Annual Meeting. On or about April 4, 2022, we will mail to our stockholders a notice containing instructions on how to access our proxy materials. In addition, the notice includes instructions on how you can receive a paper copy of our proxy materials.

You are being asked at the Annual Meeting to elect directors named in this proxy statement, to ratify the retention of Ernst & Young LLP as our independent registered public accounting firm, to provide an advisory vote to approve our executive compensation, and to transact any other business properly brought before the meeting.

As always, we encourage you to vote your shares prior to the Annual Meeting. You may vote your shares through one of the methods described in the enclosed proxy statement. We strongly urge you to read the accompanying proxy statement carefully and to vote FOR the nominees proposed by the Board of Directors and in accordance with the recommendations of the Board of Directors on the other proposals by following the voting instructions contained in the proxy statement.

Sincerely,

Gregory C. Smith	Raymond E. Scott
Non-Executive Chairman	President, Chief Executive Officer and Director

This proxy statement is dated April 4, 2022, and is first being made available to stockholders via the Internet on or about April 4, 2022.

21557 Telegraph Road

Southfield, Michigan 48033

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Thursday, May 19, 2022, at 9:00 a.m. (Eastern Time) Online check-in will be available beginning at 8:30 a.m. (Eastern Time). Please allow ample time for the online check-in process.

Place:

In light of COVID-19, this year’s Annual Meeting will be held through a virtual web conference at www.virtualshareholdermeeting.com/LEA2022.

To participate in the Annual Meeting, you will need your 16-digit control number included in your Notice of Internet Availability of the Proxy Materials, on your proxy card, or any additional voting instructions accompanying these Proxy Materials.

Record Date:	March 25, 2022

Items of Business:

1.  To elect the following ten nominees to the Board of Directors (the “Board”): Mei-Wei Cheng, Jonathan F. Foster, Bradley M. Halverson, Mary Lou Jepsen, Roger A. Krone, Patricia L. Lewis, Kathleen A. Ligocki, Conrad L. Mallett, Jr., Raymond E. Scott and Gregory C. Smith;

2.  To ratify the retention of Ernst & Young LLP as the Company’s registered public accounting firm for 2022;

3.  To approve, in a non-binding advisory vote, executive compensation; and

4.  To conduct any other business properly brought before the Annual Meeting or any postponement thereof.

Proxy Voting:	YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES OVER THE TELEPHONE, VIA THE INTERNET OR BY COMPLETING, DATING, SIGNING AND RETURNING A PROXY CARD, AS DESCRIBED IN THE PROXY STATEMENT. YOUR PROMPT COOPERATION IS GREATLY APPRECIATED.

By Order of the Board of Directors,

Harry A. Kemp
Senior Vice President, General Counsel and Corporate Secretary April 4, 2022

Notice of Internet Availability of Proxy Materials

We are making this proxy statement and our annual report on Form 10-K available to stockholders electronically via the Internet. On or about April 4, 2022, we will mail to most of our stockholders a notice containing instructions on how to access this proxy statement and our annual report on Form 10-K and to vote via the Internet or by telephone. Other stockholders, in accordance with their prior requests, will receive e-mail notification of how to access our proxy materials and vote via the Internet or by telephone, or will be mailed paper copies of our proxy materials and a proxy card on or about April 4, 2022.

2022 Proxy Statement	|	i

ii	|	LEAR CORPORATION

LEAR CORPORATION

2022 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in the proxy statement by Lear Corporation (the “Company,” “Lear,” “we,” “our” or “us”). This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. For more complete information regarding the Company’s 2021 performance, please review our 2021 Annual Report on Form 10-K.

2022 Annual Meeting of Stockholders

•	Date and Time: May 19, 2022, 9:00 a.m. (Eastern Time). Online check-in will be available at 8:30 a.m. (Eastern Time). Please allow ample time for the online check-in process.
•	Location: In light of COVID-19, this year’s Annual Meeting will be held through a virtual web conference at www.virtualshareholdermeeting.com/LEA2022. To participate in the Annual Meeting, you will need your 16-digit control number included in your Notice of Internet Availability of the Proxy Materials, on your proxy card, or any additional voting instructions accompanying these proxy materials.
•	Record Date: March 25, 2022
•	Voting: Stockholders as of the close of business on the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for the other proposals to be voted on.
•	Shares of Common Stock Outstanding (as of the record date): 59,764,493
•	Stock Symbol: LEA
•	Exchange: NYSE
•	Registrar & Transfer Agent: Computershare Trust Company, N.A.
•	Principal Executive Office: 21557 Telegraph Road, Southfield, Michigan 48033
•	Corporate Website: lear.com
•	Investor Relations Website: ir.lear.com

Items to be Voted on

Proposal	Our Board’s Recommendation

Election of Directors named in this proxy statement (page 5)	FOR

Ratification of Retention of Independent Registered Public Accounting Firm (page 73)	FOR

Advisory Vote to Approve Executive Compensation (page 74)	FOR

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE
VOTE YOUR SHARES OVER THE TELEPHONE, VIA THE INTERNET OR BY COMPLETING, DATING, SIGNING AND RETURNING A PROXY CARD, AS DESCRIBED IN THE PROXY STATEMENT. YOUR PROMPT
COOPERATION IS GREATLY APPRECIATED.

2022 Proxy Statement	|	1

PROXY SUMMARY

Director Nominees

			Committee Membership

Name and Principal Occupation	Age	Director Since	AC		P&CC		NCGC

Mei-Wei Cheng IND Former CEO, Siemens Northeast Asia and Ford Motor (China)	72	2019	•		•

Jonathan F. Foster IND Managing Director of Current Capital Partners LLC	61	2009	•				•

Bradley M. Halverson IND Former Group President and CFO, Caterpillar Inc.	61	2020	•		•

Mary Lou Jepsen IND CEO, Founder and Chairman of Openwater	57	2016			•		•

Roger A. Krone IND Chair and CEO, Leidos Holdings, Inc.	65	2020					•

Patricia L. Lewis IND Executive Vice President and Chief Sustainability Officer, UnitedHealth Group Incorporated	60	2020			•

Kathleen A. Ligocki IND Former CEO of Tower Automotive and Agility Fuel Solutions	65	2012			•		•

Conrad L. Mallett, Jr. IND Deputy Mayor, City of Detroit	68	2002	•				•

Raymond E. Scott President and CEO	56	2018

Gregory C. Smith IND Former Vice Chairman of Ford Motor Company	70	2009		E		E		E

AC Audit Committee P&C People and Compensation Committee NCGC Nominating and Corporate Governance Committee IND Independent director under NYSE and SEC rules	• Chair • Member E Ex Officio Member

Director Term: One Year

Board Meetings in 2021: 10

Standard Board Committee Meetings in 2021: Audit Committee 8, People and Compensation Committee (the “P&C Committee”) 4, Nominating and Corporate Governance Committee (the “Nominating Committee”) 5

2	|	LEAR CORPORATION

PROXY SUMMARY

Executive Compensation Highlights

WHAT WE DO:

✓   Pay Program Aligned with Business Strategy: Our incentive plan performance measures are well aligned with our business strategy, correlative to total stockholder return and generally consistent with those used by our peer companies.

✓   Robust Stock Ownership Guidelines: We have adopted management stock ownership guidelines that are applicable to all executive officers, including our named executive officers. The stock ownership guideline for our CEO is six times his annual base salary.

✓   Balanced Mix of Performance Measures: We use multiple financial performance measures and stock price-based awards (stock options and relative Total Shareholder Return (TSR)) assessed over one and three-year periods.

✓   High Percentage of Performance-Based Pay: 100% of the annual incentive opportunity and the majority (60%) of the long-term incentive opportunity that we offered our named executive officers in 2021 are determined based on the achievement of specific performance measures. 90% of our CEO’s pay and on average 80% of our other named executive officers’ 2021 target total direct compensation is at risk.

✓ Independent Compensation Consultant for P&C Committee: Our P&C Committee has engaged Pay Governance LLC as its independent compensation consultant.

✓   Clawback of Incentive Compensation: Our clawback policy applies to all incentive-based cash and equity compensation granted to current and former executive officers. In the event that we are required to prepare an accounting restatement due to any such executive officer’s intentional misconduct, we will recover from him or her the amount, if any, of incentive compensation in excess of what would have been paid under the accounting restatement.

✓   Annual Market Practices and Compensation Risk Review: On an annual basis, we assess the key elements of our executive compensation programs as compared to market practices and emerging trends, and consider our business strategy and talent needs. We also complete annually a comprehensive risk assessment of our employee compensation policies and practices.

✓ Equity Retention Requirement: Until an executive satisfies the applicable stock ownership guidelines, he or she must hold 50% of the net shares acquired upon the vesting of equity awards.

✓   Holding Period for Career Shares: As part of our long-term incentive package, the CEO and certain executives traditionally receive awards of time-based Career Shares. The units underlying the Career Shares must be held until the earlier of age 62 or three years after retirement.

✓ Vary Incentive Payouts Commensurate with Results. Our incentive compensation payouts move up and down, reflecting Company performance.

WHAT WE DON’T DO:

✘   No Single-Trigger Change in Control Vesting of Equity Awards: All equity awards are subject to “double-trigger” vesting upon a change in control, which protects our employees in the event of a change in control transaction and helps ensure an orderly transition of leadership.

✘ No Hedging or Pledging of Company Stock: We maintain a formal policy prohibiting our officers and directors from entering into hedging transactions involving Company stock and pledging Company stock as collateral for loans.

✘   No Single-Trigger Change in Control Severance Benefits: Our executives are not eligible to receive severance benefits solely upon the occurrence of a change in control. This is intended to ensure that members of senior management are not influenced by their personal situations and are able to be objective in evaluating a potential change in control transaction.

✘ No Excise Tax Gross-Ups: None of the employment agreements with our executive officers contains an excise tax gross-up provision.

✘ No Repricing of Stock Options: We do not reprice our stock options or provide for cash buyouts of underwater options.	✘ No Guarantee of Regular Incentive Plans: None of our regular incentive plans guarantee awards to our executive officers.

2022 Proxy Statement	|	3

PROXY SUMMARY

Environmental, Social and Governance Highlights for 2021

Responsible and sustainable environmental, social and governance (“ESG”) practices are integral to Lear’s strategy and operations. We are continuously working to embed ESG into our key processes such as enterprise risk management, facilities management, supplier selection and evaluation, and product innovation. Our ESG efforts demonstrate how we live our core value of Getting Results the Right Way. Examples of key ESG-related actions during 2021 include the following:

Environmental	Social	Governance

•  Worked to formulate a strategy to achieve Lear’s 2030 climate goals of 100% renewable energy and a 50% reduction in our carbon footprint at our manufacturing sites, consisting of a mix of efficiency improvements, on-site energy generation and the purchase of renewable energy

•  Released our Energy Efficiency Playbook to share and facilitate best practice energy usage and reductions in our operations globally

•  Introduced updated facility specifications to further ensure that our new and refurbished plants use energy efficient equipment, including heating and cooling, LED lighting and plant-wide ventilation systems, among others, when practicable

•  Conducted life cycle assessments of our major products to measure and understand their carbon footprint

•  Continued to develop and commercialize innovative products that support key sustainable and emerging industry trends, such as connectivity, electrification, and shared mobility

•  Conducted more than 190,000 hours of Diversity, Equity and Inclusion (“DEI”) and Expect Respect anti-harassment training since 2019

•  Developed the Together We Grow program to assist diverse, high-potential leaders in developing executive skills and a pathway to career advancement

•  Assisted the communities in which we live and work, including administering more than 65,000 COVID-19 vaccines to employees, their families, and local communities in Mexico and conducting employee-driven giving initiatives throughout the world

•  Released new Hybrid Work Playbook with tips from Lear’s leaders to help employees stay engaged, productive and healthy in our flexible work environments

•  Emphasized the importance of sustainability in Lear’s business by establishing ESG as one of our four strategic pillars

•  Assessed 1,600 production supplier sites across the globe against ESG criteria, including environmental stewardship and human rights

•  Enhanced transparency and reporting in accordance with the Global Reporting Initiatives’ (“GRI”) Core Requirements, as well as the Sustainability Accounting Standards Board (“SASB”) and Task Force on Climate-Related Financial Disclosures (“TCFD”) recommendations

•  Continued engagement with current and potential investors on ESG topics of interest throughout the year

4	|	LEAR CORPORATION

ELECTION OF DIRECTORS

(PROPOSAL NO. 1)

Upon the recommendation of our Nominating Committee, the Board has nominated the ten individuals listed below to stand for election to the Board for a one-year term ending at the annual meeting of stockholders in 2023 or until their successors, if any, are elected or appointed. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (“Bylaws”) provide for the annual election of directors. Each director nominee must receive the affirmative vote of a majority of the votes cast to be elected (i.e., the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Unless contrary instructions are given, the shares represented by your proxy will be voted FOR the election of all director nominees. In addition, our Corporate Governance Guidelines contain a resignation policy which provides that in the event an incumbent director fails to receive a majority of the votes cast in an uncontested election, such director shall promptly tender his or her resignation to the Board for consideration.

The Board has determined that each director nominee, other than Mr. Scott, if elected, would be an independent director, as further described below in “Directors and Corporate Governance — Independence of Directors.”

Our Corporate Governance Guidelines also includes a mandatory retirement age policy whereby an individual who has reached the age of seventy-two (72) may not stand for election or re-election to the Board. Mei-Wei Cheng is currently seventy-two (72) years of age and joined the Board in 2019. Given Mr. Cheng’s short tenure on the Board, and his leadership experience with a particular focus on Asian markets and his extensive knowledge of the automotive industry, the Board determined that it is in the Company’s best interest to waive the retirement age policy for Mr. Cheng in order for him to stand for re-election and continue serving on the Board. See “Directors and Corporate Governance — Board Retirement Policy.”

All of the director nominees listed below have consented to being named in this proxy statement and to serve if elected. However, if any nominee becomes unable to serve, proxy holders will have discretion and authority to vote for another nominee proposed by our Board. Alternatively, our Board may reduce the number of directors to be elected at the Annual Meeting.

Name	Position
Mei-Wei Cheng	Director
Jonathan F. Foster	Director
Bradley M. Halverson	Director
Mary Lou Jepsen	Director
Roger A. Krone	Director
Patricia L. Lewis	Director
Kathleen A. Ligocki	Director
Conrad L. Mallett, Jr.	Director
Raymond E. Scott	Director, President and Chief Executive Officer
Gregory C. Smith	Director, Non-Executive Chairman

Biographical information relating to each of the director nominees is set forth below under “Directors and Corporate Governance” and incorporated by reference herein.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF LEAR’S DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE ELECTION OF EACH OF LEAR’S DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

2022 Proxy Statement	|	5

DIRECTORS AND CORPORATE GOVERNANCE

Director Biographical Information and Qualifications

Set forth below is a description of the business experience of each director nominee, as well as the specific qualifications, skills and experiences considered by the Nominating Committee and the Board in recommending our slate of director nominees. Each director nominee listed below is nominated for election to the Board for a term expiring at the annual meeting of stockholders in 2023. See “Election of Directors (Proposal No. 1).”

Mei-Wei Cheng	Age: 72 Lear Committees:

•  Audit

•  P&C

Biography

Mr. Cheng has been a director of the Company since January 2019. Additionally, Mr. Cheng is a member of the Board of Directors of NIU Technologies (Nasdaq: NIU). He also serves as a member of the Board of Directors and special advisor of Grobest Group Limited, an Asian aquaculture feed company. Mr. Cheng has served as the Non-Executive Chairman of both HCP Packaging since August 2018 and Interplex Holdings Pte. Ltd., from September 2019 to January 2022, both Baring Private Equity Asia portfolio companies. Mr. Cheng has served as an Advisory Board member of (i) CareSyntax, a technology and services platform for hospitals, since May 2018 and (ii) Lumileds, a lighting company, since April 2018. Additionally, Mr. Cheng currently serves as a Senior Venture Partner of Fontinalis Capital Partners II, a position he has held since December 2014. He is also a member of the Cornell Engineering College Advisory Council, the Cornell China Advisory Board and the Dartmouth Tuck Asia Advisory Board. From July 2012 to October 2018, Mr. Cheng served as a member of the Audit and Finance Committee of the Board of Directors for Seagate Technology (Nasdaq: STX), a data storage company. From February 2015 to January 2017, Mr. Cheng served as the Chairman of the Board of Directors of Pactera Technology International Ltd., a portfolio company of Blackstone Group. Mr. Cheng also served as a member of the Audit Committee of the Board of Directors of Diebold Nixdorf, Inc. (NYSE: DBD) from 2009 to 2013. Mr. Cheng serves as a Senior Advisor of Iconiq Motors, a new energy vehicle company from September 2017 to the present. From July 2010 to April 2014, Mr. Cheng served as the Chief Executive Officer of Siemens Northeast Asia and as President and Chief Executive Officer of Siemens China. Prior to joining Siemens, Mr. Cheng served as the Chairman and Chief Executive Officer of Ford Motor (China) Ltd. from 1998 to 2008, and as Group Vice President of Ford Motor Company (NYSE: F) from 2009 to 2010. Before joining Ford, Mr. Cheng held various senior executive positions at General Electric Corporation (NYSE: GE) and AT&T (NYSE: T). Mr. Cheng earned a bachelor’s degree in industrial engineering and operations research from Cornell University, a master’s degree in business administration from Rutgers University and is a graduate of both Dartmouth’s Tuck Executive Program and Massachusetts Institute of Technology’s Program for Senior Executives.

Skills and Qualifications

•  Significant international senior management and leadership experience, with a particular focus on Asian markets, including at board chairman level

•  Public company directorship and committee experience

•  Extensive international, business development, technological and sales and marketing expertise

•  Senior management experience in international automotive operations

•  Extensive knowledge of the automotive industry

•  Independent of management

6	|	LEAR CORPORATION

DIRECTORS AND CORPORATE GOVERNANCE

Jonathan F. Foster	Age: 61 Lear Committees:

•  Audit (Chair)

•  Nominating

Biography

Mr. Foster has been a director of the Company since November 2009. Mr. Foster is Managing Director of Current Capital Partners LLC, a mergers and acquisitions advisory, corporate management services and private equity investing firm. Previously, from 2007 until 2008, Mr. Foster served as a Managing Director and Co-Head of Diversified Industrials and Services at Wachovia Securities. From 2005 until 2007, he served as Executive Vice President — Finance and Business Development of Revolution LLC. From 2002 until 2004, Mr. Foster was a Managing Director of The Cypress Group, a private equity investment firm and from 2001 until 2002, he served as a Senior Managing Director and Head of Industrial Products and Services Mergers & Acquisitions at Bear Stearns & Co. From 1999 until 2000, Mr. Foster served as the Executive Vice President, Chief Operating Officer and Chief Financial Officer of Toysrus.com, Inc. Previously, Mr. Foster was with Lazard, primarily in mergers and acquisitions, for over ten years, including as a Managing Director. Mr. Foster is a director of publicly traded Masonite International Corporation (NYSE: DOOR), Berry Global Group, Inc. (NYSE: BERY) and Five Point Holdings LLC (NYSE: FPH). He was previously a director of publicly traded Chemtura Corp., Sabine Oil & Gas and Smurfit-Stone Container Corporation. Mr. Foster is also a director of privately held automotive supplier Aludyne (f/k/a Chassix) and a director of privately held aircraft leasing company Nordic Aviation Capital. He was previously a director of privately held automotive suppliers TI Automotive, Stackpole, Rimstock Holdings plc and Dayco Products. Mr. Foster has a bachelor’s degree in Accounting from Emory University, a master’s degree in Accounting & Finance from the London School of Economics and has attended the Executive Education Program at Harvard Business School and the University of California, Berkeley, School of Law.

Skills and Qualifications

•  Senior management and leadership experience

•  Public company directorship and committee experience, including with global manufacturing companies

•  Experience in financial statement preparation and accounting, financial reporting, compliance and internal controls

•  Previous experience as a chief financial officer

•  Extensive transactional experience in mergers and acquisitions, debt financings and equity offerings

•  Extensive experience as an investment banker, private equity investor and director with industrial companies, including those in the automotive sector

•  Independent of management

2022 Proxy Statement	|	7

DIRECTORS AND CORPORATE GOVERNANCE

Bradley M. Halverson	Age: 61 Lear Committee:

•  Audit

•  P&C

Biography

Mr. Halverson has been a director of the Company since June 2020. Mr. Halverson served as the Group President and Chief Financial Officer of Caterpillar Inc. (NYSE: CAT), the world’s leading manufacturer of construction and mining equipment, diesel and gas engines, turbines, and locomotives, from 2013 to 2018. He joined Caterpillar in 1988, serving in various roles of increasing responsibility including leading the Caterpillar Financial business unit as well as the human resources, global supply chain and information services functions. Mr. Halverson currently serves on the board of Sysco Corporation (NYSE: SYY), where he is the Audit Committee Chairman, on the board of Satellogic Inc. (Nasdaq: SATL), where he is the Audit Committee Chairman, and on the board of Constellation Energy Corporation (Nasdaq: CEG). He also previously served as a director for the U.S. Chamber of Commerce. Mr. Halverson attended the University of Illinois, where he received a Bachelor of Science degree in Accounting and an Executive Masters of Business Administration. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Skills and Qualifications

•  Senior management and leadership experience, including in international operations

•  Previous experience as a chief financial officer of a large, publicly-traded global manufacturing company

•  Extensive experience in financial analysis, financial statement preparation, financial reporting, compliance and internal controls

•  Public company directorship and committee experience, including at committee chairman and lead independent director levels

•  Independent of management

8	|	LEAR CORPORATION

DIRECTORS AND CORPORATE GOVERNANCE

Mary Lou Jepsen	Age: 57 Lear Committees

•  P&C

•  Nominating

Biography

Dr. Jepsen was appointed a director of the Company in March 2016. Dr. Jepsen is the CEO, Founder and Chairman of the Board of Openwater, a start-up company pioneering advanced diagnostic and therapeutic medical devices as well as brain computer interfaces. Previously, Dr. Jepsen was the Executive Director of Engineering at Facebook, Inc. (Nasdaq: FB) and Head of Display Technologies at Oculus where she led advanced consumer electronics, opto-electronic and display design and manufacturing efforts. From 2012 to 2015, Dr. Jepsen had a similar role at Google, Inc. (Nasdaq: GOOGL) and Google X. She also co-founded One Laptop per Child and was the lead architect of the $100 laptop, millions of which were shipped to children in the developing world. Since February 2021, Dr. Jepsen has served on the board of directors of Luminar Technologies, Inc. (Nasdaq: LAZR). She is the principal inventor on approximately 250 patents. She has broad advisory experience in Peru, China, Uruguay, Taiwan, Brazil and the United States, as well as at the United Nations. Dr. Jepsen holds a doctorate degree from Brown University in Optical Sciences, a master of science degree from Massachusetts Institute of Technology in Visual Studies and a bachelor’s of science degree in Electrical Engineering from Brown University.

Skills and Qualifications

•  One of the world’s foremost display and optical innovators

•  Exceptional track record of leadership and innovation

•  Significant experience in working with Asia’s largest computer manufacturers

•  Experience and leadership in engineering with global technology companies

•  Globally recognized with dozens of prestigious awards, including TIME magazine’s “Time 100” as one of the 100 most influential people in the world, a CNN top 10 thinker and by the leading global professional societies in optics, display and electronics

•  Senior management experience

•  Independent of management

2022 Proxy Statement	|	9

DIRECTORS AND CORPORATE GOVERNANCE

Roger A. Krone	Age: 65 Lear Committee:

•  Nominating

Biography

Mr. Krone has been a director of the Company since November 2020. Mr. Krone has served as the Chief Executive Officer of Leidos Holdings, Inc. (NYSE: LDOS) since July 2014 and as the Chair of its Board since March 2015. Prior to that, Mr. Krone served as President of Network and Space Systems for The Boeing Company (NYSE: BA) from 2006 to 2014. Mr. Krone previously held various senior program management and finance positions at Boeing, McDonnell Douglas Corp. and General Dynamics Corporation (NYSE: GD). Mr. Krone currently serves on the board of the Greater Washington Educational Telecommunications Association, Inc. (d/b/a WETA). From February 2017 to April 2019, Mr. Krone served as a director of BorgWarner Incorporated (NYSE: BWA). Mr. Krone has a bachelor’s degree in Aerospace Engineering from the Georgia Institute of Technology, a master’s degree in Aerospace Engineering from the University of Texas at Arlington, and an MBA from the Harvard Graduate School of Business.

Skills and Qualifications

•  Senior management experience, including serving as a chief executive officer, at publicly-traded companies

•  Public company directorship and committee experience, including at the board chairman level

•  Valuable experience in global operational excellence within the engineering and aviation sectors

•  Significant leadership, business and corporate governance experience

•  Independent of management

10	|	LEAR CORPORATION

DIRECTORS AND CORPORATE GOVERNANCE

Patricia L. Lewis	Age: 60 Lear Committee:

•  P&C

Biography

Ms. Lewis has been a director of the Company since November 2020. Ms. Lewis currently serves as Executive Vice President and Chief Sustainability Officer at UnitedHealth Group Incorporated (NYSE: UNH), a position she has held since February 2022 in which she is responsible for leading the development and implementation of an enterprise ESG strategy, including establishing and meeting environmental goals, health equity goals, and diversity, equity and inclusion commitments and initiatives. Ms. Lewis previously served as Chief Human Resources Officer at UnitedHealth Group from October 2019 to February 2022. Prior to that, Ms. Lewis served in various senior management roles at Lockheed Martin Corporation (NYSE: LMT), including Senior Vice President and Chief Human Resources Officer from 2014 to October 2019; Vice President, Human Resources, Information Systems and Global Solutions from 2012 to 2014; and Vice President, Human Resources, Electronic Systems from 2011 to 2012. Ms. Lewis previously held various human resources positions at International Business Machines Corporation (NYSE: IBM) and E.I. du Pont de Nemours and Company (NYSE: DD). Prior to that, Ms. Lewis spent 15 years in a variety of operational roles at DuPont and National Semiconductor encompassing manufacturing, logistics and materials management. In 2021, Ms. Lewis was recognized by Savoy Magazine as one of the Most Influential Black Corporate Directors. Ms. Lewis has a bachelor’s degree in Industrial Relations Management from the University of Bridgeport.

Skills and Qualifications

•  Senior management, leadership and operational experience with multiple global companies across several industries, including health care, national security, life sciences and technology

•  Over two decades experience in all aspects of human capital management spanning multiple complex and highly regulated industries, including serving as a Chief Human Resources Officer at large manufacturing and technology companies with significant operations throughout the world

•  Significant leadership experience in ESG, including responsibility for leading employee and stakeholder engagement; diversity, equity and inclusion; health equity; and environmental strategies

•  Independent of management

2022 Proxy Statement	|	11

DIRECTORS AND CORPORATE GOVERNANCE

Kathleen A. Ligocki	Age: 65 Lear Committees:

•  P&C (Chair)

•  Nominating

Biography

Ms. Ligocki has been a director of the Company since September 2012. She currently serves on the boards of Carpenter Technology (NYSE: CRS), where she chairs the Human Capital Management Committee and sits on the Nominating/Governance and Strategy Committees; PPG Industries Inc. (NYSE: PPG), where she sits on the Audit and Sustainability/Innovation Committees; Farmers Business Network, where she is the chair of the board and serves on the Audit and Compensation Committees; and the Indiana University Foundation, where she chairs the Audit Committee and sits on the Legal/Governance Committee. From December 2015 to February 2019, Ms. Ligocki served as the Chief Executive Officer of Agility Fuel Solutions, based in Costa Mesa, California. Ms. Ligocki served as the Chief Executive Officer of Harvest Power, Inc., one of the leading organics management companies in North America from 2014 to 2015. From 2012 to 2014, she served as an Operating Partner at Kleiner Perkins Caufield & Byers, one of Silicon Valley’s top venture capital providers where she worked with the firm’s greentech ventures on strategic challenges, scaling operations and commercialization. Ms. Ligocki also has served as the Chief Executive Officer of two early-stage companies: Next Autoworks, an auto company with a unique low-cost business model, from 2010 to 2012, and GS Motors, a Mexico City-based auto retailer owned by Grupo Salinas, a large Mexican conglomerate, from 2008 to 2009. From 2008 to 2010, Ms. Ligocki was a Principal in Pine Lake Partners, a consultancy focused on start-ups and turnarounds. From 2003 to 2007, Ms. Ligocki was the Chief Executive Officer of Tower Automotive, a global Fortune 1000 automotive supplier. Previously, Ms. Ligocki held executive positions at Ford Motor Company (NYSE: F) and at United Technologies Corporation where she led operations in North America, Europe, Africa, the Middle East and Russia. Ms. Ligocki began her career at General Motors Corporation (NYSE: GM) working for 15 years at Delco Electronics Corporation. Ms. Ligocki formerly served as a director of Qell Acquisition Corp (Nasdaq: QELL), Agility Fuel Solutions, Harvest Power, Inc., Ashland Inc. (NYSE: ASH), Next Autoworks, BlueOak Resources, Lehigh Technologies, and Tower Automotive. Ms. Ligocki earned a bachelor’s degree with highest distinction in Liberal Studies from Indiana University Kokomo and holds an MBA from the Wharton School at the University of Pennsylvania. She also has been awarded honorary doctorate degrees from Oakland University, Central Michigan University and Indiana University Kokomo.

Skills and Qualifications

•  Senior management and leadership experience, including as chief executive officer, in the automotive industry

•  Public company directorship and committee experience, including in the automotive industry

•  Extensive experience in financial analysis, financial statement preparation, financial reporting, compliance and internal controls

•  Senior management experience in international automotive operations

•  Understanding of a wide range of issues through experience with businesses ranging from start-ups to large, global manufacturing operations

•  Independent of management

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Conrad L. Mallett, Jr.	Age: 68 Lear Committees:

•  Audit

•  Nominating (Chair)

Biography

Justice Mallett has been a director of the Company since August 2002. In June 2020, Justice Mallett was named Deputy Mayor of the City of Detroit. Justice Mallett was previously the Chief Administrative Officer of Detroit Medical Center from September 2019 to December 2020. Prior to that, he served as Chief Executive Officer of Detroit Medical Center’s Sinai-Grace Hospital from August 2017 to September 2019. Prior to that, he was Interim Chief Executive Officer of Detroit Medical Center’s Huron Valley Sinai Hospital from March 2017 to August 2017 and also Executive Vice President and Chief Administrative Officer of Detroit Medical Center from January 2012 to August 2017. Previously, he served as President and Chief Executive Officer of Detroit Medical Center’s Sinai Grace Hospital from August 2003 until December 2011. Prior to that, Justice Mallett served as the Chief Legal and Administrative Officer of the Detroit Medical Center beginning in March 2003. Previously, he served as President and General Counsel of La-Van Hawkins Food Group LLC from April 2002 to March 2003 and Chief Operating Officer for the City of Detroit from January 2002 to April 2002. From August 1999 to April 2002, Justice Mallett was General Counsel and Chief Administrative Officer of the Detroit Medical Center. Justice Mallett was also a Partner in the law firm of Miller, Canfield, Paddock & Stone from January 1999 to August 1999. Justice Mallett was a Justice of the Michigan Supreme Court from December 1990 to January 1999 and served a two-year term as Chief Justice beginning in 1997. Justice Mallett formerly served as a director of Kelly Services, Inc. (Nasdaq KELYA). In 2021 and 2016, Justice Mallett was recognized by Savoy Magazine as one of the Most Influential Black Corporate Directors. Justice Mallett has a bachelor’s degree from the University of California, Los Angeles, a JD and a master of public administration degree from the University of Southern California and an MBA from Oakland University.

Skills and Qualifications

•  Senior management and leadership experience

•  Leadership experience gained as Chief Justice of the Michigan Supreme Court and through multiple executive-level roles with Detroit Medical Center

•  Public company directorship and committee experience

•  Extensive legal and governmental experience, including significant involvement in state, municipal and community governmental activities

•  Independent of management

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Raymond E. Scott	Age: 56 President and Chief Executive Officer

Biography

Mr. Scott was appointed as President and Chief Executive Officer of the Company on March 1, 2018. Previously, Mr. Scott also served as the Company’s Interim President, E-Systems from January 28, 2019 to September 3, 2019. Prior to that, he served as the Company’s Executive Vice President and President, Seating, a position he had held since November 2011, and prior to that, as the Company’s Senior Vice President and President, E-Systems, a position he had held since February 2008. Previously, he served in other positions at the Company, including Senior Vice President and President, North American Seat Systems Group since August 2006, Senior Vice President and President, North American Customer Group since June 2005, President, European Customer Focused Division since June 2004 and President, General Motors Division since November 2000. Mr. Scott earned a Bachelor of Science degree in economics from the University of Michigan. He also earned a master of business administration degree from Michigan State University’s Advanced Management Program.

Skills and Qualifications

•  Senior management and leadership experience with the Company, with extensive knowledge of the Company’s business, operations and global strategy

•  Track record of leadership, achievement, innovation and execution in the Company’s Seating and E-Systems businesses

•  More than 30 years of experience in the automotive industry

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Gregory C. Smith	Age: 70 Non-Executive Chairman

Biography

Mr. Smith has served as the Company’s Non-Executive Chairman since May 2020 and been a director of the Company since November 2009. Mr. Smith, a retired Vice Chairman of Ford Motor Company (NYSE: F), currently serves as Principal of Greg C. Smith LLC, a private management consulting firm, a position he has held since 2007. Previously, Mr. Smith was employed by Ford Motor Company for over 30 years until 2006. Mr. Smith held various executive-level management positions at Ford Motor Company, most recently serving as Vice Chairman from 2005 until 2006, Executive Vice President and President — Americas from 2004 until 2005, Group Vice President — Ford Motor Company and Chairman and Chief Executive Officer — Ford Motor Credit Company from 2002 to 2004, Vice President — Ford Motor Company, and President and Chief Operating Officer — Ford Motor Credit Company from 2001 to 2002. As Vice Chairman, Mr. Smith was responsible for Ford’s Corporate Strategy and Staffs, including Human Resources and Labor Affairs, Information Technology, and Automotive Strategy. During his career at Ford, Mr. Smith ran several major business units and had extensive experience in Financial Services, Strategy, Marketing and Sales, Engineering and Product Development. Mr. Smith also was responsible for Hertz when Ford owned it, and, in 2005, Automotive Components Holdings, the portion of Visteon that Ford repurchased. Mr. Smith currently serves as a director of publicly traded Penske Automotive Group (NYSE: PAG), where he serves as the chair of the Audit Committee, and formerly served as a director of the Federal National Mortgage Association (Fannie Mae), Penske Corporation and Solutia Inc. Mr. Smith serves on the Risk Oversight Advisory Council of the National Association of Corporate Directors (NACD). Mr. Smith has a bachelor’s degree in Mechanical Engineering from Rose-Hulman Institute of Technology and an MBA from Eastern Michigan University.

Skills and Qualifications

•  Senior management and leadership experience, including in the automotive industry

•  Public company directorship and committee experience

•  Served on audit committees of public and private companies

•  Experience actively overseeing finance departments and personnel

•  Extensive experience and knowledge of automotive industry

•  Experience and knowledge of automotive company operations and strategic issues, including engineering, manufacturing, marketing, human resources and finance

•  Independent of management

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Criteria for Selection of Directors

The following are the general criteria for the selection of our directors that the Nominating Committee utilizes in evaluating candidates for Board membership. The Nominating Committee considers, without limitation, a director nominee’s independence, skills and other attributes, experience, perspective, background and diversity (which we define broadly to include differences in viewpoints, background, experience, skill, education, national origin, gender, race, age, culture and current affiliations that may offer the Company exposure to contemporary business issues and is considered in the context of the Board as a whole). These qualifications may vary from year to year, depending on the needs of the Company at the time.

The Board believes that board diversity is important to serving the long-term interests of Lear and its stockholders. In the event the Nominating Committee determines to recruit candidates as potential nominees to join the Board, the candidate pool will include qualified female and racially and/or ethnically diverse candidates and any third-party recruitment utilized in connection with such search will be instructed to include such individuals in the list of candidates they provide the Nominating Committee.

The general criteria set forth below are not listed in any particular order of importance:

The above criteria should not be construed as minimum qualifications for director selection nor is it expected that director nominees will possess all of the criteria identified. Rather, they represent the range of complementary talents, backgrounds and experiences that the Nominating Committee believes would contribute to the effective functioning of our Board.

Our Corporate Governance Guidelines and Nominating Committee charter provide guidelines with respect to the consideration of director candidates. Under these guidelines, the Nominating Committee is responsible for, subject to approval by the Board, establishing and periodically reviewing the criteria for Board membership and selection of new directors, including independence standards. The Nominating Committee also may recommend to the Board changes to the portfolio of director skills, experience, perspective and

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background required for the effective functioning of the Board, considering our strategy and the regulatory, geographic and market environments. Any such changes to the director selection criteria must be approved by the Board.

The Nominating Committee screens candidates and recommends director nominees to the Board for approval. The Nominating Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. Additionally, the Board annually conducts an in-depth talent review to discuss leadership depth and succession. The

Nominating Committee also may retain a search firm (which may be paid a fee) to identify director candidates. Once a potential candidate has been identified, the Nominating Committee evaluates the potential candidate based on the Board’s criteria for selection of directors (described above) and the composition and needs of the Board at the time. All director candidates are evaluated on the same basis. Candidates also are evaluated in light of Board policies, such as those relating to director independence and service on other boards, as well as considerations relating to the size and structure of the Board.

Board Composition

The following matrix provides certain information regarding the members of our Board, including certain types of knowledge, skills experiences and attributes possessed by one or more of our directors which our Board believes are relevant to our business or industry. The matrix does not encompass all of the knowledge, skills, experiences or attributes of our directors, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular type of knowledge, skill, experience, or attribute with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill and experience listed below may vary among members of the Board.

Category	Profile / Skills	Mei-Wei Cheng	Jon Foster	Brad Halverson	Mary Lou Jepsen	Roger Krone	Patricia Lewis	Kathleen Ligocki	Conrad Mallett	Ray Scott	Greg Smith

	Woman				×		×	×
	African-American / Black						×		×
	Pan-Asian	×
	Non-U.S. Resident	×
	LGBTQ						×

	CEO / Large Business Head	×	×	×	×	×		×	×	×	×
	CFO / Treasurer / Fin. Serv. Exec.		×	×							×
	Auto Industry	×	×			×		×		×	×
	Technology	×			×	×	×	×		×	×
	Strategy	×	×	×	×	×		×	×	×	×
	Finance	×	×	×		×		×	×	×	×
	Commercial / Marketing	×			×			×	×	×	×
	Operations	×			×	×	×	×	×	×	×
	Human Capital Management	×		×	×	×	×	×	×	×	×
	Legal / Governmental	×	×			×			×
	Environmental, Social, Governance	×	×	×	×	×	×	×	×	×	×
	International	×	×	×	×	×	×	×		×	×

In the table above, an “X” indicates experience in the category gained directly or through active oversight of one responsible for the category.

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Recommendation of Directors by Stockholders

In accordance with its charter, the Nominating Committee will consider candidates for election as a director of the Company recommended by any Lear stockholder, provided that the recommending stockholder follows the procedures set forth in Section 1.13 of the Company’s Bylaws for nominations by stockholders of persons to serve as directors. The Nominating Committee evaluates such candidates in the same manner by which it evaluates other director candidates considered by the Nominating Committee, as described above.

Pursuant to Section 1.13 of the Bylaws, nominations of persons for election to the Board at a meeting of stockholders may be made by any stockholder of the Company entitled to vote for the election of directors at the meeting who sends a timely notice in writing to our Corporate Secretary. To be timely, a stockholder’s notice must be delivered to, or mailed and received by, our Corporate Secretary at the Company’s principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the annual meeting is more than 30 days prior to the anniversary of the preceding year’s annual meeting or more than 70 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which “public announcement” of the date of such annual meeting is made by the Company. For purposes of the Bylaws, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by us with the SEC.

The stockholder’s notice or recommendation is required to contain certain prescribed information about each person whom the stockholder proposes to recommend for election as a director, the stockholder giving notice and the beneficial owner, if any, on whose behalf notice is given. The stockholder’s notice must also include the consent of the person proposed to be nominated and to serve as a director if elected. Recommendations or notices relating to director nominations should be sent to Lear Corporation, 21557 Telegraph Road, Southfield, Michigan 48033; Attention: Harry A. Kemp, Senior Vice President, General Counsel and Corporate Secretary. See “Stockholder Proposals for 2023 Annual Meeting of Stockholders.” In addition, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than Lear nominees must provide notice that sets forth the information required by Rule 14a-19 under the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) no later than 60 days before the first anniversary of the preceding year’s annual meeting.

A copy of our Bylaws has been filed as an exhibit to our Current Report on Form 8-K filed with the SEC on November 9, 2009.

Independence of Directors

A majority of the members of the Board, and each member of the Audit Committee, P&C Committee and Nominating Committee, must meet the criteria for independence set forth under applicable law and the New York Stock Exchange (“NYSE”) listing standards. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company. In addition to considering the NYSE independence criteria, the Board will consider all relevant facts and circumstances of which it is aware in making an independence determination with respect to any director.

The Board has made director independence determinations with respect to each of our current directors and one former director who retired from the Board in 2021. Based on the NYSE independence guidelines, the Board has affirmatively determined that (i) Messrs. Cheng, Foster, Halverson, Dr. Jepsen, Mr. Krone, Ms. Lewis, Ms. Ligocki and Messrs. Mallett and Smith and former director Mr. Thomas P. Capo (A) have no relationships or only immaterial relationships with us, (B) meet the NYSE independence guidelines with respect to any such relationships and (C) are independent; and (ii) Mr. Scott is not independent. Mr. Scott is our President and Chief Executive Officer (the “CEO”).

Board Retirement Policy

The Board has adopted the policy that an individual may not stand for election or re-election to the Board if such individual has reached seventy-two (72) years of age. Mei Wei Cheng is currently seventy-two (72) years of age and joined the Board in 2019. Given Mr. Cheng’s short tenure on the Board, and his leadership experience with a particular focus on Asian

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markets and his extensive knowledge of the automotive industry, the Board determined that it is in the Company’s best interest to waive the retirement age policy for Mr. Cheng in order for him to stand for re-election and continue serving on the Board.

Board’s Role in Risk Oversight

The Company’s management continually monitors the material risks facing the Company. Our enterprise risk management process is designed to facilitate the identification, assessment and management of certain key risks the Company may encounter and which may impact our ability to achieve our strategic objectives. The enterprise risk management process supplements management’s ongoing responsibilities to monitor and address risks by working with risk owners to identify the key mitigating actions for certain risks, which then are discussed with senior management.

The Board, with the assistance of the Board committees, is responsible for overseeing such management actions to ensure that material risks affecting the Company are identified and managed appropriately. The Board and the Board committees oversee risks associated with their principal areas of focus, as summarized below:

Board/Committee Areas of Risk Oversight and Actions

Full Board

•  Carefully evaluates the reports received from management and makes inquiries of management on areas of particular interest to the Board

•  Reviews with management material strategic, operational, financial, compensation and compliance risks, including risks related to environmental, social and governance issues

•  Considers specific risk topics in connection with strategic planning and other matters

•  Oversees risk oversight and related activities conducted by the Board committees through reports of the committee chairmen to the Board

Audit Committee

•  Responsible for ensuring that the Company has an internal audit function to provide management and the Audit Committee with ongoing assessments of the Company’s risk management process and system of internal controls

•  Discusses with management the Company’s process for assessing and managing risks, including the Company’s major risk exposures related to tax matters, financial instruments, litigation and information security (including cybersecurity) and the steps necessary to monitor and control such exposures

•  Central oversight of financial and compliance risks

•  Meets periodically with senior management, our vice president of internal audit, our chief compliance officer and our independent auditor, Ernst & Young LLP, and reports on its findings at each regularly scheduled meeting of the Board

•  Periodically assesses reports provided by management on risks addressed in the enterprise risk management process and other risks, and reports to the Board, as appropriate

P&C Committee	• Oversees the review and evaluation of the risks associated with our compensation policies and practices (see also “Compensation and Risk”)

Nominating Committee

•  Oversees risks associated with our governance structure and processes

•  Reviews our organizational documents, Code of Business Conduct and Ethics, Corporate Governance Guidelines and other policies

•  Oversees sustainability issues, including as they pertain to environmental and corporate social responsibility matters

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Environmental, Social and Governance

Every Day, Striving for Better – Environmental, Social and Governance at Lear

Consistent with Lear’s vision, Making Every Drive Better, we work to ensure that our passion for our business is also channeled into creating possibilities for a better world. This means that as part of our ESG initiatives, which we execute under the mantra of Every Day, Striving for Better, we are committed to safety in our workplaces, integrity in the conduct of our business, sustainability in our operations and products, and supporting the global communities in which we live and work. Furthermore, we expect our more than 3,000 suppliers of goods and services to share our commitment to social responsibility and ethical conduct.

ESG Oversight

The Nominating and Corporate Governance Committee of our Board of Directors has responsibility for oversight of the Company’s ESG strategy, including as it pertains to environmental, human rights and other corporate social responsibility matters. In this regard the NCGC works closely with our other Board Committees, Audit and People and Compensation, that have responsibility for overseeing certain elements of ESG such as Compliance and Human Capital Management, respectively. To better integrate sustainability considerations throughout the enterprise, Lear also has added specific ESG responsibilities to senior management as shown in the chart below.

Our ESG strategy is realized through robust human capital management emphasizing leadership development, employee engagement and a culture that values individuals of all backgrounds; innovative product development focused on key sustainability trends like electrification; and policies, procedures and practices that ensure alignment with our core value to Get Results the Right Way. In addition, we value transparency in communication. In 2021 Lear released an enhanced Sustainability Report that includes disclosures in accordance with GRI’s Core Requirements, as well as reporting with the SASB and TCFD recommendations. Lear is a signatory participant in the United Nation’s Global Compact, and we align or sustainability efforts with the ten principles on human rights, labor, environment, and anti-corruption, along with the Sustainable Development Goals (SDGs). To learn more, see Lear’s Sustainability Report: www.lear.com/sustainability.

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Environmental Efforts

We are committed to sustainable products and operations. Our core value of innovation helps us not only to create and use environmentally friendly materials, but also to develop advanced technologies that facilitate sustainable, longer-term automotive industry megatrends like electrification and shared mobility. At the same time, our core capability of operational excellence drives us to focus continuously on improving energy efficiency and reducing our consumption of natural resources and creation of waste. More specifically:

Our future-focused technologies enable electrification and use renewable materials

•	In 2021 Lear instituted a design directive within our engineering systems requiring sustainability to be considered as a part of all product design

•	Our on-board battery chargers, battery management systems, high voltage wiring and connection systems are key components of hybrid and electric vehicles. For 2022, six out of eight of Lear’s E-Systems launches will include content on new electric vehicles

•	Our Integrated Power Module delivers an array of electrified architectures to help vehicles charge faster and drive farther

•	Our lightweight recliners, tracks, latches and electrical components reduce the weight of the seats we supply, enabling enhanced fuel efficiency, lower emissions and increased battery driving range

•	Lear’s ConfigurE+, with electrified tracks and a configurable seating or racking system, supports autonomous driving, ridesharing and has potential commercial applications, including for last mile delivery

•	Lear’s INTU™ intelligent seating with Thermal Comfort delivers faster comfort using less energy than traditional heating or cooling methods, contributing to extended battery driving range for electric vehicles

•	We offer surface materials containing renewable and recycled raw materials — such as plant-based fibers and recycled plastics for yarn and seat covers, and recycled polyester

•	Our SoyFoam™ is made from U.S.-sourced soybeans instead of petroleum, creates four times less emissions than conventional foam and requires 60% less conversion energy to produce

We set aggressive climate change goals against a 2019 baseline

•	50% reduction in carbon emissions at our manufacturing plants by 2030

•	100% renewable energy for electric power consumed at our manufacturing plants by 2030

•	An aspiration to be 100% carbon neutral by 2050

We are refining our strategy to achieve our climate change goals

•	Our renewable energy strategy has resulted in 100% renewable energy for the electricity purchased by Lear facilities in Germany, Poland, and the United Kingdom. We are also working with a third party to develop a comprehensive strategy that includes the purchase of renewable energy as well as on-site generation at certain of our facilities

•	We conducted life cycle assessments of our major products to measure their carbon footprint as part of understanding our Scope 3 emissions

We are reducing emissions, saving energy and conserving natural resources in our operations

•	We released an Energy Efficiency Playbook at our manufacturing sites to leverage best practices to improve energy efficiency and reduce usage

•	100% of Lear’s eligible manufacturing facilities are currently ISO 14001 compliant and new facilities are required to obtain certification as soon as possible after opening

•	Lear introduced updated facility specifications to further ensure that our new and refurbished plants use energy efficient equipment, including heating and cooling, LED lighting and plant-wide ventilation systems, among others, when practicable

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Social Initiatives

We believe the best way to deliver the highest quality products and services is to maintain a work environment that prioritizes safety and fosters collaboration, inclusion, tolerance and respect. More specifically:

We create meaningful employment and development opportunities for our approximately 160,000 team members around the world

•	Our approximately 139,000 hourly employees receive competitive pay and benefits such as transportation, meals, medical leave, paid holidays and health care

•	We provided 1.4 million hours of employee training and development in 2021

•	We developed and launched the new Hybrid Work Playbook with tips for onboarding new team members and to ensure that all employees stay engaged, productive and healthy in Lear’s flexible work environments

•	Launched in 2017, Lear’s Together We Win (“TWW”) is a global employee engagement program focused on driving cultural change in our operations

•	Our TWW playbook provides best practices and a roadmap for our plants to improve in the areas of Leadership, Work Environment, Employee Involvement and Team Empowerment

We strive for diversity, equity and inclusion in all we do

•	Lear’s Together We Belong DEI campaign drives awareness and engagement, educates our employees and helps fund organizations committed to change

•	We have an Executive Diversity Council that oversees our DEI strategy, prioritizes activities and drives accountability and results

•	In 2021 we launched Together We Grow, a new program to assist diverse, high-potential leaders in developing executive skills and a pathway to career advancement. Currently in a pilot phase, the program will expand globally to all high-potential employees

•	We support six employee-led, volunteer resource groups that are open to all employees with the goal to improve attraction, retention, inclusion and engagement of a diverse and global workforce

•	Lear spent approximately $5.1 billion with diverse suppliers in the past 10 years
•	Our teams completed more than 190,000 hours of DEI and Expect Respect training, which addresses harassment, nondiscrimination, and zero-tolerance for retaliation, since 2019

•	Our annual pay equity study indicated that less than 1.3% of our female employees required a pay adjustment to base pay and that Lear consistently provides equitable promotion opportunities to men and women

We continue to work to ensure the health and safety of our employees during the COVID-19 pandemic

•	Lear continued to enhance our Safe Work Playbook to standardize the way in which our plants operate during the pandemic and continue to make this resource publicly available at no cost. It has been downloaded more than 35,000 times

•	We established a Future of Work Taskforce that conducted employee surveys, held focus groups and led benchmarking studies to explore more flexible work environments

•	Lear’s Mexico operations used their manufacturing sites as locations for COVID vaccinations, providing more than 65,000 COVID vaccinations to employees, their families and local communities

Lear employees dedicate themselves to supporting the global communities where they live and work

•	Our Michigan-based employees donated $1.0 million to local and global charities during 2021 through our annual Company giving initiative

•	Our Focus on the Drive distracted driving awareness initiative provided more than 180 virtual and in-person presentations to schools and community organizations since 2017

•	Lear recommitted to the United Nations Global Compact as a signatory participant and we align our ESG initiatives with the 10 principles supporting human rights, labor, environment and anti-corruption

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Governance

Governance at Lear is driven by our commitment to Get Results the Right Way. This means not only developing systems and processes to ensure compliance with regulations and company policies, but also creating a culture of ethics and integrity in everything we do. We expect our supply chain partners to share and demonstrate the same commitment, and we work with them to reinforce this expectation.

We have an experienced and diverse Board of Directors

•	50% of our Directors are diverse by ethnicity and/or gender

•	See page 17 for a description of Director skills and experiences

Our cybersecurity efforts protect our products, our customers and our enterprise

•	Lear’s inhouse cybersecurity software experts design security into our vehicle components and offer security monitoring throughout the life cycle of the vehicle

•	We have an experienced enterprise cybersecurity team, many of whom possess industry-leading certifications like those offered by the International Information System Security Consortium and Certified Ethical Hacker

We partner with our suppliers to ensure sustainability throughout the supply chain

•	We require suppliers to comply with our Supplier Sustainability Policy, which includes commitments to human rights, environmental standards, safe working conditions and responsible sourcing

•	Leveraging a third-party supply chain management partner, Lear assessed more than 1,600 global production supplier sites against ESG criteria, including environmental stewardship and human rights in 2021. We are on target to assess all production suppliers by the end of 2022

•	Lear’s Supplier Portal provides easy access to all policies and commitments, along with resources, awareness materials and tips on key ESG topics, such as human rights, and forced and child labor

•	Our No Deforestation Policy requires that our suppliers maintain supply chain transparency, so that all materials supplied to us are from legal sources; ensure that land is not clear-cut or burned for production or development; and comply with governmental laws, regulations and guidelines regarding deforestation

Other key aspects of our corporate governance efforts include:

•	All of our director nominees are independent, except our President and Chief Executive Officer

•	We have a non-executive Chairman of the Board

•	We have a majority voting standard with director resignation policy for uncontested director elections

•	We have robust stock ownership guidelines for our directors and management

•	Risk oversight is conducted by the full Board and committees

•	All directors are elected annually

•	Executive sessions of independent directors are held at regularly scheduled Board meetings

•	Excellent track record of attendance at all Board and committee meetings in 2021

•	Board and committees complete written self-evaluations and participate in oral evaluations

The Board has approved Corporate Governance Guidelines and a Code of Business Conduct and Ethics. Our corporate governance documents, including the Corporate Governance Guidelines, the Code of Business Conduct and Ethics and committee charters, are available on our website at www.lear.com or in printed form upon request by contacting Lear Corporation at 21557 Telegraph Road, Southfield, Michigan 48033, Attention: Investor Relations. The Board regularly reviews corporate governance developments and modifies these documents as warranted. Any modifications will be reflected on our website. The information on our website is not part of this proxy statement and is not deemed to be incorporated by reference herein.

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Other Board Information

Leadership Structure of the Board

Gregory C. Smith is our Non-Executive Chairman of the Board and has served in that role since May 2020. Our Board has decided to maintain separate non-executive chairperson and CEO roles to allow our CEO to focus on the execution of our business strategy, growth and development, while allowing the non-executive chairperson to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. The Board recognizes the time, effort and energy that the CEO is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman. While our Bylaws and Corporate Governance Guidelines do not require that our non-executive chairperson and CEO positions be separate, the Board believes that having separate positions and having an independent director serve as non-executive chairperson is the appropriate leadership structure for the Company at this time.

Board Meetings

In 2021, our Board held ten meetings. In addition to our Board meetings, our directors attend meetings of committees established by our Board. Each of Lear’s director nominees attended at least 75% of the meetings of our Board and the committees on which he or she served during 2021 that were held when he or she was a director. Our directors are encouraged to attend all annual and special meetings of our stockholders. In 2021, our annual meeting of stockholders was held on May 20, 2021, in virtual format, and all directors attended.

Meetings of Non-Employee Directors

In accordance with our Corporate Governance Guidelines and the listing standards of the NYSE, our non-employee directors meet regularly in executive sessions of the Board without management present. Mr. Smith, our Non-Executive Chairman, has presided over these executive sessions through the Annual Meeting.

Committees of the Board

The Board has three standing committees: the Audit Committee, the P&C Committee and the Nominating Committee. The following chart sets forth the directors who currently serve as members of each of the Board committees.

Directors	Audit Committee	P&C Committee	Nominating Committee
Mei-Wei Cheng	X	X
Jonathan F. Foster	C		X
Bradley M. Halverson	X	X
Mary Lou Jepsen		X	X
Roger A. Krone			X
Patricia L. Lewis		X
Kathleen A. Ligocki		C	X
Conrad L. Mallett, Jr.	X		C
Raymond E. Scott
Gregory C. Smith*	E	E	E

*	Non-Executive Chairman of the Board

“C”	Denotes member and chair of committee

“X”	Denotes member

“E”	Denotes Ex Officio member

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Audit Committee

In 2021, the Audit Committee held eight meetings. Each of the members of the Audit Committee is a non-employee director. In addition, the Board has determined that all of the members of the Audit Committee are independent, financially literate and financial experts, as further discussed under “Audit Committee Report.” For a description of the Audit Committee’s responsibilities and findings and additional information about the Audit Committee, see “Audit Committee Report.”

People and Compensation Committee

In 2021, the P&C Committee held four meetings. Each of the members of the P&C Committee is a non-employee director. In addition, the Board has determined that all of the members of the P&C Committee are independent as defined in the listing standards of the NYSE, including the independence standards applicable to compensation committees. The P&C Committee has overall responsibility for approving and evaluating director and officer compensation plans, policies and programs of the Company and reviewing the disclosure of such plans, policies and programs to our stockholders in the annual proxy statement. The P&C Committee utilizes an independent compensation consultant to assist it in its duties. The P&C Committee operates under a written charter setting forth its functions and responsibilities. Effective September 23, 2021, the P&C Committee revised its charter to expand its responsibilities to include human capital management and succession planning, which expansion is further reflected in the committee’s name change from the “Compensation Committee” to the “People and Compensation Committee.” A copy of the current charter is available on our website at lear.com or in printed form upon request.

In consultation with the Company’s management, the P&C Committee establishes the general policies relating to senior management compensation and oversees the development and administration of such compensation programs. Our human resources executives and staff support the P&C Committee in its work. These members of management work with compensation consultants whose engagements have been approved by the P&C Committee, accountants and legal counsel, as necessary, to implement the P&C Committee’s decisions, to monitor evolving competitive practices and to make compensation recommendations to the P&C Committee. Our human resources management develops specific compensation recommendations for senior executives, which are first reviewed by senior management and then presented to the P&C Committee and its independent compensation consultant. The P&C Committee has final authority to approve, modify or reject the recommendations and to make its decisions in executive session. The P&C Committee approves all compensation of our executive officers, including equity awards. Under our equity award policy, an aggregate equity award pool to non-executive officers may be approved by the P&C Committee and allocated to individuals by the Company’s CEO.

The policy also allows the P&C Committee to delegate to the CEO the ability to grant equity awards to non-executive officer employees who are newly hired or promoted or deemed to be deserving of special retention or recognition awards.

The P&C Committee utilizes Pay Governance LLC (“Pay Governance”) as its independent compensation consultant. The consultant reports directly to the P&C Committee, including with respect to management’s recommendations of compensation programs and awards. The P&C Committee has the sole authority to approve the scope and terms of the engagement of such compensation consultant and to terminate such engagement. The mandate of the consultant is to serve the Company and work with the P&C Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, program design, market trends and technical considerations. Pay Governance has assisted the P&C Committee with the development of competitive market data and a related assessment of the Company’s executive and director compensation levels, evaluation of annual and long-term incentive compensation strategy and compilation and review of total compensation data and tally sheets (including data for certain termination and change in control scenarios) for the Company’s Named Executive Officers (as defined in “Compensation Discussion and Analysis”). As part of this process, the P&C Committee also reviewed a comprehensive analysis of peer group companies provided by Pay Governance. See, “Compensation Discussion and Analysis — Benchmarking.” Other than with respect to consulting on executive and director compensation matters, Pay Governance has performed no other services for the P&C Committee or the Company.

The P&C Committee has reviewed the independence of Pay Governance in light of SEC rules and NYSE listing standards regarding compensation consultants and has concluded that Pay Governance’s work for the P&C Committee does not raise any conflict of interest.

In 2021, the Company’s management retained Frederic W. Cook & Co., Inc. to provide support on an as-needed basis in the review of various executive compensation programs. The Company and the P&C Committee reviewed the engagement of the management consultant under the SEC disclosure rules and found that no conflicts of interest existed with respect to such engagement.

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Nominating Committee

In 2021, the Nominating Committee held five meetings. Each of the members of the Nominating Committee is a non-employee director. In addition, the Board has determined that all of the members of the Nominating Committee are independent as defined in the listing standards of the NYSE.

The Nominating Committee is responsible for, among other things: (i) identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board; (ii) recommending director nominees to the Board for election at the next annual meeting of the stockholders of the Company; (iii) in the event of a vacancy on or an increase in the size of the Board, recommending director nominees to the

Board to fill such vacancy or newly established Board seat; (iv) recommending directors to the Board for membership on each committee of the Board; (v) establishing and reviewing annually our Corporate Governance Guidelines and Code of Business Conduct and Ethics; (vi) reviewing potential conflicts of interest involving our executive officers; and (vii) overseeing sustainability issues, including as they pertain to environmental, human rights and other corporate social responsibility matters. The Nominating Committee operates under a written charter setting forth its functions and responsibilities. A copy of the current charter is available on our website at ir.lear.com or in printed form upon request.

Communications to the Board

Stockholders and interested parties can contact the Board (including the Non-Executive Chairman and non-employee directors) through written communication sent to Lear Corporation, 21557 Telegraph Road, Southfield, Michigan 48033, Attention: Harry A. Kemp, Senior Vice President, General Counsel and Corporate Secretary. Our General Counsel reviews all written communications and forwards to the Board a summary and/or copies of any such correspondence that is directed to the Board or that, in the opinion of the General Counsel, deals with the functions of the Board or Board committees or that he otherwise determines requires the Board’s or any Board committee’s attention. Concerns relating to accounting, internal accounting controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters. From time to time, the Board may change the process by which stockholders may communicate with the Board. Any such changes will be reflected in our Corporate Governance Guidelines, which are posted on our website at ir.lear.com.

Communications of a confidential nature can be made directly to our non-employee directors or the Chairman of the Audit Committee regarding any matter, including any accounting, internal accounting control or auditing matter, by submitting such concerns to the Audit Committee or the Non-Executive Chairman. Any submissions to the Audit Committee or the Non-Executive Chairman should be marked confidential and addressed to the Chairman of the Audit Committee or the Non-Executive Chairman, as the case may be, c/o Lear Corporation, P.O. Box 604, Southfield, Michigan 48037. In addition, confidential communications may be submitted in accordance with other procedures set forth from time to time in our Corporate Governance Guidelines, which are posted on our website at www.lear.com. Any submission should contain, to the extent possible, a full and complete description of the matter, the parties involved, the date of the occurrence or, if the matter is ongoing, the date the matter was initiated and any other information that the reporting party believes would assist the Audit Committee or the Non-Executive Chairman in the investigation of such matter.

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Director Compensation

The following table summarizes the annual compensation for our non-employee directors during 2021. A summary of the director compensation program and elements is presented after the table below.

2021 Director Compensation
Name	Fees Earned or Paid in Cash(1)	Stock Awards(4)	Total

Thomas P. Capo(2)	$56,250	$—	$56,250

Mei-Wei Cheng(3)	$115,000	$159,933	$274,933

Jonathan F. Foster	$137,000	$159,933	$296,933

Bradley M. Halverson	$117,000	$159,933	$276,933

Mary Lou Jepsen	$115,000	$159,933	$274,933

Roger A. Krone	$115,000	$159,933	$274,933

Patricia L. Lewis	$115,000	$159,933	$274,933

Kathleen A. Ligocki	$134,917	$159,933	$294,849

Conrad L. Mallett, Jr.	$123,750	$159,933	$283,683

Gregory C. Smith	$197,000	$279,836	$476,836
(1)

Includes cash retainer and other fees earned for service as directors in 2021. The base annual cash retainer is $115,000 and as described below, there is an additional cash retainer for the Non-Executive Chairman and the Chair of each of the Audit Committee, P&C Committee and Nominating Committee. Our directors received the following additional cash fees in 2021. Ms. Ligocki and Messrs. Foster, Halverson and Smith each received $2,000 (representing fees for two non-standing special Financing Committee meetings).

(2)

Mr. Capo, who served as the Chair of the P&C Committee, did not stand for re-election at the 2021 annual meeting, as he had reached the Company’s mandatory retirement age for directors. The fees earned by Mr. Capo represent the amounts he received prior to his retirement. Following Mr. Capo’s retirement, the Board appointed Ms. Ligocki to be the new Chair of the P&C Committee.

(3)	Mr. Cheng deferred $115,000 and Mr. Krone deferred $105,416 of their 2021 retainer fees.

(4)

As described below under the heading “Equity Compensation,” on May 20, 2021, each of our non-employee directors who were members of the Board on the date of the annual meeting received a grant of restricted stock units, which vest on the earlier of the first anniversary of the grant date and the date of the next annual meeting of stockholders that is at least 50 weeks following the immediately preceding year’s annual meeting, subject to each director’s continued service on the Board. The amounts reported in this column for each director reflect the aggregate grant date fair value determined in accordance with FASB Accounting Standards Codification™ (“ASC”) Topic 718, “Compensation-Stock Compensation.” As of December 31, 2021, each of our non-employee directors who were members of the Board on such date held the following outstanding and unvested restricted stock units: As of December 31, 2021, each of our non-employee directors who were members of the Board on such date held the following outstanding and unvested restricted stock units: Messrs. Cheng, Foster, Halverson, Krone, and Mallett, along with Dr. Jepsen and Ms. Ligocki – 875; Mr. Smith – 1,531. Messrs. Cheng and Krone, along with Ms. Ligocki, each elected to defer 100% of their 2021 restricted stock unit grants; Mr. Mallett elected to defer 80% of his 2021 restricted stock unit grant (in each case, subject to vesting of the restricted stock units).

Summary of 2021 Director Compensation

Overview

In order to attract and retain highly qualified directors to represent stockholders, our philosophy is to set compensation to be within a competitive range of non-employee director pay at comparable companies. At least every two years, the independent compensation consultant presents an analysis of director pay levels among our Comparator Group (described in “Compensation Discussion and Analysis — Benchmarking”

below) and a broader set of large companies. The most recent competitive pay study was reviewed in August 2021, and the P&C Committee determined to provide for a $15,000 increase in the grant date fair value of our annual equity award grants, starting in 2022. Based on the most recent benchmarking analysis, the director compensation is near the market median level within the Comparator Group.

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Annual Cash Retainer

The base annual cash retainer for each non-employee director under the Outside Directors Compensation Plan is $115,000. The additional cash retainer for the chairs of the P&C Committee and the Audit Committee is $20,000, the additional cash retainer for the chair of the Nominating Committee is $15,000 and the additional cash retainer for the Presiding Director, if any, is $10,000. The annual cash retainer for each non-employee director is paid in advance in equal installments on the last business day of the month. Because the Company has an independent Non-Executive Chairman, there currently is no Presiding Director.

Non-employee directors generally do not receive Board or standing committee meeting fees; however, each non-employee director is eligible to receive $1,500 for each Board meeting in excess of twelve that he/she attends in a calendar year. Meeting fees for a special committee of the Board are set by the Board at the time of the formation of the special committee and usually are set at the rate of $1,000 per meeting. Meeting fees, if any, are paid on the last business day of the month (for that month’s meeting fees).

Equity Compensation

Pursuant to the Outside Directors Compensation Plan, in addition to a cash retainer, each non-employee director receives a portion of his or her annual compensation in the form of equity compensation, which is granted each year on the date of the annual meeting of stockholders at which a director is elected or re-elected to serve on the Board. Such equity compensation is paid in the form of an annual grant of restricted stock units with a grant date value of approximately $160,000. The restricted stock unit awards will vest on the earlier of the first anniversary of the grant date and the date of the next annual meeting of stockholders that is at least 50 weeks following the immediately preceding year’s annual meeting, subject to forfeiture in the event that a director’s service on the Board ceases for any reason prior to the vesting date. As stated above, starting with the 2022 annual meeting, our directors will be eligible for an annual grant of restricted stock units with a grant date fair value of approximately $175,000, subject to the same vesting terms described immediately above.

Non-Executive Chairman Compensation

In 2021, the additional compensation for our Non-Executive Chairman, currently Mr. Smith, was an additional annual cash retainer in the amount of $80,000 and an additional annual grant of restricted stock units with a grant date value of approximately $120,000. The payment and vesting schedule for this additional annual compensation is the same as that described above.

Deferrals

A non-employee director may elect to defer receipt of all or a portion of his or her annual retainer and any meeting fees pursuant to a valid deferral election. To the extent that any such cash payments are deferred, they are credited to a notional account and bear interest at an annual rate equal to the prime rate (as defined in the Outside Directors Compensation Plan). Non-employee directors may also elect to defer all or a portion of their annual restricted stock unit grant into a stock account where, subject to and following satisfaction of the applicable vesting requirements, notional stock units are credited until distribution in the form of shares of common stock upon the pre-selected date(s).

In general, amounts deferred are paid to a non-employee director as of the earliest of:

•	the date elected by such director;

•	the date the director ceases to be a director; or

•	the date a change of control (as defined in the Outside Directors Compensation Plan) occurs.

Retainer, meeting fees and restricted cash amounts that are deferred are paid in cash in a single sum payment or, at the director’s election, in installments. Amounts of the restricted stock unit grants that are deferred are paid in the form of shares of common stock in a lump sum or installments in accordance with the director’s election.

Stock Ownership Guidelines

The Company has a long-standing practice of having stock ownership guidelines for non-employee directors. Each non-employee director must achieve a stock ownership level of a number of shares with a value equal to five times the base annual cash retainer and must hold 50% of the net shares from their annual stock grants received until they are in

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compliance with these guidelines. As of our latest measurement date (December 31, 2021), all of our non-employee directors who were directors on the measurement date (other than Mr. Cheng, who joined the Board in January 2019, Mr. Halverson, who joined the Board in June 2020, and Mr. Krone and Ms. Lewis, who joined the Board in November 2020, each of whom is in compliance with the 50% hold requirement) met the required ownership guideline level.

General

Directors who are also our employees receive no compensation for their services as directors except reimbursement of expenses incurred in attending meetings of our Board or Board committees.

Security Ownership of Certain Beneficial Owners, Directors and Management

The following table sets forth, as of March 31, 2022 (except as indicated below), beneficial ownership, as defined by SEC rules, of our common stock (including shares of common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2022) and ownership of Restricted Stock Units (“RSUs”) by the persons or groups specified. Each of the persons listed below has sole voting and investment power with respect to the beneficially owned shares listed unless otherwise indicated. The percentage calculations set forth in the table are based on 59,764,493 shares of common stock outstanding on March 25, 2022, rather than based on the percentages set forth in stockholders’ Schedules 13G or 13D, as applicable, filed with the SEC.

	Number of Shares of Common Stock Owned Beneficially	Percentage of Common Stock Owned Beneficially	Number of RSUs Owned(19)

5% Beneficial Owners:

BlackRock, Inc.(1)	7,777,143	13%	—

The Vanguard Group(2)	5,499,875	9.2%

Pzena Investment Management, LLC(3)	5,162,131	8.6%	—

Harris Associates L.P.(4)	3,403,233	5.7%	—

Named Executive Officers and Directors:

Raymond E. Scott(5)(6)(7)	184,326	*	18,964

Jason M. Cardew(5)(8)	22,996	*	27,998

Carl A. Esposito(5)(8)	21,351	*	52,193

Frank Orsini(5)(8)	46,427	*	36,502

Thomas A. DiDonato(5)(6)	48,759	*	4,025

Mei-Wei Cheng(7)(9)	3,928	*	—

Jonathan F. Foster(7)(10)	9,309	*	—

Bradley M. Halverson(7)(11)	2,239	*	—

Mary Lou Jepsen(7)(12)	6,961	*	—

Roger A. Krone(7)(13)	1,454	*	—

Patricia L. Lewis(7)(14)	1,454	*	—

Kathleen A. Ligocki(7)(15)	16,421	*	—

Conrad L. Mallett, Jr.(7)(16)	11,284	*	—

Gregory C. Smith(7)(17)	15,422	*	—

Total Executive Officers and Directors as a Group (18 individuals)(18)	401,908	*	164,067

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*	Less than 1%

(1)

Information contained in the table above and this footnote is based on a report on Schedule 13G/A filed with the SEC on January 27, 2022 by BlackRock, Inc. (“BlackRock”). BlackRock is the beneficial owner of 7,777,143 shares, with sole dispositive power as to all such shares and sole voting power as to 7,258,887 shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from, the sale of the Company’s common stock. No one person’s interest in the Company’s common stock is more than five percent of the total outstanding common stock. BlackRock’s principal place of business is 55 East 52nd Street, New York, New York 10055.

(2)

Information contained in the table above and this footnote is based on a report on Schedule 13G/A filed with the SEC on February 10, 2022 by The Vanguard Group (“Vanguard”). Vanguard is the beneficial owner of 5,499,875 shares, with sole dispositive power as to 5,368,380 such shares, shared dispositive power as to 131,495 such shares and shared voting power as to 57,850 such shares. Vanguard’s principal place of business is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)

Information contained in the table above and this footnote is based on a report on Schedule 13G/A filed with the SEC on January 20, 2022 by Pzena Investment Management, LLC (“Pzena”). Pzena is the beneficial owner of 5,162,131 shares, with sole dispositive power as to all such shares and sole voting power as to 4,516,321 shares. Pzena’s principal place of business is 320 Park Avenue, 8th Floor, New York, New York 10022.

(4)

Information contained in the table above and this footnote is based on a report on Schedule 13G/A filed with the SEC on February 11, 2022 by Harris Associates L.P. and Harris Associates Inc. (collectively, “Harris”). By reason of advisory and other relationships with the person who owns the shares, Harris may be deemed to be the beneficial owner of 3,403,233 shares, with sole voting power as to 3,373,653 shares and sole dispositive power over all such shares. Harris’ principal place of business is 111 S. Wacker Drive, Suite 4600, Chicago, Illinois 60606.

(5)	The individual is a Named Executive Officer.

(6)

Messrs. Scott and DiDonato are retirement-eligible and therefore each qualifies for accelerated vesting of all of his time-vesting Career Shares and RSUs that would have vested if the date of retirement had been 24 months later than it actually occurred. As a result, Mr. Scott’s share ownership includes 44,633 time-vesting Career Shares and 22,662 unvested RSUs and Mr. DiDonato’s share ownership includes 9,538 time-vesting Career Shares and 5,382 unvested RSUs (all RSUs awarded more than one year prior to the record date). Each of Messrs. Scott and DiDonato’s time-vesting Career Shares and unvested RSUs would be forfeited only if he were terminated for “cause” pursuant to the terms of his employment agreement. Messrs. Scott and DiDonato’s respective share ownership also includes 52,791 and 12,539 shares of common stock, respectively, that each person has the right to acquire pursuant to stock options that are currently exercisable.

(7)	The individual is a director.

(8)

Messrs. Cardew, Esposito and Orsini are not yet retirement-eligible, and thus, their share ownership does not include any unvested Career Shares or RSUs. If they remain employed by the Company, Messrs. Cardew, Esposito and Orsini will become retirement-eligible on June 29, 2025, September 1, 2026, and April 2, 2027, respectively. Messrs. Cardew, Esposito and Orsini’s respective share ownership also includes 12,275, 11,030, and 15,084 shares of common stock, respectively, that each person has the right to acquire pursuant to stock options that are currently exercisable.

(9)

For Mr. Cheng, the information contained in the table above includes 2,453 deferred stock units, which are fully vested and convert into shares of common stock on a 1-for-1 basis upon the earliest of the director’s departure from the Board, a change in control or the pre-established date elected by the director. The table also includes 875 restricted stock units vesting on May 20, 2022, within 60 days following the record date, which will be deferred upon vesting in accordance with the director’s election.

(10)	For Mr. Foster, the information contained in the table above includes 875 restricted stock units vesting on May 20, 2022, within 60 days following the record date.

(11)	For Mr. Halverson, the information contained in the table above includes 875 restricted stock units vesting on May 20, 2022, within 60 days following the record date.

(12)	For Dr. Jepsen, the information contained in the table above includes 875 restricted stock units vesting on May 20, 2022, within 60 days following the record date.

(13)

For Mr. Krone, the information contained in the table above includes 875 restricted stock units vesting on May 20, 2022, within 60 days following the record date, which will be deferred upon vesting in accordance with the director’s election.

(14)	For Ms. Lewis, the information contained in the table above includes 875 restricted stock units vesting on May 20, 2022, within 60 days following the record date.

(15)

For Ms. Ligocki, the information contained in the table above includes 12,560 deferred stock units, which are fully vested and convert into shares of common stock on a 1-for-1 basis upon the earliest of the director’s departure from the Board, a change in control or the pre-established date elected by the director. The table also includes 875 restricted stock units vesting on May 20, 2022, within 60 days following the record date, which will be deferred upon vesting in accordance with the director’s election.

(16)

For Mr. Mallett, the information contained in the table above includes 9,820 deferred stock units, which are fully vested and convert into shares of common stock on a 1-for-1 basis upon the earliest of the director’s departure from the Board, a change in control or the pre-established date

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elected by the director. The table also includes 875 restricted stock units vesting on May 20, 2022, within 60 days following the record date, a portion of which will be deferred upon vesting in accordance with the director’s election.

(17)

For Mr. Smith, the information contained in the table above includes 1,531 restricted stock units vesting on May 20, 2022, within 60 days following the record date. The table also includes 13,891 shares of common stock held in Ann Cournoyer Smith Irrev Trust for the benefit of Mr. Smith’s children of which Mr. Smith is the trustee.

(18)	Includes Alicia Davis, Amy Doyle, Harry Kemp and Marianne Vidershain.

(19)

Includes, as of March 31, 2022, time-vesting Career Shares and unvested RSUs owned by our executive officers. These time-vesting Career Shares and unvested RSUs are subject to all of the economic risks of stock ownership but may not be voted or sold and are subject to vesting provisions as set forth in the respective grant agreements.

Delinquent Section 16(a) Reports

Based upon our review of reports filed with the SEC and written representations that no other reports were required, we believe that all of our directors, executive officers and beneficial owners of more than ten percent of our equity securities complied with the reporting requirements of Section 16(a) of the Exchange Act during 2021, with the exception of: (i) a late Form 4 filing for Marianne Vidershain, Vice President and Treasurer, for the vesting of restricted stock units on September 1, 2021, due to an inadvertent administrative error and (ii) a late Form 4 filing for Carl Esposito, Senior Vice President and President, E-Systems, for the vesting of restricted stock units on September 3, 2021, due to an inadvertent administrative error.

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COMPENSATION DISCUSSION AND ANALYSIS

The following discusses the material elements of the compensation for our Chief Executive Officer (CEO), Chief Financial Officer (CFO) and each of the other executive officers listed in the “2021 Summary Compensation Table” (collectively, the “Named Executive Officers” or “NEOs”) during the year ended December 31, 2021. To assist in understanding compensation for 2021, we have included a discussion of our compensation policies and practices for periods before and after 2021 where relevant. To avoid repetition, in the discussion that follows we make cross-references to specific compensation data and terms for our Named Executive Officers contained in “Executive Compensation.” In addition, because we have a global team of managers in 38 countries, our compensation program is designed to provide some common standards throughout the Company and, therefore, much of what is discussed below applies to executives in general and is not limited specifically to our Named Executive Officers.

Named Executive Officers

Our Named Executive Officers for 2021 are:

Raymond E. Scott, President and Chief Executive Officer

Jason M. Cardew, Senior Vice President and Chief Financial Officer

Frank C. Orsini, Executive Vice President and President, Seating

Thomas A. DiDonato, Senior Vice President and Chief Administrative Officer

Carl A. Esposito, Senior Vice President and President, E-Systems

Executive Summary

Business Highlights

We are a global automotive technology leader in Seating and E-Systems that enables superior in-vehicle experiences for consumers around the world. We supply seating, electrical distribution and connection systems, and electronic systems to all of the world’s major automotive manufacturers. At Lear, we are Making every drive better™ by providing the technology for safer, smarter, and more comfortable journeys, while adhering to our values — Be Inclusive. Be Inventive. Get Results the Right Way.

Lear, headquartered in Southfield, Michigan, employs a diverse team of talented employees in 38 countries and is driven by a commitment to innovation, operational excellence, and sustainability. We have 253 manufacturing, engineering and administrative locations globally, with 61% of our manufacturing facilities and 85% of our employees located in low cost countries. We are continuing to grow our business in all automotive producing regions of the world, both organically and through complementary acquisitions. We have an executive compensation program that is generally market-median based for achievement of targets with the opportunity to earn more (or less) commensurate with the Company’s performance.

Our overarching objective is to maximize stockholder value by delivering profitable growth while balancing risk and returns, maintaining a strong balance sheet with investment grade credit metrics, and delivering superior shareholder returns over the long term. Critical to achieving this objective is a highly qualified global team that is strongly motivated to execute our strategy, while navigating uncertainty, through market-competitive pay programs that emphasize at-risk, performance-based pay over annual and multi-year periods and hold employees accountable for delivering our financial, operational and strategic goals.

Resilience During the Continued Global Pandemic

Considering the significant challenges in 2021, which were not fully anticipated when our budget and operating plans were approved by our Board in November 2020, the Lear team delivered solid financial results. In many areas, our results were above 2020 performance, despite multiple challenges in the macro-environment including component shortages impacting industry production volumes, extraordinary increases in commodity costs, in particular the cost of steel which increased to record levels in North America in 2021, and other ongoing challenges driven by the COVID-19

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pandemic. Operating conditions also drove higher working capital levels in 2021 due to the severe shortage of semiconductor parts, which led to frequent and unpredictable fluctuations in customer volumes. Customer orders were often materially different from their actual purchases. In many instances, customers would order product, but then suspend production on short notice due to supply chain shortages. As a result, inventory levels during 2021 were elevated and working capital fluctuations were not consistent with historical working capital patterns which had an adverse impact on our free cash flow. We expect our working capital levels to return to historical levels when industry conditions and production patterns normalize.

Our leadership position in operational excellence and strong product capabilities drove new business wins in 2021. In addition to significant new business launched in 2021, our leading position on luxury, large sport utility and pick-up trucks resulted in significant sales growth over market. We continue to invest in innovation and technology to further strengthen our competitive position. During these challenging times, we remain focused on supporting our customers and positioning our company to capitalize on opportunities when the industry recovers.

Highlights of our 2021 performance and recent significant events include the following:

•	We achieved full-year sales of $19.3 billion in 2021, resulting in 8 percentage points of growth over market excluding the impact of foreign exchange, commodity cost pass-through and acquisitions.*

•	We increased core operating earnings 35% to $826 million and adjusted earnings per share 49% to $7.94 in 2021.**

•	We generated free cash flow of $85 million in 2021.**

•	We received over 100 awards from global customers, industry organizations and publications for ESG initiatives, operational excellence, innovation, quality and safety, including receiving the most J.D. Power quality awards in Seating and three Automotive News PACE awards for innovation in E-Systems and Seating.

•	We improved our financial flexibility by increasing our revolving credit facility to $2 billion and extending its maturity by more than two years, issuing new lower cost debt and extending our debt maturities.

•	We restored our quarterly dividend to the pre-pandemic level of $0.77 per share in the fourth quarter of 2021 and returned $207 million of cash to shareholders through dividends and share repurchases in 2021.

•	We increased our just-in-time seating market share to 25% in 2021 from 23% in 2020.

•	We increased the 2022 to 2024 sales backlog to $3.3 billion. The three-year backlog includes approximately $1 billion of conquest business in Seating and future sales growth on battery electric vehicles in both of our business segments.

•	We are accelerating growth in connection systems in E-Systems through the acquisition of M&N Plastics, the formation of our Hu Lane joint venture and the establishment of a partnership with IMS Connector Systems.

•	We are expanding our capabilities in Seating thermal comfort systems through the acquisition of substantially all of Kongsberg Automotive’s Interior Comfort Systems business unit (completed on February 28, 2022).

•	The Company’s total return to stockholders for the five-year period ended December 31, 2021 was 49%.

*

Growth over market is calculated by comparing the change in sales compared to the change in industry production, both metrics are versus the prior year. The change in sales excludes the impact of foreign exchange, commodity cost pass-through and acquisitions. The change in industry production is calculated on a Lear sales-weighted basis by using Lear’s prior year regional sales mix.

**

Core operating earnings, adjusted earnings per share and free cash flow are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). For more information regarding our non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures, see Appendix A, “Reconciliation of Non-GAAP Financial Measures.”

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Highlights

Incentive payouts are directly commensurate with our financial results and earned equity awards are also subject to changes in our stock price over a multi-year period. In 2021, we had three performance-based incentive cycles covering different time periods that were completed, as summarized below (detailed discussion follows later in this Compensation Discussion and Analysis):

•	As shown below, the annual incentive was earned at 100% of target, reflecting our performance (including certain adjustments as described on page 43) against 2021 Adjusted Operating Income and Free Cash Flow goals

•	As shown below, the 2019-2021 cycle of long-term Performance Shares was earned at 74% of the targeted level based on achievement (including certain adjustments as described on page 44) of the Adjusted Pretax Income and Return on Invested Capital (“ROIC”) three-year goals

•	The November 1, 2020 to December 31, 2021 cycle of performance-based Career Shares was earned at 100% of the targeted level based on achievement of the Liquidity, Sales Backlog and relative TSR goals outlined below. These earned shares are subject to an additional vesting period of two years and then a further holding requirement, which is typically until retirement (with distribution the later of age 62 or the vesting date)

2021 Annual Incentive Program

2019-2021 Performance Shares

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COMPENSATION DISCUSSION AND ANALYSIS

2020 Performance-Based Career Shares

a

(See “Pay for Performance,” “Annual Incentives” and “Long-Term Incentives” below for more information regarding these financial measures.)

•	Long-term incentive awards granted in January 2021 to our Named Executive Officers were solely in the form of equity to directly link the interests of our executives with those of our stockholders. We awarded Performance Shares (weighted 60%), which require achievement of financial and TSR goals over a three-year period, stock options (weighted 20%) and RSUs (weighted 20%)

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COMPENSATION DISCUSSION AND ANALYSIS

As part of a market-based pay program, we maintain many design features and corporate governance practices to ensure a strong link between executive pay, Company performance and stockholder interests:

WHAT WE DO	WHAT WE DON’T DO

Pay Program Aligned with Business Strategy (see pages 36, 41 to 46)

Balanced Mix of Performance Measures (see pages 39 to 40)

Relative TSR Performance Metric for 2020 and 2021 Performance Share Grants (see pages 43 to 44)

High Percentage of Performance-Based Pay (see the charts below and pages 37, 39 and 41)

Vary Incentive Payouts Commensurate with Results (see pages 34 to 35)

Robust Stock Ownership Guidelines (see page 46)

Equity Retention Requirement (see page 46)

Annual Market Practices and Compensation Risk Review (see pages 37 to 38 and 63 to 64)

Clawback of Incentive Compensation (see page 47)

Independent Compensation Consultant for P&C Committee (see pages 25, 27 and 37 to 39)

Holding Period for Career Shares (see pages 45 and 51 to 52)

No Excise Tax Gross-Ups (see page 47)

No Guarantee of Regular Incentive Plans (see pages 34 to 35 and 36)

No Single-Trigger Change in Control Severance Benefits (see pages 47 and 59 to 63)

No Single-Trigger Change in Control Vesting of Equity Awards (see pages 47 and 59 to 63)

No Hedging or Pledging of Company Stock (see pages 47 and 65)

No Repricing of Stock Option Awards

2021 Target Pay Mix for CEO and Other NEOs

2021 Target Total Direct Compensation Allocation (Assuming Performance-Based Components at Target and not including Career Shares)

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COMPENSATION DISCUSSION AND ANALYSIS

We will continue to monitor our executive compensation programs and consider appropriate modifications that will allow us to drive achievement of our business strategy and targeted financial results, meet our talent needs and maintain fully competitive compensation programs and practices to maximize long-term stockholder value.

Pay-Performance Alignment

The executive compensation program is designed to drive execution of our business strategy by strongly aligning pay opportunities with performance outcomes. The P&C Committee considers multiple perspectives in assessing the achievement of this critical objective, including a multi-year history of incentive payouts as a percentage of target, financial and TSR results, and the NEOs’ pay relative to the Comparator Group (as defined below). These analyses found that relative to the Comparator Group:

1.	The Named Executive Officers’ target pay levels are in the competitive range of market median, on average, with an emphasis on performance-based pay opportunities.

2.

Lear’s incentive plan performance measures are well-aligned to its business strategy, correlative to TSR and are generally consistent with the measures used by the Comparator Group (and the broader industrial market).

3.	Lear’s annual incentive and performance share payouts are aligned with performance relative to the Comparator Group.

Consistent with the Company’s pay-for-performance philosophy, challenging goals are set for the annual incentive and performance share award opportunities. As such, in some years, payouts will be above target (when our results exceed the target for the performance period), and in other years, payouts will be below target (when our results are below the target for the performance period). Our last three completed incentive cycles reflect this pay-performance alignment with payouts varying commensurate with results. Due to the challenges during this time, payouts have ranged from 22% to 100% of target.

•	Annual incentive payouts: 2019, 61% of target, 2020, 60% of target and 2021, 100% of target

•	Performance Share payouts: 2017-19, 86% of target, 2018-20, 22% of target and 2019-21, 74% of target

Our typical pay administration approach for promoted executives is to move target pay levels to market median over several years while emphasizing at-risk, performance-based incentive award opportunities. For example, relative to 2019 target pay, the CFO’s 2021 target pay was increased to move closer to market median. The majority of the increased target pay opportunity was provided in at-risk performance share award opportunities which can be earned for results over the three-year period 2021 to 2023, and stock options.

The actual values realized, if any, from performance share award opportunities and stock options can vary significantly (due to performance and the Company’s stock price) from the grant amounts shown in the Summary Compensation Table (Stock Awards and Option Awards columns). This is reflected in the CEO’s target pay mix, with 90% of total pay at-risk and 60% of total pay from performance share and stock option award opportunities.

2021 Advisory Vote on Executive Compensation

The P&C Committee reviewed the results of the 2021 stockholder advisory vote on NEO compensation and incorporated the results as one of the many factors considered in connection with the discharge of its responsibilities. Since a substantial majority (97%) of our stockholders voting at the annual meeting approved the compensation program described in our 2021 Proxy Statement, the P&C Committee did not implement changes to our executive compensation program as a direct result of the stockholders’ advisory vote.

Benchmarking

The P&C Committee targets base salaries, annual incentive awards, long-term incentive awards and total direct compensation of our NEOs and other executive officers on average to be within a competitive range (i.e., +/- 10%) of the median of the Company’s comparator group (the “Comparator Group”) and other comparably sized companies in the same general industry. In addition to reviewing annual pay benchmarking, other factors (including our business strategy, talent needs, executives’ experience levels and cost) are considered in setting target pay. Actual compensation relative to target pay opportunities will vary based on performance and, for long-term incentive awards, the value of common stock at payment.

2022 Proxy Statement	|	37

COMPENSATION DISCUSSION AND ANALYSIS

The criteria used to select the 18 peer companies in our Comparator Group focused on automotive parts and equipment, industrial machinery, heavy trucks and other durable goods manufacturing companies, generally with the following specifics: (i) annual revenues typically ranging from 0.5 times to 2.0 times the Company’s revenues; (ii) global companies typically with U.S. headquarters; (iii) market capitalization typically ranging from 0.2 times to 5.0 times the

Company’s market capitalization; and (iv) companies that are considered by independent proxy advisors to be the Company’s proxy peers. The Company supplements its review of the Comparator Group with a broader survey of general industrial companies (not individually selected or identified) for benchmarking of executive compensation levels and, as appropriate, compensation design practices.

The companies in the Comparator Group for 2021 are shown below. The revenues for this group in their most recently reported fiscal year ranged from $12.4 billion to $44.0 billion, with a median of $17.8 billion. Lear’s revenues for 2021 were $19.3 billion.

2021 Comparator Group
Adient plc	Eaton Corporation plc	Magna International Inc.	Tenneco Inc.
Aptiv PLC	Emerson Electric Co.	Navistar International Corporation	Textron Inc.
BorgWarner Inc.	Goodyear Tire & Rubber Company	PACCAR Inc.	Whirlpool Corporation
Cummins Inc.	Illinois Tool Works Inc.	Parker-Hannifin Corporation
Deere & Company	L3Harris Technologies, Inc.	TE Connectivity Ltd.

The above companies were used to inform the officer target pay changes made in May 2021. At this same meeting, the

Committee decided to remove Navistar, which was acquired, from the peer group for future pay benchmarking.

Total Compensation Review

The P&C Committee annually reviews key elements of our executive compensation program, including materials setting forth the various components of compensation for our Named Executive Officers and a summary of market practices and emerging trends, and discusses potential implications to the Company in the context of our business strategy and talent needs. This includes a specific review of dollar amounts for pay elements and potential payment obligations under our executive employment agreements, including an analysis of the resulting impact created by a change in control of the Company. The P&C Committee reviews total compensation summaries or tally sheets for our Named Executive Officers on an annual basis. Tally sheets provide for an overall assessment of our compensation program while ensuring the proper linkage to financial performance and stockholder interests. In addition, although each component is assessed independently, the total complement of the components must work in harmony to achieve a proper balance, which, in turn, helps manage compensation risk. We also annually complete a comprehensive compensation risk assessment with assistance from our outside legal counsel and Pay Governance.

Role of Management in Setting Compensation Levels

Our human resources staff supports the P&C Committee in its work. They also work with compensation consultants, whose engagements have been approved by the P&C Committee, and with accountants, legal counsel and other advisors, as necessary, to implement the P&C Committee’s decisions, to monitor evolving competitive practices and to make compensation recommendations to the P&C Committee. The P&C Committee has engaged Pay Governance as its independent compensation consultant to assist with the ongoing review of our executive and director compensation programs and to ensure that our programs are competitive and appropriate given the Company’s objectives and prevailing market practices. For most compensation topics for which the P&C Committee is responsible, it has directed Pay Governance to work with management to develop recommendations that reflect the P&C Committee’s objectives for the compensation program. Pay Governance performs no other services for the Company. The P&C Committee has final authority to approve, modify or reject these recommendations and to make its decisions in executive session. Our President and CEO provides input with respect to compensation of the executive officers (other than himself) but is otherwise not involved in decisions of the P&C Committee affecting the compensation of our executive officers. While our CFO, General Counsel, Senior Vice President and Chief Administrative Officer and other members of our human

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COMPENSATION DISCUSSION AND ANALYSIS

resources management attend such meetings to provide information, present materials to the P&C Committee and answer related questions, they are not involved in decisions of the P&C Committee affecting the compensation of our executive officers. The P&C Committee typically meets in executive session after each of its regularly scheduled meetings to discuss executive compensation and make decisions.

Discretion of P&C Committee

The P&C Committee generally has the discretion to make awards under the Annual Incentive Plan (“AIP”) and the 2019 Long-Term Stock Incentive Plan (and, prior to our 2019 Annual Meeting, our 2009 Long-Term Stock Incentive Plan) (the “LTSIP”) to our executive officers, including the NEOs. In addition, under the AIP and the LTSIP, the P&C Committee retains the authority to provide for adjustments to the financial measures utilized for annual and long-term incentive awards, such as excluding the impact of gains or losses on the sale of assets, the effects of changes in accounting principles or the application thereof, or unusual or non-recurring items, including the impact of significant differences from the assumptions contained in the financial budget upon which the applicable performance targets were established.

Any such adjustments to financial measures are intended to better reflect the actual performance of approximately 7,000 AIP and over 100 Performance-Vested LTI Award participants, align award payments with decisions that support the Company’s long-term financial plan and strategies, avoid unintended inflation or deflation of awards due to unusual or non-recurring items during the performance period, and emphasize the Company’s preference for long-term, sustainable growth.

Adjustments are limited in number and, when considered and applied, take into account our overarching objectives of ensuring strong alignment of pay decisions and Company performance results in support of stakeholder value creation and talent attraction, retention and motivation.

Executive Compensation Objectives and Core Elements

The objectives of our compensation program are to:

•	link executive pay to Company performance;

•	optimize profitability, cash flow and revenue growth, as well as return on investment;

•	link the interests of management with those of stockholders;
•	align management’s compensation with our business strategy and compensation philosophy;

•	promote teamwork within our group of global managers (our “One Lear” concept); and

•	attract, reward and retain the best executive talent.

To achieve these objectives, we provide a total compensation program for executive officers that consists of base salary, annual and long-term incentive award opportunities, which are summarized below for 2021, as well as certain benefits (covered later).

Element	Purpose	Performance Measure(s)	Fixed vs. Variable	Cash vs. Equity	Payout Range

Base Salary	Provide a competitive rate of pay to attract, motivate and retain executive officers of the Company	Individual performance, responsibilities, experience, time in position and critical skills	Fixed	Cash	n/a

2021 AIP	Align a portion of annual pay to performance against key goals and objectives for the year	Adjusted Operating Income (1/2) Free Cash Flow (1/2)	Variable	Cash	0-200% of target

Performance Shares under LTSIP (2021-2023)	Align executive pay with long-term stockholder interests through equity-based compensation tied to key performance metrics of the Company over a three-year period	Annual Adjusted Pretax Income (2/3) Relative TSR (1/3)	Variable	Equity	0-200% of target number of shares; Performance Share value fluctuates with stock price movement

RSUs under LTSIP	Align executive pay with long-term stockholder interests through equity-based compensation	Stock price alignment	Variable	Equity	Fluctuates with stock price movement

Stock Options under LTSIP	Align executive pay with long-term stockholder interests through equity-based compensation	Stock price alignment	Variable	Equity	100% of grant value fluctuates with stock price movement

2022 Proxy Statement	|	39

COMPENSATION DISCUSSION AND ANALYSIS

The P&C Committee routinely reviews the elements noted above. In general, the P&C Committee monitors compensation levels to ensure that a higher proportion of an executive’s total compensation is awarded in the form of variable and performance-based components (dependent on

Company performance) as the executive’s responsibilities increase.

Narrative descriptions of the individual elements of compensation are included below.

Base Salary

Base salaries for our NEOs are targeted, on average, around the median level for comparable positions based on market benchmarking, as well as a review of scope, duties and responsibilities, along with performance, experience and internal equity. Merit increases in base salary for our senior executives are also determined by the results of the Board’s annual leadership review. At this review, our CEO assesses the performance of our top executives and presents his perspectives to our Board. Our CEO’s base salary and total compensation are reviewed by the P&C Committee following the annual CEO performance review. Generally, in February of each year, the CEO and P&C Committee reach agreement on his goals and objectives for the upcoming year, and the P&C Committee evaluates his performance for the prior year against the prior year’s agreed goals and objectives. Our CEO has traditionally received a lower percentage of his total compensation in the form of fixed amounts like base salary relative to our other executives in order to link more closely his compensation to the performance of the Company.

The P&C Committee approved base salary increases in May 2021. The 2020 and 2021 base salaries of our NEOs are summarized in the table below and reflect performance/merit-based increases in 2021 (Mr. Cardew’s salary increase was higher to move his salary closer to the market median, which reflects a multi-year pay transition following his promotion to CFO in November 2019):

Base Salaries
	2020 Base Salary Rate	2021 Base Salary Rate (Effective May 1, 2021)	% Change
Raymond E. Scott	$1,200,000	$1,270,000	6%
Jason M. Cardew	$700,000	$824,000	18%
Frank C. Orsini	$800,000	$824,000	3%
Thomas A. DiDonato	$700,000	$721,000	3%
Carl A. Esposito	$650,000	$700,000	8%

For 2022, as of March 1, the annual base salaries for our NEOs remain unchanged from the 2021 annual base salary rates.

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COMPENSATION DISCUSSION AND ANALYSIS

2021 Incentive Programs

Pay for Performance

All of the annual incentive opportunity and the majority (80%) of the long-term incentive opportunity are determined based on specific performance measures that drive achievement of our business strategy while ensuring sharp focus on critical results or that only have value if our stock price appreciates. In addition, as part of the Company’s long-term strategy for providing retirement benefits, the Company has historically granted time-based Career Shares, including in 2021. In order to drive profitable growth with efficient capital management, we selected complementary performance measures (which assess earnings and capital management over annual or three-year periods, as well as relative TSR) to use in our incentive plans for 2021:

Measure	Plan	Weighting	Background

Adjusted Operating Income	AIP	1/2

•  Pretax income before equity income, interest, other expense, restructuring costs and other special items

•  Adjusted Operating Income is a well understood operating metric that can be influenced by all levels of employees of the Company

•  Provides motivation to maximize earnings from current operations

Free Cash Flow	AIP	1/2

•  Net cash provided by operating activities, less capital expenditures, excluding certain transactions.

•  Free Cash Flow is a well understood operating metric that can be influenced by all levels of employees of the Company.

•  Provides motivation to maximize cash flow through earnings and appropriate management of working capital and investments.

Annual Adjusted Pretax Income	LTSIP	2/3rd for Performance Shares

•  Annual adjusted net income for each year in the performance period (2021, 2022 and 2023) before a provision for income taxes, excluding certain transactions.

•  Focuses on earnings generated from products sold, encouraging profitable revenue growth and efficient management of costs over time.

•  Performance results for each year are independently assessed to calculate an annual payout factor, which is averaged to determine the three-year payout.

Relative TSR	LTSIP	1/3rd for Performance Shares

•  Relative TSR for the 2021 Performance Share awards for the three-year performance period (2021-2023) based on the three-year TSR achieved by the Company relative to the three-year TSR achieved by a group of auto suppliers and industrial companies over the performance period (starting TSR assessment period in December 2020 compared to ending TSR assessment period in December 2023).

•  Focuses on alignment of executive pay with value creation for our shareholders relative to our peers.

•  Target award earned for median relative TSR, which aligns to target pay opportunities set at median, with maximum award of 200% of target for relative TSR of at least 75th percentile. However, awards are capped at target if the Company’s TSR is negative for the assessment period.

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COMPENSATION DISCUSSION AND ANALYSIS

Annual Incentives

Our NEOs and nearly 7,000 other employees are eligible to participate in the AIP, which provides annual cash incentive award opportunities based upon the achievement of financial performance goals important to the Company’s success. Awards, if earned, are typically paid early in the following year based on our performance achieved in the prior fiscal year.

Target Annual Incentive.    Each NEO is assigned an annual target opportunity under the AIP expressed as a percentage of such officer’s base salary. An executive’s target annual incentive percentage generally increases as his or her ability to affect the Company’s performance increases. Consequently, as an executive’s responsibilities increase, his or her variable compensation in the form of an annual incentive, which is dependent on Company performance, generally makes up a larger portion of the executive’s total compensation.

For 2021, the target annual incentive opportunity for each of Messrs. Scott, Orsini, DiDonato, Cardew and Esposito was

150%, 100%, 100%, 100% and 80%, respectively, of their base salaries.

Financial Measures.    Our 2021 AIP, which was approved in November 2020, utilized Adjusted Operating Income and Free Cash Flow because they are highly visible and important measures of operating performance that are relied upon by investors. The goals applicable to the 2021 AIP were set based on the Board-approved budget, with the target goals (set as a range) reflecting a level of performance which at the time was anticipated to be challenging but achievable; the threshold goals reflecting a level of performance at which the P&C Committee believed a portion of the award should be earned; and the maximum goals being set well above target, requiring significant achievements and reflecting performance at which the P&C Committee believed a 200% target award was warranted.

Payouts. Our actual 2021 Adjusted Operating Income and Free Cash Flow (as reflected in the charts above under the heading “Executive Summary — Executive Compensation Highlights — 2021 Annual Incentive Program”) resulted in annual incentive awards being earned at 100% of target, as shown below for each NEO. In determining the payouts of the 2021 Annual Incentive Program, consistent with our pay-for-performance philosophy of providing incentive payouts for delivering operating results, the P&C Committee deemed it appropriate to exclude a portion of the estimated impact of the extraordinary increase in commodity costs and the adverse impact to working capital as a result of the severe shortage of semiconductor parts, which led to frequent and unpredictable fluctuations in customer volumes, from our financial performance results as significant unplanned, unbudgeted items. Similarly, the P&C Committee excluded the impact of acquisitions made during 2021, which would have increased financial performance results and corresponding payouts, as significant unplanned, unbudgeted items. Factoring in such exclusions, 2021 Adjusted Operating Income was slightly above the target range and 2021 Free Cash Flow was slightly below the target range (see the charts above under the heading “Executive Summary – Executive Compensation Highlights – 2021 Annual Incentive Program” for our Adjusted Operating Income and Free Cash Flow results). Financial results, on a weighted average basis, for these metrics earned payouts at the target level and reflected improvement in Adjusted Operating Income (measure used in both years) relative to 2020 (2021 of $958 million versus 2020 of $614 million).

2021 Annual Incentives
	Target Opportunity (as % of Base)	Target Amount(1)	Results	2021 Incentive Amount(2)
Raymond E. Scott	150%	$1,905,000	100%	$1,905,000
Jason M. Cardew	100%	$824,000	100%	$824,000
Frank C. Orsini	100%	$824,000	100%	$824,000
Thomas A. DiDonato	100%	$721,000	100%	$721,000
Carl A. Esposito	80%	$560,000	100%	$560,000
(1)	Reflects target opportunity as a percentage of full 2021 base salary.

(2)	The 2021 Incentive amount represents the amount actually earned, which is calculated as the Target Amount multiplied by the Actual Performance (100%).

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COMPENSATION DISCUSSION AND ANALYSIS

Changes for 2022 Annual Incentive Plan

In late 2021, the P&C Committee determined to reallocate the weighting of its performance metrics for the 2022 AIP. Adjusted Operating Income makes up 80% of the 2022 AIP

(up from 50% in the 2021 AIP), while Free Cash Flow makes up 20% of the 2022 AIP (down from 50% in the 2021 AIP). The 2022 AIP bonus will be paid in early 2023.

Long-Term Incentives

The long-term incentive component of our executive compensation program is designed to provide our senior management with performance-based award opportunities, to drive superior long-term performance and to align the interests of our senior management with those of our stockholders. To achieve these goals, we have adopted a “portfolio” approach that recognizes the strengths and weaknesses that various forms of long-term incentives provide.

2021 Awards.    In November 2020, the P&C Committee approved certain changes to the long-term equity incentive compensation program for the January 2021 awards. The Performance Shares granted in 2021 are earned based on two performance measures, the three-year average of Annual Adjusted Pretax Income (two-thirds of the award), in lieu of Cumulative Adjusted Pretax Income (which had been used in prior years), and three-year results for Relative TSR (one-third of the award). Annual Adjusted Pretax Income goals and performance will be set and measured annually, with final award payouts being determined based on the three-year average results. In addition, the P&C Committee granted stock options as part of the January 2021 award opportunity, resulting in a grant mix of approximately 60% Performance Shares, 20% time-based RSUs, and 20% non-qualified stock options. The use of Annual Adjusted Pretax Income goals set at the start of each year, instead of a cumulative goal with each annual component set at the start of each of the three years in the performance period, was implemented due to the ongoing uncertainty of the pandemic and persisting supply chain impairments that have created extreme volatility in pricing, availability and logistics for key components in our products and the production schedules of our customers. The long-term nature of the award opportunity is maintained with three-year cliff vesting for the majority of the award.

Effective as of January 1, 2021, the target value of the 2021 long-term incentive opportunities for Mr. Cardew was increased from 270% to 300% of his annual base salary.

The specific amounts and terms of the 2021 long-term incentive awards are shown in and following the “2021 Grants of Plan-Based Awards” table below. The target levels of Annual Adjusted Pretax Income and Relative TSR performance for the Performance Shares were set by reference to the Board-approved budget in November 2020 based on the forecast for the period reflecting a level of performance which at the time was anticipated to be challenging, but achievable. The threshold level was set to be reflective of performance at which the P&C Committee believed a portion of the award opportunity should be earned. The maximum level was set significantly above the target, requiring significant achievements and reflecting performance at which the P&C Committee believed a 200% target award was warranted.

The Relative TSR peer group for these awards is as follows:

2021-2023 Performance Shares – Relative TSR Peer Group
Adient plc	Cooper-Standard Holdings Inc.	Goodyear Tire & Rubber Co.	Valeo SA
Allison Transmission Holdings, Inc.	Cummings Inc.	LCI Industries	Visteon Corporation
American Axle & Mfg. Holdings, Inc.	Dana Incorporated	Magna International Inc.
Aptiv PLC	Dorman Products, Inc.	Meritor, Inc.
Autoliv, Inc.	Eaton Corporation plc	Modine Manufacturing Company
BorgWarner Inc.	Faurecia S.A.	PACCAR Inc.
Continental Aktiengesellschaft	Gentex Corporation	Standard Motor Products, Inc.
Cooper Tire & Rubber Co.	Gentherm Incorporated	Tenneco Inc.

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COMPENSATION DISCUSSION AND ANALYSIS

Vesting of 2019 Performance Share Awards.    In 2019, each of our Named Executive Officers received grants of Performance Shares for the 2019-2021 performance period, with performance vesting terms based on Adjusted ROIC and Cumulative Adjusted Pretax Income, which are assessed separately, subject to a Relative TSR Modifier. The RSUs that were granted at the same time as the 2019 Performance Shares (which represented 25% of the total equity award value at target) vested in January 2022.

The threshold, target, maximum and actual Adjusted ROIC and Cumulative Adjusted Pretax Income levels for the 2019-2021 performance period, as well as the results and impact of the Relative TSR Modifier, are shown above under the heading “Compensation Discussion and Analysis — Executive Summary — 2019-2021 Performance Shares.” If the threshold, target or maximum goals for these measures were attained during the performance period, 50%, 100% or 200% of the target performance shares for each executive, respectively, would be earned.

In determining the payouts of the 2019 Performance Shares, consistent with our pay-for-performance philosophy of providing incentive payouts for delivering operating results relative to the three-year goals that were established in early 2019, the P&C Committee deemed it appropriate to exclude a portion of the estimated impact of the COVID-19 pandemic, including industry-wide component shortages (which severely impacted the last two years of the three-year assessment period), from our financial performance results as a significant unplanned, unbudgeted item. Similarly, the P&C Committee excluded the impact of acquisitions made during the three-year period, which would have increased financial performance results and corresponding payouts, as significant unplanned, unbudgeted items. Factoring in such exclusions, Adjusted ROIC was achieved at 74% of target and Cumulative Adjusted Pre-tax Income was achieved at 76% of target. Based on the overall weighting of the performance metrics and the Relative TSR Modifier achieved at 1.0 times, the overall award was earned at 74% of target (see the charts above under the heading “Executive Summary — Executive Compensation Highlights — 2019-2021 Performance Shares” for our Adjusted ROIC and Cumulative Adjusted Pre-tax Income results). Even though adjusted results for the 2019-2021 period increased relative to adjusted results for the 2018-2020 period, payouts were below target; Adjusted ROIC increased to 16.5% for 2019-2021 (from 13.0% for 2018-2020) and Cumulative Adjusted Pre-tax Income increased to $4.454 million (from $4,254 million for 2018-2020). The resulting share amounts earned by the participating NEOs are shown in the table below:

2019-2021 Performance Shares
	Target Shares (#)	Result	Actual Shares Earned (#)
Raymond E. Scott	49,370	74%	36,533
Jason M. Cardew	6,655	74%	4,924
Frank C. Orsini	14,520	74%	10,744
Thomas A. DiDonato	12,070	74%	8,931
Carl A. Esposito(1)	—	—	—
(1)	Mr. Esposito did not receive a 2019 performance share award.

Changes for 2022 Equity Awards.    In November 2021, the P&C Committee determined to reallocate the target long-term equity incentive value awarded to our Named Executive Officers in the form of stock options equally between performance shares and time-vested restricted stock units, resulting in a 2022 equity grant mix, at target, of approximately 70% performance shares and 30% time-vested restricted stock units. This change was made to focus the management team on the Company’s next era of profitable growth by increasing the weighting of performance-based awards (via performance shares) which can be earned for financial and TSR results over three years. Our Named Executive Officers received these awards in January 2022 for the three-year performance cycle 2022-2024.

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COMPENSATION DISCUSSION AND ANALYSIS

Retirement Benefits

Summary of Retirement Benefits

Our NEOs participate in our retirement savings plan, qualified pension plan, pension equalization plan and supplemental savings plan, as eligible. These benefits provide rewards for long-term service to the Company and an income source in an executive’s post-employment years. The various components of our retirement benefit program (including our frozen defined benefit pension plans) disclosed in this proxy statement are summarized in the table below. The general terms of these plans and formulas for calculating benefits are summarized following the 2021 Summary Compensation Table, 2021 Pension Benefits table and 2021 Nonqualified Deferred Compensation table, respectively, in “Executive Compensation.”

Summary of Retirement Benefits
Type	Plan/Program	Component/Feature	Purpose	Pages for Further Details

Defined Contribution	Salaried Retirement Program (Qualified)	Deferral	Standard 401(k) plan and matching contribution	50
Company Match
		Pension Savings Plan	Company contribution

	Salaried Retirement Restoration Program (Non-Qualified)	Deferral	Excess programs for amounts above qualified plan limits	56-59
Company Match
Pension Savings Plan

Defined Benefit (frozen as of 12/31/06)	Lear Corporation Pension Plan	Qualified Pension Plan (frozen)	n/a	56-57
	Pension Equalization Program	Part of SERP (frozen)		57
	Salaried Retirement Restoration Program (Pension Makeup)	Part of SERP (frozen)		57 to 58

Additional	Time-Based Career Shares (described below)	Shares not distributed until earlier of age 62 or 3 years after retirement.	Intended to facilitate a very long-term shareholder perspective by the NEOs and other senior executives.	51 to 52; 59; 62 to 63

Career Shares

Since 2012, each November, the P&C Committee grants awards of Career Shares, which are RSUs that generally must be held until after retirement. The annual granting of Career Shares, which is approaching 10 years of use by the Company, is an integral component of the Company’s strategy to facilitate a very long-term shareholder perspective by the Named Executive Officers and other senior executives. The grants are also intended to motivate and retain key talent during industry cycles and support long-term talent initiatives and succession planning. Individual awards are differentiated by position level, performance and other factors.

On November 17, 2021, the P&C Committee approved grants of Career Shares pursuant to the LTSIP for the Named

Executive Officers, in the amounts reported in “Executive Compensation — Summary Compensation Table” and “— Grants of Plan-Based Awards Table” below (the “Time-Based Career Shares”), and other senior leaders. Career Shares are generally required to be held until retirement, since they are not distributed until the later of age 62 or the vesting date. For purposes of illustration, our Named Executive Officers are required to hold the earned Time-Based Career Shares for an average of at least seven years from the grant date (based on number of years until the earliest distribution opportunity), during which time the Time-Based Career Shares will remain subject to forfeiture in the event of a voluntary resignation before retirement eligibility has been achieved.

2022 Proxy Statement	|	45

COMPENSATION DISCUSSION AND ANALYSIS

Achievement of Performance Component of 2020 Career Share Awards

In 2020, each of our Named Executive Officers received grants of performance-based Career Shares that would only be earned if specific performance goals were achieved between November 1, 2020 and December 31, 2021, with earned shares continuing to be subject to the three-year time-vesting requirement (and delayed settlement, on average, of at least seven years thereafter). The performance vesting terms were based on (i) total liquidity (weighted 1/3), (ii) sales backlog (weighted 1/3), and (iii) relative TSR (weighted 1/3) at the median or higher relative to a group of auto suppliers and industrial companies (below median relative TSR performance would result in the forfeiture of this portion of the award opportunity).

The target and actual total liquidity, sales backlog and relative TSR levels for the performance period are shown above under the heading “Compensation Discussion and Analysis — Executive Summary — 2020 Performance-Based Career Shares.” Payouts for the awards cannot exceed the target number of shares.

Management Stock Ownership Guidelines

The management stock ownership guidelines create a strong link between our long-term success and the ultimate pay of our executive officers through specified stock ownership levels based on a multiple of base salary, as shown in the table below. Under the guidelines, unvested awards generally do not count towards the ownership goal; however, once they are within 24 months of vesting, (i) for all executive officers, 60% of RSUs awarded count towards the goal, and (ii) for retirement-eligible executive officers only, 60% of Career Shares awarded count towards the goal. Until an executive meets the goal, he or she must hold 50% of the net shares acquired upon the vesting of equity awards. Share ownership targets for executives reaching age 60 are reduced by 10% annually up to a maximum reduction of 50%.

Position	Required Share Ownership Level (multiple of base salary)
CEO	6X
Executive Vice Presidents	3X
Senior Vice Presidents	3X
Other Executive Officers	1.5X

Our stock ownership guidelines are reviewed periodically to ensure ongoing market competitiveness and reasonableness. As of our latest measurement date (December 31, 2021), all of our NEOs who were subject to the guidelines have met their respective required ownership levels, other than Mr. Cardew, who became subject to the guidelines upon his transition to the role of Senior Vice President and CFO during 2019.

Equity Award Policy

We do not time the grant of equity awards in coordination with the release of material non-public information. Our equity awards are generally approved on the dates of our regularly scheduled P&C Committee meetings and are effective as of such dates or specified prospective dates. The P&C Committee has approved and formalized our equity award policy. It provides that the effective grant date of equity awards must be either the date of P&C Committee or other committee approval or some future date specifically identified in such approval. If such awards are granted, the exercise price of stock options and grant price of Stock Appreciation Rights shall be the closing market price of our common stock on the grant date. The P&C Committee must approve all awards to our executive officers. The policy also allows the P&C Committee to delegate to the CEO the ability to grant equity awards to non-executive officer employees who are newly hired or promoted or deemed to be deserving of special retention or recognition awards. In addition, the aggregate award pool to non-executive officers must be approved by the P&C Committee but may be allocated to individual employees by the CEO.

46	|	LEAR CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

Employment Agreements/Termination/Change in Control Benefits

As described in detail and quantified in “Executive Compensation — Potential Payments Upon Termination or Change in Control,” our NEO receive certain benefits under their employment agreements upon their termination by the Company without “cause” or upon their resignation for “good reason,” including such terminations following a change in control of the Company. The employment agreements also provide for restrictive covenants relating to non-competition, confidential information and non-solicitation of the Company’s employees and customers. These benefits are intended to ensure that members of senior management are not influenced by their personal situations and are able to be objective in evaluating a potential change in control transaction. The P&C Committee regularly reviews termination and change in control benefits and continues to believe that the severance benefits in connection with certain terminations of employment constitute reasonable levels of protection for our executives. The LTSIP provides all participants, including NEOs, double-trigger vesting (i.e., qualifying termination of employment following a change in control) of equity awards (that are not assumed or replaced by the successor company), which protects employees and supports and orderly transition of leadership.

None of the employment agreements with the Company’s executive officers contains an excise tax gross-up provision.

Health, Welfare and Certain Other Benefits

To remain competitive in the market for a high-caliber management team, the Company has traditionally provided its executive officers, including our CEO, with health, welfare and other fringe benefits. In addition, personal use of our corporate aircraft has been eliminated except with respect to our CEO, with approval of the Chairman of the Board or Chairman of the P&C Committee. The Company does not provide tax gross-up payments for the imputed income associated with personal use of corporate aircraft. There was personal use of corporate aircraft in 2021 by our CEO on a limited basis.

Clawback Policy

The Company maintains a formal clawback policy (the “Clawback Policy”) that applies to all incentive-based cash and equity compensation awards granted on or after February 7, 2013 (“Incentive Compensation”) to any current or former executive officer of the Company (collectively, the “Covered Recipients”). In the event that the Company is required by applicable U.S. federal securities laws to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under such securities laws where such accounting restatement was caused or substantially caused by the intentional misconduct of the Covered Recipient, the Company will recover from such Covered Recipient who received Incentive Compensation during the three-year period preceding the date on which the Company is required to prepare an accounting restatement, based on the erroneous data, the amount, if any, in excess of what would have been paid to the Covered Recipient under the accounting restatement.

The Clawback Policy is administered by the P&C Committee, which has the sole discretion in making all determinations under the Clawback Policy. The Clawback Policy will be interpreted and administered (and, as necessary, amended to be) consistent with the applicable requirements of Section 10D of the Exchange Act, as added by Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and any official guidance issued thereunder.

Hedging and Pledging

The Company maintains a formal policy prohibiting officers and directors from (i) entering into hedging or monetization transactions involving our Company stock and (ii) holding our Company stock in a margin account or pledging our Company stock as collateral for a loan. The policy was most recently revised effective September 13, 2017 to eliminate the General Counsel’s discretion to grant exceptions to the pledging prohibition.

2022 Proxy Statement	|	47

COMPENSATION DISCUSSION AND ANALYSIS

Tax Treatment of Executive Compensation

One of the factors the P&C Committee considers when determining executive compensation is the anticipated tax treatment to the Company and to the executives of the various payments and benefits. Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally provides that a publicly held company may not deduct compensation paid to certain covered executive officers to the extent that such compensation exceeds $1,000,000 per executive officer in any year. While the P&C Committee generally considers this limit when determining compensation, the P&C Committee has concluded, and reserves the discretion to conclude in the future, that it is appropriate to exceed the limitation on deductibility under Section 162(m) to ensure that executive officers are compensated in a manner that it believes to be consistent with the Company’s best interests and those of its stockholders. Furthermore, interpretations of and changes in the tax laws, and other factors beyond the P&C Committee’s control, may also affect the deductibility of compensation.

Impact of Accounting Treatment

We have generally considered the accounting treatment of various forms of awards in determining the components of our overall compensation program. We have generally sought to grant stock-settled equity awards to executives, which receive fixed accounting treatment, as opposed to cash-settled equity awards, which receive variable accounting treatment. We intend to continue to evaluate these factors in the future.

48	|	LEAR CORPORATION

EXECUTIVE COMPENSATION

The following table shows information concerning the annual compensation for services to the Company and its subsidiaries in all capacities of the CEO, CFO, and the other Named Executive Officers during the last three completed fiscal years. The footnotes accompanying the 2021 Summary Compensation Table generally explain amounts reported for 2021, unless otherwise noted.

2021 Summary Compensation Table
Name and Principal Position(a)	Year(b)	Salary(c)	Bonus(d)	Stock Awards (1)(e)	Option Awards(2)(f)	Non-Equity Incentive Plan Compensation(3)(g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)(h)	All Other Compensation(5) (i)	Total Compensation(j)
Raymond E. Scott, President and Chief Executive Officer	2021	$1,246,667	$—	$8,057,060	$1,680,012	$1,905,000	$—	$417,636	$13,306,375
	2020	$1,144,000	$—	$10,020,830	$1,680,001	$1,080,000	$366,594	$423,344	$14,714,769
	2019	$1,200,000	$—	$10,596,388	$—	$1,098,000	$381,416	$442,453	$13,718,257
Jason M. Cardew, Senior Vice President and Chief Financial Officer	2021	$782,667	$—	$2,076,637	$420,003	$824,000	$—	$168,989	$4,272,296
	2020	$683,667	$—	$2,720,077	$378,030	$378,000	$97,873	$149,485	$4,407,132
	2019	$575,000	$—	$1,560,912	$—	$313,119	$95,202	$122,650	$2,666,883
Frank C. Orsini, Executive Vice President, and President, Seating	2021	$816,000	$—	$2,337,543	$480,029	$824,000	$—	$188,767	$4,646,339
	2020	$781,333	$—	$3,610,431	$480,026	$480,000	$164,954	$190,045	$5,706,789
	2019	$800,000	$—	$3,169,401	$—	$488,000	$153,031	$215,730	$4,826,162
Thomas A. DiDonato, Senior Vice President and Chief Administrative Officer	2021	$714,000	$—	$1,885,109	$399,017	$721,000	$—	$168,601	$3,887,727
	2020	$683,667	$—	$2,634,758	$399,011	$420,000	$—	$145,316	$4,282,752
	2019	$700,000	$—	$2,768,236	$—	$362,950	$—	$159,501	$3,990,687
Carl A. Esposito, Senior Vice President and President, E-Systems	2021	$683,333	$—	$1,776,488	$351,004	$560,000	$—	$116,388	$3,487,213
	2020	$634,833	$—	$2,202,704	$351,015	$312,000	$—	$134,190	$3,634,742
	2019	$216,667	$400,000	$6,149,790	$—	$—	$—	$17,710	$6,784,167
(1)

The amounts reported in this column for 2021 reflect the aggregate value of Career Shares, RSUs and Performance Shares under the LTSIP awarded in the year. The 2021 values by award type are shown below. The grant date fair value of the Career Shares and RSUs has been determined in accordance with ASC 718, “Compensation – Stock Compensation.” The award date value of performance shares is based upon the probable outcome of the performance conditions and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the award date, excluding the effect of estimated forfeitures. For purposes of the Summary Compensation Table, we have assumed that the probable outcome of the performance conditions would result in the award vesting at target and the best estimate available for the aggregate compensation cost to be recognized over the service period as of the award date would reflect the value of each performance share at the Company’s stock price on the award date. There can be no assurance that these values will ever be realized. See Note 13, “Stock-Based Compensation,” to the Company’s consolidated financial statements included in our 2021 Annual Report on Form 10-K for the assumptions made in determining these values.

Name	Career Share RSU Grant Date Value	RSU Grant Date Value	2021 Performance Shares Award Date Value	Total Grant Date Value	2021 Performance Shares at Maximum Value

Raymond E. Scott	$749,981	$1,679,885	$5,627,194	$8,057,060	$11,254,388

Jason M. Cardew	$249,933	$419,892	$1,406,812	$2,076,637	$2,813,624

Frank C. Orsini	$249,933	$479,877	$1,607,733	$2,337,543	$3,215,466

Thomas A. DiDonato	$149,851	$398,953	$1,336,305	$1,885,109	$2,672,610

Carl A. Esposito	$249,933	$350,934	$1,175,621	$1,776,488	$2,351,242
(2)

The amounts reported in this column for 2021 represent the grant date fair value of nonqualified stock options under the LTSIP granted in the year determined in accordance with ASC Topic 718. There can be no assurance that these values will ever be realized. See Note 13, “Stock-Based Compensation,” to the consolidated financial statements included in our 2021 Annual Report on Form 10-K for the assumptions made in determining these values.

(3)

The amounts reported in this column for 2021 represent the amounts earned under the AIP, based on achievement of the 2021 AIP targets, as described above in “Compensation Discussion and Analysis” under the heading “Annual Incentives.”

(4)

Represents the aggregate annualized change in the actuarial present value of each applicable Named Executive Officer’s accumulated benefit under all defined benefit pension plans (including supplemental plans), all of which have been frozen since December 31, 2006. For 2021, there was an actuarial decrease in the present value of the benefits under these plans for Mr. Scott in the amount of ($22,860); for Mr. Cardew in the amount of ($22,860); and for Mr. Orsini in the amount of ($55,221). Because these amounts are negative, they are not reported in this column or in column (j).

2022 Proxy Statement	|	49

EXECUTIVE COMPENSATION

(5)	The amounts reported in this column for 2021 for each Named Executive Officer include:

•	matching contributions allocated by the Company to each of the Named Executive Officers pursuant to the Retirement Savings Plan, Company contributions under the Pension Savings Plan (described below) and contributions to the Lear Corporation Salaried Retirement Restoration Program as follows:

Name	Pension Savings Plan Qualified Contribution	Salaried Retirement Restoration Program Nonqualified Contribution	Retirement Savings Plan Qualified Matching Contribution	Retirement Savings Plan Nonqualified Matching Contribution

Raymond E. Scott	$25,450	$241,318	$13,050	$89,130

Jason M. Cardew	$25,450	$89,707	$13,050	$38,445

Frank C. Orsini	$25,450	$103,672	$13,050	$44,430

Thomas A. DiDonato	$25,450	$86,907	$13,050	$37,245

Carl A. Esposito	$18,180	$51,763	$13,050	$31,058

•	imputed income with respect to life insurance coverage in the following amounts: Mr. Scott, $3,612; Mr. Cardew, $1,932; Mr. Orsini, $1,260; Mr. DiDonato, $5,544; and Mr. Esposito, $1,932

•	$405 in life insurance premiums paid by the Company on behalf of each of our NEOs

•	$500 patent award for Mr. Orsini

•	the aggregate incremental cost relating to Mr. Scott’s personal use of the Company’s aircraft of $44,671

Employment Agreements

We have entered into employment agreements with each of our Named Executive Officers. Each employment agreement specifies the annual base salary for the executive, which may be increased at the discretion of the P&C Committee. In addition, the employment agreements specify that the executives are eligible for an annual incentive compensation bonus and participation in the Company’s long-term incentive plan. Under the terms of the employment agreements, each Named Executive Officer is also eligible to participate in the welfare, retirement and other benefit plans, practices, policies and programs, as may be in effect from time to time, for senior executives of the Company generally. Under the employment agreements, if the Company reduces an executive’s base salary, adversely changes the manner of computing an executive’s incentive compensation opportunity, defers payment of his or her compensation or eliminates or substantially modifies his or her benefits, the executive would have a basis to invoke his or her rights under the agreement for termination for good reason. For a description of the severance provisions of the employment agreements, see “— Potential Payments upon Termination or Change in Control.”

Lear Corporation Salaried Retirement Program

The Lear Corporation Salaried Retirement Program (“Retirement Program”) is comprised of two components: (i) the Retirement Savings Plan (deferral and match) and (ii) the Pension Savings Plan. We established the Retirement Program pursuant to Section 401(a) of the Internal Revenue Code for eligible employees. Under the Retirement Savings Plan, each eligible employee may elect to contribute, on a pretax basis, a portion of his or her eligible compensation in each year. The Company provides a matching contribution of 100% of an employee’s contribution up to the first 3% of the employee’s eligible compensation, plus 50% of an employee’s contribution up to the next 3% of the employee’s eligible compensation, regardless of service. In addition, the Retirement Savings Plan allows for discretionary Company matching contributions. Company matching contributions are initially invested in accordance with the Participant’s deferral contributions and can be transferred by the participant to other funds under the Retirement Savings Plan at any time. Company matching contributions generally become vested under the Retirement Savings Plan at a rate of 20% for each full year of service.

Under the Pension Savings Plan, we make contributions to each eligible employee’s Pension Savings Plan account based on the employee’s “points,” which are the sum total of the employee’s age and years of service as of January 1 of the plan year. Based on an employee’s points, we contribute: (i) from 3% to 8% of eligible compensation up to the Social Security Taxable Wage Base and (ii) from 4.5% to 12% of eligible compensation over the Social Security Taxable Wage Base. All Pension Savings Plan contributions are generally allocated semi-annually. Contributions generally become vested under the Pension Savings Plan at a rate of 20% for each full year of service.

50	|	LEAR CORPORATION

EXECUTIVE COMPENSATION

2021 Grants of Plan-Based Awards

The following table discloses the grants of plan-based awards made to our Named Executive Officers in 2021.

Name(a)	Type of Award	Grant Date (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (i)(#)	All Other Option Awards: Number of Securities Underlying Options (j)(#)	Exercise Price of Option Awards (k)($/ Sh)	Grant Date Value of Stock and Option Awards(2) (l)
			Threshold (c)	Target (d)	Maximum (e)	Threshold (f)(#)	Target (g)(#)	Maximum (h)(#)

Raymond E. Scott	Annual Incentive Award	—	$952,500	$1,905,000	$3,810,000

	Performance Share Award(3)	1/4/2021				16,006	32,012	64,024				$5,627,194

	RSU Award(4)	1/4/2021							10,670			$1,679,885

	Stock Option Award(5)	1/4/2021								47,552	$157.44	$1,680,012

	RSU Award (Career Shares)(6)	11/17/2021							4,144			$749,981

Jason M. Cardew	Annual Incentive Award	—	$412,000	$824,000	$1,648,000

	Performance Share Award(3)	1/2/2021				4,001	8,003	16,006				$1,406,812

	RSU Award(4)	1/2/2021							2,667			$419,892

	Stock Option Award(5)	1/2/2021								11,888	$157.44	$420,003

	RSU Award (Career Shares)(6)	11/17/2021							1,381			$249,933

Frank C. Orsini	Annual Incentive Award	—	$412,000	$824,000	$1,648,000

	Performance Share Award(3)	1/2/2021				4,573	9,146	18,292				$1,607,733

	RSU Award(4)	1/2/2021							3,048			$479,877

	Stock Option Award(5)	1/2/2021								13,587	$157.44	$480,029

	RSU Award (Career Shares)(6)	11/17/2021							1,381			$249,933

Thomas A. DiDonato	Annual Incentive Award	—	$360,500	$721,000	$1,442,000

	Performance Share Award(3)	1/2/2021				3,801	7,602	15,204				$1,336,305

	RSU Award(4)	1/2/2021							2,534			$398,953

	Stock Option Award(5)	1/2/2021								11,294	$157.44	$399,017

	RSU Award (Career Shares)(6)	11/17/2021							828			$149,851

Carl A. Esposito	Annual Incentive Award	—	$280,000	$560,000	$1,120,000

	Performance Share Award(3)	1/2/2021				3,344	6,688	13,376				$1,175,621

	RSU Award(4)	1/2/2021							2,229			$350,934

	Stock Option Award(5)	1/2/2021								9,935	$157.44	$351,004

	RSU Award (Career Shares)(6)	11/17/2021							1,381			$249,933
(1)

For the Annual Incentive Award, the threshold, target and maximum amounts represent 50%, 100% and 200%, respectively, of the total bonus opportunity for each Named Executive Officer. If actual performance falls between threshold and target or between target and maximum, the award would be calculated using linear interpolation. For the Annual Incentive Award, the target bonus opportunity for the Named Executive Officers was also based on a percentage of base salary, which is 150% for Mr. Scott, 100% for Messrs. Cardew, Orsini and DiDonato, and 80% for Mr. Esposito. The Target Amount is generally the Named Executive Officer’s base salary multiplied by his respective Target Opportunity.

(2)

The amounts reported in this column for 2021 reflect the aggregate value of Performance Shares, RSUs, Stock Options and Career Shares under the LTSIP awarded in the year. There can be no assurance that these values will ever be realized. See Note 13, “Stock-Based Compensation,” to the Company’s consolidated financial statements included in our 2021 Annual Report on Form 10-K for the assumptions made in determining values.

(3)	See “— Performance Shares” below for an explanation regarding the vesting and distribution of the Performance Shares.

(4)	The RSUs generally vest and are paid in shares of Lear common stock on the third anniversary of the grant date.

(5)	The stock options vest ratably over three years, starting on the first anniversary of the grant date.

(6)	See “— Career Shares” below for an explanation regarding the vesting and distribution of the Career Shares.

2022 Proxy Statement	|	51

EXECUTIVE COMPENSATION

Annual Incentives

A summary description of the Company’s AIP is included above under the heading “Compensation Discussion and Analysis — Elements of Compensation — Annual Incentives.”

Long-Term Incentives

The Performance Shares, RSUs, stock options, and Performance-Based Career Shares were all granted pursuant to the LTSIP, a summary description of which is included above under the heading “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentives.”

Performance Shares

Payment of each Performance Share award is contingent on the Company attaining certain levels of Annual Adjusted Pretax Income and Relative TSR in the 2021-2023 performance period. Two-thirds of each Performance Share award can be earned based on Annual Adjusted Pretax Income performance and one-third can be earned based on Relative TSR performance. Annual Adjusted Pretax Income goals and performance will be set and measured annually, with final award payouts being determined based on the three-year average results. If threshold, target or maximum performance goals are attained in a performance period, 50%, 100% or 200% of the target amount, respectively, may be earned. If actual performance falls between threshold and maximum, the award would be calculated using linear interpolation. For a description of the effect of a termination of employment or a change in control on the vesting of Performance Shares, please see “Executive Compensation — Potential Payments Upon Termination or Change in Control.”

Dividend equivalents are credited with respect to Performance Shares at the same time as dividends are paid on the

Company’s common stock; however, the dollar amount of these dividend equivalents is not paid unless and until the performance goals are met with respect to the underlying Performance Shares.

Restricted Stock Units

In general, the RSUs vest and settle in shares of common stock on the third anniversary of the grant date, generally subject to the executive’s continued employment. For a description of the effect of a termination of employment or a change in control on the vesting of RSUs, please see “Executive Compensation — Potential Payments Upon Termination or Change in Control.”

Dividend equivalents are accrued with respect to RSUs at the same time as dividends are paid on the Company’s common stock. However, the dollar amount of these dividend equivalents is not paid unless and until the underlying RSUs vest and are paid.

Stock Options

In general, the stock options vest over three years on each anniversary of the grant date, generally subject to the executive’s continued employment. For a description of the effect of a termination of employment or a change in control on the vesting of stock options, please see “Executive Compensation — Potential Payments Upon Termination or Change in Control.”

Retirement Benefits

Career Shares

In general, the underlying shares of common stock for the vested Career Shares are not distributed until the later of (i) age 62 or (ii) the vesting date. If the executive terminates due to a Career Share “qualifying retirement” (i.e., voluntary termination at or after age 62 or the date that the executive attains a combined number of age and years of service of 65, with a minimum age of 55 and minimum service of five years), the underlying shares of common stock for the vested Career Shares are not distributed until the earlier of (i) age 62 (or such later vesting date) or (ii) three years after the executive’s qualifying retirement. If the executive has attained a combined number of age and years of service of at least 65, with a minimum age of 55 and minimum service of five years, or the executive is terminated without “cause” or resigns for “good reason,” in each case after the first anniversary of the grant date, the underlying shares of common stock for the vested Career Shares are not distributed until the later of (i) age 62 (or such later vesting date) or (ii) three years after the executive’s termination of employment.

52	|	LEAR CORPORATION

EXECUTIVE COMPENSATION

2021 Outstanding Equity Awards At Fiscal Year-End

The following table shows outstanding equity awards as of December 31, 2021, for each Named Executive Officer.

	Option Awards					Stock Awards
Name(a)	Number of Shares Underlying Unexercised Options (#) Exercisable (b)	Number of Shares Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($)(d)	Option Expiration Date (e)		Number of Shares or Units of Stock That Have Not Vested(2) (g)	Market Value of Shares or Units of Stock That Have Not Vested(3) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested(4) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested(4) (j)

Raymond E. Scott	—	47,552	$157.44	1/4/2031	(1)	68,605	$12,767,404	135,976	$25,197,064

	18,470	36,939	$140.09	1/2/2030	(2)

Jason M. Cardew	—	11,888	$157.44	1/4/2031	(1)	19,101	$3,545,085	32,194	$5,964,805

	4,156	8,312	$140.09	1/2/2030	(2)

Frank C. Orsini	—	13,587	$157.44	1/4/2031	(1)	26,374	$4,901,793	38,850	$7,199,109

	5,278	10,554	$140.09	1/2/2030	(2)

Thomas A. DiDonato	—	11,294	$157.44	1/4/2031	(1)	19,771	$3,678,614	32,292	$5,983,877

	4,387	8,773	$140.09	1/2/2030	(2)

Carl A. Esposito	—	9,935	$157.44	1/4/2031	(1)	49,253	$9,172,551	28,408	$5,264,151

	3,859	7,718	$140.09	1/2/2030	(2)

(1)	The stock options vest ratably over three years, starting on the first anniversary of January 4, 2021.

(2)	The stock options vest ratably over three years, starting on the first anniversary of January 2, 2020.

(3)

The figures in column (g) represent the following RSU awards granted under the LTSIP, including the 2020 Performance-Based Career Shares since the award’s applicable performance goals were all met at target:

	Number of 2019 RSUs Vested January 2, 2022	Number of 2020 RSUs Vesting January 2, 2023	Number of 2021 RSUs Vesting January 4, 2024	Number of 2019 RSUs Vesting September 3, 2022	Number of 2019 RSUs Vesting September 3, 2023	Number of 2019 Career Shares Vesting November 14, 2022	Number of 2020 Performance- Based Career Shares Vesting November 18, 2023	Number of 2021 Career Shares Vesting November 17, 2024

Raymond E. Scott	16,456	11,992	10,670	—	—	4,093	21,250	4,144

Jason M. Cardew	2,218	2,698	2,667	—	—	1,637	8,500	1,381

Frank C. Orsini	4,840	3,426	3,048	—	—	1,637	12,042	1,381

Thomas A. DiDonato	4,023	2,848	2,534	—	—	2,455	7,083	828

Carl A. Esposito	—	2,505	2,229	18,300	18,299	1,227	5,312	1,381

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(4)

The total values in column (h) equal the total number of RSUs held by each Named Executive Officer multiplied by the market price of Company common stock at the close of the last trading day in 2021, which was $182.95 per share, plus the following accrued dividend equivalents and interest at the prime rate (which are paid if and when the underlying RSUs vest and are paid):

	2019 RSU Dividend Equivalents	2020 RSU Dividend Equivalents	2021 RSU Dividend Equivalents	2019 Career Share RSU Dividend Equivalents	2020 Performance- Based Career Share RSU Dividend Equivalents	2021 Career Share RSU Dividend Equivalents	Total RSU Dividend Equivalents

Raymond E. Scott	$101,094	$34,312	$19,062	$15,002	$43,452	$3,197	$216,119

Jason M. Cardew	$13,626	$7,720	$4,765	$6,000	$17,381	$1,065	$50,557

Frank C. Orsini	$29,733	$9,803	$5,445	$6,000	$24,624	$1,065	$76,670

Thomas A. DiDonato	$24,714	$8,149	$4,527	$8,998	$14,483	$639	$61,510

Carl A. Esposito	$134,142	$7,167	$3,982	$4,497	$10,862	$1,065	$161,715

(5)

The total amounts and values in columns (i) and (j) represent the total number of Performance Shares, at the maximum level for the 2021-2023 and 2020-2022 performance periods, held by each Named Executive Officer multiplied by the market price of Company common stock at the close of the last trading day in 2021, which was $182.95 per share. These amounts exclude Performance Shares for the 2019-2021 performance period that vested based on performance through December 31, 2021, and are reported below in the “2021 Option Exercises and Stock Vested” table. These amounts also exclude the 2020 Performance-Based Career Shares that are no longer subject to performance goals, but which remain subject to the Named Executive Officer’s continued service through November 14, 2023, subject to certain exceptions described above under “Career Shares.” In calculating the number of Performance Shares and their value, we are required by SEC rules to compare our performance through 2021 under the Performance Share grant against the threshold, target and maximum performance levels for the grant and report in these columns the applicable potential share number and payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. Based on performance through the end of the first year of the 2021-2023 performance period and the second year of the 2020-2022 performance period, we have reported the Performance Shares at the maximum award level for each of these two performance periods. Amounts also include the following accrued dividend equivalents for the Performance Shares, at the maximum level, which are not paid unless the performance goals are met with respect to the underlying Performance Shares:

	Number of 2020 Performance Shares (Maximum)	Number of 2021 Performance Shares (Maximum)	2020 Performance Share Dividend Equivalents (2020-2022 Awards)	2021 Performance Share Dividend Equivalents (2021-2023 Awards)	Total Dividend Equivalents

Raymond E. Scott	71,952	64,024	$205,875	$114,380	$320,255

Jason M. Cardew	16,188	16,006	$46,318	$28,595	$74,913

Frank Orsini	20,558	18,292	$58,822	$32,679	$91,501

Thomas A. DiDonato	17,088	15,204	$48,894	$27,162	$76,056

Carl A. Esposito	15,032	13,376	$43,011	$23,896	$66,907

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2021 Option Exercises and Stock Vested

The following table sets forth certain information regarding stock-based awards that vested during 2021 for our Named Executive Officers. No options were exercised during 2021.

	Option Awards		Stock Awards
Name(a)	Number of Shares Acquired on Exercise (#)(b)	Value Realized on Exercise ($)(c)	Number of Shares Acquired on Vesting (d)(1)	Value Realized on Vesting (e)(1)(2)

Raymond E. Scott	—	—	49,114	$8,707,110

Jason M. Cardew	—	—	6,661	$1,190,103

Frank C. Orsini	—	—	15,365	$2,722,807

Thomas A. DiDonato	—	—	13,634	$2,429,223

Carl A. Esposito	—	—	18,300	$2,969,453

(1)

For Messrs. Scott, Cardew, Orsini and DiDonato, consists of 2018 RSU awards that vested on January 2, 2021, 2018 Career Shares that vested on November 14, 2021, and performance shares that vested based on performance during the three-year period ended December 31, 2021 (which were paid in 2022) and for Mr. Esposito, consists of the first tranche of his 2019 RSU award that vested on September 3, 2021, in the following amounts:

	Number of 2018 RSU Shares Acquired on Vesting	2018 RSU Value Realized on Vesting	Number of 2018 Career Shares Acquired on Vesting	2018 Career Shares Value Realized on Vesting	Number of 2019 Performance Shares Acquired On Vesting (2019-2021 Awards)	2019 Performance Share Value Realized on Vesting (2019-2021 Awards)	Number of 2019 RSU Shares Acquired on Vesting	2019 RSU Value Realized on Vesting	Total RSU, Career Share and Performance Share Value

Raymond E. Scott	8,970	$1,426,499	3,611	$662,691	36,533	$6,304,865	—	—	$8,394,055

Jason M. Cardew	835	$132,790	902	$165,535	4,924	$849,784	—	—	$1,148,109

Frank C. Orsini	3,177	$505,238	1,444	$265,003	10,744	$1,854,200	—	—	$2,624,441

Thomas A. DiDonato	2,536	$403,300	2,167	$397,688	8,931	$1,541,312	—	—	$2,342,300

Carl A. Esposito	—	$—	—	$—	—	$—	18,300	$2,916,471	$2,916,471

(2)	For all Named Executive Officers, includes dividend equivalent payments, including interest, in the following amounts:

	2018 RSU Dividend Equivalents	2018 Career Share Dividend Equivalents	2019 Performance Share Dividend Equivalents (2019-2021 Awards)	2019 RSU Dividend Equivalents	Total Dividend Equivalent Payments

Raymond E. Scott	$65,868	$22,136	$225,051	—	$313,055

Jason M. Cardew	$6,132	$5,529	$30,333	—	$41,994

Frank C. Orsini	$23,329	$8, 852	$66,185	—	$98,366

Thomas A. DiDonato	$18,622	$13,284	$55,017	—	$86,923

Carl A. Esposito	$—	$—	$—	$52,982	$52,982

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2021 Pension Benefits

Name(a)	Plan Name(s)(b)	Number of Years Credited Service (c)	Number of Years of Vesting Service(1)	Present Value of Accumulated Benefit(2)(d)	Payments During Last Fiscal Year(e)

Raymond E. Scott	Pension Plan (tax-qualified plan)	18.4	33.4	$656,987	N/A

	Pension Equalization Program	18.4	33.4	$795,003	N/A

	Salaried Retirement Restoration Program	18.4	33.4	$515,506	N/A

Jason M. Cardew(3)	Pension Plan (tax-qualified plan)	14.5	29.5	$411,053	N/A
	Pension Equalization Program	14.5	29.5	$9,120	N/A

	Salaried Retirement Restoration Program	14.5	29.5	$30,650	N/A

Frank C. Orsini	Pension Plan (tax-qualified plan)	12.7	27.7	$366,549	N/A

	Pension Equalization Program	12.7	27.7	$134,379	N/A

	Salaried Retirement Restoration Program	12.7	27.7	$171,894	N/A

Thomas A. DiDonato(3)	N/A

Carl A. Esposito(3)	N/A

(1)

The pension programs were frozen with respect to any new benefits as of December 31, 2006, but vesting service continues to accrue after such date towards vesting requirements. As a result of their vesting service and/or age and service, all participating Named Executive Officers are vested in their pension benefits.

(2)

Present values determined using a December 31, 2021 measurement date and reflect benefits accrued based on service and pay earned through such date. Figures for the tax-qualified pension plan are determined based on post-commencement valuation mortality (white collar Pri-2012 retiree mortality table with 96.9% multiplier, projected generationally using MP-2020 improvement scale, modified by using the Long-Term Improvement Rates (LTIR) based on the proxy SSA rates released by the SOA), commencement of benefits at age 65 and an assumed discount rate of 3.00% as of the measurement date (up from 2.70% as of last year’s December 31, 2020 measurement date). Figures for the Pension Equalization Program and the Salaried Retirement Restoration Program (collectively, the “SERP”) are determined based on the mortality prescribed by Revenue Ruling 2001-62, commencement of benefits at the later of age 60 and full vesting and an assumed discount rate of 1.90% as of the measurement date (up from 1.25% as of last year’s December 31, 2020 measurement date). The assumed future SERP present value conversion rate for those not yet in payment is 1.94% (up from 1.62% last year).

(3)	Messrs. DiDonato and Esposito are not participants in the Pension Plan, Pension Equalization Program or Salaried Retirement Restoration Program pension make-up account (“Pension Make-Up Account”).

Qualified Pension Plan

The Named Executive Officers (as well as other eligible employees), other than Messrs. DiDonato and Esposito, participate in the Lear Corporation Pension Plan (the “Pension Plan”), which was frozen with respect to any new benefits as of December 31, 2006. The Pension Plan is intended to be a qualified pension plan under the Internal Revenue Code, and its benefits are integrated with Social Security benefits. In general, an eligible employee became a participant on July 1st or January 1st after completing one year of service (as defined in the plan). Benefits are funded by employer contributions that are determined under accepted actuarial principles and the Internal Revenue Code. The Company may make contributions in excess of any minimum funding requirements when the Company believes it is financially advantageous to do so and based on its other capital requirements and other considerations.

The Pension Plan contains multiple benefit formulas. Under the principal formula, which applies to all applicable Named Executive Officers, pension benefits are based on a participant’s “final average pay,” which is the average of the participant’s compensation for the five calendar years in the last ten years of employment in which the participant had the highest earnings. Compensation is generally defined under the plan to mean (i) all cash compensation reported for federal income tax purposes other than long-term incentive bonuses, and (ii) any elective contributions that are not includable in

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gross income under Internal Revenue Code Section 125 or 401(k). A participant’s annual retirement benefit, payable as a life annuity at age 65, equals the greater of:

•	(a) 1.10% times final average annual earnings times years of credited service before 1997 (to a maximum of 35 years), plus (b) 1.00% times final average annual earnings times years of credited service after 1996 (with a maximum of 35 years reduced by years of credited service before 1997), plus (c) 0.65% times final average annual earnings in excess of covered compensation (as defined in IRS Notice 89-70) times years of credited service (with a maximum of 35 years); and

•	$360.00 times years of credited service.

Any employee who on December 31, 1996 was an active participant and age 50 or older earned benefits under the 1.10% formula for years of credited service through 2001.

Credited service under the Pension Plan includes all years of pension service under the Lear Siegler Seating Corp. Pension Plan, and a participant’s retirement benefit under the Pension Plan is reduced by his or her benefit under the Lear Siegler Seating Corp. Pension Plan. The benefits under the Pension Plan become vested once the participant accrues five years of vesting service under the plan. Service performed after December 31, 2006 will continue to count towards vesting credit even though no additional benefits will accrue under the plan after that date.

Pension Equalization Program

The Pension Equalization Program, which was frozen as to any new benefits as of December 31, 2006, provides benefits in addition to the Pension Plan. The Pension Plan is subject to rules in the Internal Revenue Code that restrict the level of retirement income that can be provided to, and the amount of compensation that can be considered for, highly paid executives under the Pension Plan. The Pension Equalization Program is intended to supplement the benefits under the Pension Plan for certain highly paid executives whose Pension Plan benefits are limited by those Internal Revenue Code limits. A participant’s Pension Equalization Program benefit equals the difference between the executive’s actual vested accrued Pension Plan benefit and the Pension Plan benefit the executive would have accrued under the Company’s formula if the Internal Revenue Code limits on considered cash compensation and total benefits did not apply. Highly compensated executives and other employees whose compensation exceeds the Internal Revenue Code limits for at least three years are eligible to participate in the Pension Equalization Program. Each of the Named Executive

Officers, other than Messrs. DiDonato and Esposito, participated in the Pension Equalization Program. The benefits under the Pension Equalization Program become vested once the participant has either (i) attained age 55 and has 10 years of vesting service, attained age 65, or becomes eligible for disability retirement under the Pension Plan, or (ii) attained 20 years of vesting service. Vesting service will continue to accrue after December 31, 2006.

On December 18, 2007, the Pension Equalization Program was amended to provide for its termination and the wind down of the Company’s obligations pursuant thereto. All distributions will be completed within five years after the last participant vests or turns age 60, whichever is later. For an active participant who is eligible to receive benefits, amounts that would otherwise be payable will be used to fund a third-party annuity or other investment vehicle. In such event, the participant will not receive any cash payments until the participant retires or otherwise terminates employment with the Company.

Lear Corporation Salaried Retirement Restoration Program

We have established the Lear Corporation Salaried Retirement Restoration Program, which was previously named the Lear Corporation PSP Excess Plan and before that, the Lear Corporation Executive Supplemental Savings Plan.

The Salaried Retirement Restoration Program has both defined benefit and defined contribution elements. The defined benefit element has been quantified and described in the 2021 Pension Benefits table and in the narrative below. The 2021 Nonqualified Deferred Compensation table below identifies the defined contribution components of the Salaried Retirement Restoration Program.

The Salaried Retirement Restoration Program was most recently amended and restated effective December 29, 2017. The amended and restated plan provides greater flexibility to participants to determine distribution dates for their deferrals, permits participants to defer up to 75% of base salary and up to 90% of their AIP awards and allows participants to modify distribution dates.

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Defined Benefit Element

The Salaried Retirement Restoration Program (through a Pension Make-up Account) provides retirement benefits that would have been accrued through December 31, 2006 under the Pension Plan and/or the Pension Equalization Program if the participant had not elected to defer compensation under the Salaried Retirement Restoration Program as from time to time was in effect.

Defined Contribution Element

In 2021, the defined contribution component of the Salaried Retirement Restoration Program generally provided a defined contribution benefit of an amount that the participant would have received under the Pension Savings Plan but could not due to Internal Revenue Code limits applicable to the Pension Savings Plan as well as the opportunity to make deferrals of salary and bonus and to receive Company matching contributions above Internal Revenue Code limits. Participants generally become vested in excess Pension Savings Plan and Company matching contributions under the Salaried Retirement Restoration Program after three years of vesting service. Distributions of the excess Pension Savings Plan contributions, deferral contributions and Company matching contributions are made in accordance with the participant’s deferral election. Plan earnings under the excess Pension Savings Plan contributions, deferral contributions and Company matching contributions are generally tied to rates of return on investments available under the qualified Retirement Program generally, as directed by plan participants.

2021 Nonqualified Deferred Compensation

Name(a)	Plan Name	Executive Contributions in Last FY(b)	Company Contributions in Last FY(1)(c)	Aggregate Earnings in Last FY(d)(2)	Aggregate Withdrawals/ Distributions(e)(3)	Aggregate Balance at Last FYE(f)(4)
Raymond E. Scott	Salaried Retirement Restoration Program	$139,600	$330,448	$862,229	$—	$7,504,182
	Vested Career Shares	$—	$684,827	$410,291	$—	$3,782,306
Jason M. Cardew	Salaried Retirement Restoration Program	$69,640	$128,152	$342,303	$—	$2,514,470
	Vested Career Shares	$—	$171,064	$166,576	$—	$1,431,776
Frank C. Orsini	Salaried Retirement Restoration Program	$77,760	$148,102	$486,361	$—	$4,067,718
	Vested Career Shares	$—	$273,855	$253,051	$—	$2,184,841
Thomas A. DiDonato	Salaried Retirement Restoration Program	$68,040	$124,152	$157,733	$—	$2,932,224
	Vested Career Shares(5)	$—	$—	$—	$—	$—
Carl A. Esposito	Salaried Retirement Restoration Program	$622,467	$82,820	$292,875	$—	$2,226,364
	Vested Career Shares	$—	$—	$—	$—	$—

(1)

Salaried Retirement Restoration Program amounts are included in column (i) of the 2021 Summary Compensation Table. For Vested Career Shares, amounts represent the value of the Vested Career Shares (and accrued dividend equivalents) on November 14, 2021, the vesting date.

(2)	For Vested Career Shares, amounts represent accrued dividend equivalents plus stock price appreciation or depreciation.

(3)

For Vested Career Shares, amounts reflect the closing price of the Company’s common stock on December 31, 2021, which was $182.95, and accrued dividend equivalents (see the 2021 Options Exercised and Stock Vested table for more information).

(4)	All amounts reflected in this table are vested.

(5)	Because Mr. DiDonato is over the age of 62, the shares of the Company’s common stock underlying the Career Shares that vested on November 14, 2021, were distributed to him immediately upon vesting.

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Salaried Retirement Restoration Program

The defined contribution element of the Salaried Retirement Restoration Program is described in the narrative accompanying the 2021 Pension Benefits table above and is quantified in the 2021 Nonqualified Deferred Compensation table.

Vested Career Shares

We have included the Vested Career Shares in the 2021 Nonqualified Deferred Compensation table because they vested in a previous year(s) but distribution of the underlying shares of common stock is deferred, as described above in the narrative on the Career Shares program accompanying the 2021 Grants of Plan-Based Awards table.

Potential Payments Upon Termination or Change in Control

The table below shows estimates of the compensation payable to each of our Named Executive Officers upon their termination of employment with the Company. The amount payable is shown for each of six categories of termination triggers. All amounts are calculated as if the executive terminated effective December 31, 2021. Values of accelerated equity awards are based on the closing price of our common stock on December 31, 2021, which was

$182.95. The actual amounts due to any one of the Named Executive Officers upon termination of employment can only be determined at the time, and depending on the circumstances, of the termination. There can be no assurance that a termination or change in control would produce the same or similar results as those described below if it occurs on any other date or at any other stock price, or if any assumption is not, in fact, correct.

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Accrued amounts under the Company’s pension and deferred compensation plans are not included in this table. For these amounts, see the 2021 Pension Benefits table above and the 2021 Nonqualified Deferred Compensation table above.

Named Executive Officer and Triggering Event	Cash Severance(1)	Continuation of Medical/Welfare Benefits (Present Value)(2)	Accelerated Vesting or Payout of Equity Awards(3)	Total Termination Benefits

Raymond E. Scott

• Involuntary Termination without Cause (or for Good Reason) With Change in Control	$6,350,000	$30,951	$28,953,818	$35,334,769

• Involuntary Termination without Cause (or for Good Reason)	$6,350,000	$30,951	$22,021,582	$28,402,533

• Retirement(4)	$—	$—	$18,045,809	$18,045,809

• Voluntary Termination (or Involuntary Termination for Cause)	$—	$—	$—	$—

• Disability or Death(5)	$—	$—	$22,782,924	$22,782,924

Jason M. Cardew

• Involuntary Termination without Cause (or for Good Reason) With Change in Control	$3,296,000	$27,654	$7,365,128	$10,688,782

• Involuntary Termination without Cause (or for Good Reason)	$3,296,000	$27,654	$5,624,337	$8,947,991

• Retirement	N/A	N/A	N/A	N/A

• Voluntary Termination (or Involuntary Termination for Cause)	$—	$—	$—	$—

• Disability or Death(5)	$—	$—	$5,878,058	$5,878,058

Frank C. Orsini

• Involuntary Termination without Cause (or for Good Reason) With Change in Control	$3,296,000	$26,335	$9,526,513	$12,848,848

• Involuntary Termination without Cause (or for Good Reason)	$3,296,000	$26,335	$7,509,498	$10,831,833

• Retirement	N/A	N/A	N/A	N/A

• Voluntary Termination (or Involuntary Termination for Cause)	$—	$—	$—	$—

• Disability or Death(5)	$—	$—	$7,763,217	$7,763,217

Thomas A. DiDonato

• Involuntary Termination without Cause (or for Good Reason) With Change in Control	$2,884,000	$34,744	$7,522,702	$10,441,446

• Involuntary Termination without Cause (or for Good Reason)	$2,884,000	$34,744	$5,905,144	$8,823,888

• Retirement(4)	$—	$—	$4,960,928	$4,960,928

• Voluntary Termination (or Involuntary Termination for Cause)	$—	$—	$—	$—

• Disability or Death(5)	$—	$—	$6,057,266	$6,057,266

Carl A. Esposito

• Involuntary Termination without Cause (or for Good Reason) With Change in Control	$2,520,000	$27,654	$12,554,261	$15,101,915

• Involuntary Termination without Cause (or for Good Reason)	$2,520,000	$27,654	$11,011,162	$13,558,816

• Retirement	N/A	N/A	N/A	N/A

• Voluntary Termination (or Involuntary Termination for Cause)	$—	$—	$—	$—

• Disability or Death(5)	$—	$—	$11,264,881	$11,264,881

(1)

Cash severance (in an amount equal to two times the sum of base salary plus target annual incentive bonus amount) is paid in a lump sum to each Named Executive Officer on the date that is six months after the date of termination (other than Mr. DiDonato, who would receive cash severance payments in installments over 24 months), consistent with the requirements of Section 409A of the Internal Revenue Code. In addition to the amounts shown in the table, the executive would receive any accrued salary, bonus and all other amounts to which he is entitled under the terms of any compensation or benefit plans of the Company upon termination for any reason, and would receive a pro-rated bonus based on actual performance in the event of termination without “cause” or for “good reason.”

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(2)	Consists of continuation of health insurance, life insurance premium and imputed income amounts.

(3)

Represents accelerated or pro rata (as applicable) vesting of RSUs and stock options and payout of Performance Shares (at target level) and any associated dividend equivalents with interest. Unvested Career Shares become vested and the underlying shares are immediately distributed (along with those for vested Career Shares) upon the executive’s (i) death, (ii) disability or (iii) involuntary “without cause” or “good reason” termination of employment within 24 months following a change in control. Payments under any of the plans of the Company that are determined to be deferred compensation subject to Section 409A of the Internal Revenue Code are delayed by six months to the extent required by such provision. Accelerated and pro rata portions of the RSUs, stock options and Performance Shares are valued based on the December 31, 2021, closing price of the Company’s common stock.

(4)

As of December 31, 2021, Messrs. Scott and DiDonato were retirement-eligible, and therefore, qualify for accelerated vesting of certain incentive awards upon retirement. The Company does not provide for enhanced early retirement benefits under its pension programs.

(5)

Messrs. Scott, Cardew and Orsini are fully vested in their pension benefits, and as such, there would be no pension vesting enhancement with respect to death benefits for them. Messrs. DiDonato and Esposito do not participate in the Pension Plan, and as such, they are not eligible for such death benefit.

Payments and benefits to a Named Executive Officer upon termination or a change in control of the Company are determined according to the terms of his or her employment agreement and equity or incentive awards and the Company’s compensation and incentive plans. The severance benefit payments shown in the table and discussed below are generally available to our executive officers, including the Named Executive Officers, who currently have employment agreements with the Company. The amounts due to an executive upon his or her termination of employment depend largely on the circumstances of his or her termination, as described below.

Change in Control

The employment agreements do not provide benefits solely upon a change in control. The LTSIP provides for accelerated vesting or payout of awards immediately upon a “change in control” (as defined in the LTSIP) only if the successor company does not agree to assume or replace such existing awards with an equivalent award upon the change in control.

Otherwise, awards will only receive accelerated vesting if a change in control occurs and the executive is terminated by the Company without “cause” (as defined in the LTSIP) or resigns for “good reason” (as defined in the executive’s employment agreement, if applicable) within 24 months of such change in control.

Payments Made Upon Involuntary Termination (or for “Good Reason”) with a Change in Control

If a change in control occurs, the awards are assumed or replaced with equivalent awards, and the Named Executive Officer is terminated by the Company without “cause” (as defined in the LTSIP) or resigns for “good reason” (as defined in the Named Executive Officer’s employment agreement) within 24 months of such change in control, the Named Executive Officer will receive accelerated vesting with respect to outstanding and unvested equity awards, as disclosed in the table above. Unvested Performance Shares will vest at target, any unvested RSUs (other than Career Shares) and unvested stock options that were granted less than 12 months prior to the Named Executive Officer’s termination of employment will vest on a pro rata basis. Vested stock options will remain exercisable for 60 days post-termination.

None of our Named Executive Officers is a party to an employment agreement containing a provision which would reimburse the executive for any excise taxes he becomes subject to under Section 4999 of the Internal Revenue Code upon a change in control. Instead, the employment agreements for each of our Named Executive Officers contains a provision that reduces their change in control benefits below the level at which an excise tax is triggered, but only if the reduction results in greater after-tax proceeds to the executive.

Payments Made Upon Involuntary Termination (or for “Good Reason”)

Upon termination of employment by the executive for “good reason” (as defined in the employment agreements) or by the Company other than for “cause” or “incapacity” (each as defined in the employment agreement), the executive will receive base salary (at the higher of the rate in effect upon termination or the rate in effect 90 days prior to termination) through the date of termination, plus all other amounts owed under any compensation or benefit plans, including a bonus pro-rated for the portion of the performance period occurring prior to the date of termination. If the executive executes a release relating to his or her employment, he will also receive a lump sum payment equal to two times the sum of his or her annual base salary rate and annual target bonus amount, each as in effect as of the termination date.

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EXECUTIVE COMPENSATION

In the event of an involuntary termination for any reason other than cause, or by the executive for good reason, the award agreements under the LTSIP provide that (i) all unvested RSUs (other than Career Shares) and stock options that were granted at least 12 months prior to the termination of employment become vested in their entirety, (ii) all unvested RSUs (other than Career Shares) and stock options that were granted less than 12 months prior to the termination of employment vest on a pro rata basis, and (iii) a pro rata amount of Performance Shares may be earned through the termination date if actual performance during the performance period meets the pre-established performance requirements.

Each Named Executive Officer’s employment agreement provides more favorable treatment than items (i) and (ii) in the foregoing sentence, and instead, any unvested awards that vest based on the passage of time would immediately vest in their entirety upon a termination by the Named Executive Officer for good reason or by the Company for incapacity or other than for cause. In addition, executives would receive all dividend equivalents with interest associated with the accelerated RSUs and any Performance Shares earned at the time of vesting. Vested stock options will remain exercisable for 60 days post-termination.

Payments Made Upon Retirement

The employment agreements do not distinguish between retirement and voluntary termination for other reasons, but under the LTSIP, an executive who retires with a combined number of age and years of service of at least 65, with a minimum age of 55 and minimum service of five years when he terminates, is entitled to additional vesting credit for RSU and stock option awards. The executive will be entitled to receive the shares underlying the RSUs, and will be entitled to exercise the portion of any stock option, in each case, that would have vested if the date of termination had been

24 months later than it actually occurred. A pro rata amount of Performance Shares may be earned through the retirement date if actual performance during the performance period meets the pre-established performance requirements. In addition, executives would receive all dividend equivalents with interest associated with the accelerated RSUs and any Performance Shares earned at the time of vesting. Each vested stock option will remain exercisable until its normal expiration date.

Payments Made Upon Voluntary Termination (or for “Cause”)

An executive who voluntarily resigns or whose employment is terminated by the Company for “cause” (as defined in the employment agreement) will receive unpaid salary and benefits, if any, he has accrued through the effective date of his or her termination. If an executive terminates voluntarily and has not attained a combined number of age and years of service of at least 65, with a minimum age of 55 and minimum service of five years, he will be entitled to receive all of the shares underlying his or her vested RSUs and associated dividend equivalents with interest and will be entitled to exercise any then-vested stock options for 60 days post-termination, but all unvested RSUs and Performance Shares and any associated dividend equivalents with interest, and any unvested stock options, will be forfeited. If an executive is terminated for cause, he will forfeit all RSUs, stock options, and Performance Shares along with any associated dividend equivalents with interest (if applicable).

Payments Made Upon Termination for Disability

Following termination of the executive’s employment for disability, the executive will receive all base salary and other accrued amounts then payable through the date of termination. The executive will also receive compensation payable under the Company’s disability and medical plans. In the event of the executive’s termination for disability, all unvested RSUs and stock options become vested in their entirety upon termination and a pro rata amount of

Performance Shares may be earned through the termination date if actual performance during the performance period meets the pre-established performance requirements. In addition, executives would receive all dividend equivalents with interest associated with the accelerated RSUs and any Performance Shares earned at the time of distribution. Each vested stock option will remain exercisable until 12 months following the termination of employment.

Treatment of Career Shares

All Career Shares (vested and unvested) are forfeited by the executive upon a voluntary termination by the executive prior to the Career Share qualifying retirement date (i.e., age 62 or the date that the executive attains a combined number of age

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EXECUTIVE COMPENSATION

and years of service of 65, with a minimum age of 55 and minimum service of five years) or for violating non-competition and non-solicitation covenants prior to distribution of the shares. If the executive has a Career Share qualifying retirement or is terminated without “cause” or resigns for “good reason,” in each case within 24 months of the vesting date, any Career Shares will continue to vest as originally scheduled, subject to achievement of any applicable performance goals for the Performance-Based Career Shares.

In general, the underlying shares of common stock for the vested Career Shares are not distributed until the later of (i) age 62 or (ii) the vesting date. If the executive terminates due to a qualifying retirement, the underlying shares of common stock for the vested Career Shares are not distributed until the earlier of (i) age 62 (or such later vesting date) or (ii) three years after the executive’s qualifying retirement. If the executive has attained a combined number of age and years of service of at least 65, with a minimum age of 55 and minimum service of five years, and the executive is terminated without “cause” or resigns for “good reason,” the underlying shares of common stock for the vested RSUs are not distributed until the earlier of (i) age 62 (or such later vesting date) or (ii) three years after the executive’s termination of employment.

Unvested Career Shares become vested (subject to achievement of any applicable performance goals) and the underlying shares are immediately distributed (along with those for vested Career Shares) upon the executive’s (i) death, (ii) disability or (iii) involuntary or “good reason” termination of employment within 24 months following a change in control. The Career Shares do not automatically vest nor are the underlying shares distributed upon a change in control unless the successor company does not assume or replace the awards with awards of equivalent terms and value.

Payments Made Upon Death

Following the death of the executive, we will pay to his or her estate or designated beneficiary a pro rata portion of any bonus earned prior to the date of death. In the event of the executive’s death, all unvested RSUs and stock options become vested in their entirety and a pro rata amount of Performance Shares may be earned through the date of death if actual performance during the performance period meets the pre-established performance requirements. In addition, the estate or designated beneficiary would receive all dividend equivalents with interest associated with the accelerated RSUs and any Performance Shares earned at the time of vesting. Each vested stock option will remain exercisable until 12 months following the termination of employment.

Conditions and Obligations of the Executive

Each executive who has entered into an employment agreement with the Company is obligated to:

•	comply with confidentiality, non-competition and non-solicitation covenants during employment;

•	comply with non-competition and non-solicitation covenants for one year after the date of termination (extended to two years in the case of termination upon disability, termination by the Company without “cause” or by the executive for “good reason”);

•	in order to receive severance payments due under the employment agreement, sign a general release relating to his or her employment (applies only in the case of termination by the Company without “cause” or by the executive for “good reason”);

•	return data and materials relating to the business of the Company in his or her possession;

•	make himself reasonably available to the Company to respond to periodic requests for information regarding the Company or his or her employment; and

•	cooperate with litigation matters or investigations as the Company deems necessary.

Compensation and Risk

We have conducted a risk assessment of our employee compensation policies and practices, including our executive compensation programs and metrics. The risk assessment was conducted by senior leaders of the Company, including representatives from finance, legal and human resources, and included a review of the employee compensation structures and pay administration practices. The P&C Committee and its independent compensation consultant reviewed and discussed the findings of the assessment and concluded that our employee compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and do not incent executives or other

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EXECUTIVE COMPENSATION

employees to take unnecessary or excessive risks. As a result, we believe that risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In reaching these conclusions, we considered the attributes of all of our programs, including:

•	The appropriate compensation mix between fixed (base salary) and variable (annual and long-term incentive) pay opportunities;

•	A review of market data and competitive practices for elements of executive compensation;

•	Performance measures that are tied to key Company short and long-term performance metrics and are correlated to total stockholder returns;

•	The alignment of annual and long-term award objectives to ensure that both types of awards encourage consistent behaviors and sustainable performance results;
•	A balanced mix of performance measures for incentive awards (Adjusted Operating Income, Free Cash Flow, Annual Adjusted Pretax Income, Relative TSR) that encourage value creation, retention and stock price appreciation; and

•	A long history of pay outcomes aligning to our performance with incentive opportunities and payouts varying commensurate with our financial and TSR performance results.

We also reviewed our compensation programs for certain design features that may have the potential to encourage excessive risk-taking, including: over-weighting towards annual incentives, highly leveraged payout curves, unreasonable performance thresholds and steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds. We concluded that our compensation programs do not include such elements.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Raymond E. Scott, our President and CEO in 2021.

For 2021, our last completed fiscal year:

•	The median of the annual total compensation of all employees of the Company (other than our CEO) was $8,106; and

•	The annual total compensation of our CEO was $13,306,375.

Based on this information, for 2021, our CEO’s annual total compensation was approximately 1,642 times that of the annual total compensation of the median employee (as determined below).

This pay ratio is a reasonable estimate calculated in good faith, in a manner consistent with Item 402(u) of Regulation S-K, based on our payroll and employment records and the methodology described below. The Securities and Exchange Commission (“SEC”) rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratios reported by other companies may not be comparable to the pay ratio set forth above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

To identify the median of the annual total compensation of all of our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments and estimates that we used were as follows:

1.

In accordance with Instruction 2 to Item 402(u) of Regulation S-K, because there has been no change in our employee population or employee compensation arrangements in the past fiscal year that we reasonably believe would result in a significant change to our pay ratio disclosure, we elected to utilize the same median employee that we had identified in 2020 to calculate our 2021 CEO pay ratio. The process that we used to determine our median employee in 2020 is summarized below:

i)

We determined that, as of October 1, 2020, our employee population consisted of approximately 171,000 individuals working at the Company and its consolidated subsidiaries, with approximately 10,000 of these individuals located in the United States and approximately 161,000 of these individuals located outside of the United States.

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EXECUTIVE COMPENSATION

ii)	We employed a proportionate stratified statistical sampling methodology to help simplify the identification of the median employee. The sample size used was approximately 1,500 employees.

iii)

We utilized 2020 base pay as our consistently applied compensation measure to identify the median employee from our employee population, which we applied to all employees included in our analysis. We did not make any cost of living adjustments in identifying the median employee. Using this methodology, we determined that the estimated median employee was an hourly employee located outside of the United States.

2.

With respect to the annual total compensation of the median employee, we identified and calculated the elements of such employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $8,106.

3.

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column (column (j)) of our “2021 Summary Compensation Table” included in this proxy statement and incorporated by reference under Item 11 of Part III of our 2021 Annual Report on Form 10-K.

Executive Officer and Director Hedging Policy

Our executive officer and director hedging policy is set forth in full below. The Company’s Named Executive Officers, other executive officers and directors are prohibited from entering into hedging or monetization transactions involving our stock, from holding our securities in a margin account or pledging our securities as collateral for a loan.

Hedging Transactions. Certain forms of hedging or monetization transactions, such as prepaid variable forward contracts, equity swaps, collars and exchange funds allow an officer or director to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the officer or director to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the officer or director may no longer have the same objectives as our other stockholders. For this reason, our Named Executive Officers, other executive officers and directors are prohibited from entering into hedging or monetization transactions involving our stock.

Margin Accounts and Pledges. Securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in our securities, our Named Executive Officers, other executive officers and directors are prohibited from holding our securities in a margin account or pledging our securities as collateral for a loan.

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P&C COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following persons served on our P&C Committee during all or a portion of 2021: Dr. Jepsen, Mses. Lewis and Ligocki, and Messrs. Capo, Cheng and Halverson. No member of the P&C Committee was, during the fiscal year ended December 31, 2021, an officer, former officer or employee of the Company or any of our subsidiaries. None of our executive officers served as a member of:

•	the compensation committee of another entity in which one of the executive officers of such entity served on our P&C Committee;
•	the board of directors of another entity in which one of the executive officers of such entity served on our P&C Committee; or

•	the compensation committee of another entity in which one of the executive officers of such entity served as a member of our Board.

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P&C COMMITTEE REPORT

The information contained in this Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C other than as set forth in Item 407 of Regulation S-K, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information contained in this Report be treated as soliciting material, nor shall such information be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

The P&C Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the P&C

Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2021.

This Report is submitted by Dr. Jepsen, Mses. Lewis and Ligocki and Messrs. Cheng and Halverson, being all of the current members of the P&C Committee.

Kathleen A. Ligocki, Chair

Mei-Wei Cheng

Bradley M. Halverson

Mary Lou Jepsen

Patricia L. Lewis

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AUDIT COMMITTEE REPORT

The information contained in this Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C, other than as set forth in Item 407 of Regulation S-K, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information contained in this Report be treated as soliciting material, nor shall such information be incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

The Audit Committee of the Board is responsible for evaluating audit performance, appointing, compensating, retaining and overseeing the work of our independent registered public accounting firm and evaluating policies and procedures relating to internal accounting functions and controls. The Audit Committee also oversees the audit fee negotiations associated with the retention of Ernst & Young LLP. The Audit Committee has discussed the advantages and disadvantages of independent registered public accounting firm rotation. Further, in connection with the periodic mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit Committee is involved in the selection of Ernst & Young LLP’s lead engagement partner.

The Audit Committee is currently comprised of Messrs. Foster, Cheng, Halverson and Mallett, each a non-employee director, and operates under a written charter that was last amended by our Board in November 2020. A copy of the current charter is available on the investor relations page of our website (ir.lear.com) or in printed form upon request. Our Board has determined that all of the members of the Audit Committee are “independent” as defined in the listing standards of the NYSE and under Rule 10A-3 of the Exchange Act and that all such members are financially literate. Our Board also has determined that all members of the Audit Committee are “audit committee financial experts” as defined in Item 407(D) of Regulation S-K under the Exchange Act and have accounting or related financial management expertise.

The Audit Committee members are neither professional accountants nor auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent auditor, nor can the Audit Committee certify that the independent auditor is “independent” under applicable rules. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters. Our management has the primary responsibility for the financial statements and reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as well as the report of management, for the year ended December 31, 2021, regarding the Company’s internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act.

The Audit Committee has retained Ernst & Young LLP as the Company’s independent registered public accounting firm for 2021. Ernst & Young LLP has been the independent registered public accounting firm for the Company since 2002. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. In reaching this conclusion, the Audit Committee considered Ernst & Young LLP’s integrity, controls and processes to ensure Ernst & Young LLP’s independence, objectivity, industry and company-specific experience, quality and effectiveness of personnel and communications, commitment to serving the Company, appropriateness of fees for audit and non-audit services and external data on audit quality and performance, including recent Public Company Accounting Oversight Board (United States) (PCAOB) reports on Ernst & Young LLP and tenure as the Company’s auditors, including the benefits of having a long-tenured auditor.

The Audit Committee has discussed with the Company’s internal auditors and Ernst & Young LLP the overall scope and plans of their respective audits. The Audit Committee meets with the Company’s internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their procedures, their evaluations of the Company’s internal control, including internal control over financial reporting, and the overall quality of the Company’s financial reporting.

The Audit Committee reviewed with Ernst & Young LLP, its judgments as to the quality, not just the acceptability, of the Company’s accounting policies and such other matters as are required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit

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AUDIT COMMITTEE REPORT

Committee concerning independence and has discussed with Ernst & Young LLP its independence from the Company. The Audit Committee has considered whether the provision of non-audit services to the Company is compatible with maintaining the independence of Ernst & Young LLP.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 10, 2022.

This Report is submitted by Messrs. Foster, Cheng, Halverson and Mallett, being all of the current members of the Audit Committee.

Jonathan F. Foster, Chairman

Mei-Wei Cheng

Bradley M. Halverson

Conrad L. Mallett, Jr.

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FEES OF INDEPENDENT ACCOUNTANTS

In addition to retaining Ernst & Young LLP to audit our consolidated financial statements for 2021, we retained Ernst &Young LLP, as well as other accounting firms, to provide tax and other advisory services in 2021. We understand the need for Ernst & Young LLP to maintain objectivity and independence in its audit of our consolidated financial statements. It is also the Audit Committee’s goal that the fees that the Company pays to Ernst & Young LLP for permitted non-audit services in any year should not exceed the audit and audit-related fees paid to Ernst & Young LLP in such year, a goal that the Company achieved in 2021 and 2020.

In order to assure that the provision of audit and permitted non-audit services provided by Ernst & Young LLP, our independent registered public accounting firm, does not impair its independence, the Audit Committee is required to pre-approve the audit and permitted non-audit services to be performed by Ernst & Young LLP, other than de minimis services that satisfy the requirements pertaining to de minimis exceptions for non-audit services described in Section 10A of the Exchange Act. The Audit Committee also has adopted policies and procedures for pre-approving all audit and permitted non-audit work performed by Ernst & Young LLP. Any pre-approval must set forth in detail the particular service or category of services approved and is generally subject to a specific cost limit. All of the fees for audit, audit-related, tax and other services performed by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with the pre-approval policies and procedures described in this paragraph.

The Audit Committee has adopted policies regarding our ability to hire employees, former employees and certain relatives of employees of the Company’s independent registered public accounting firm.

During 2021 and 2020, we retained Ernst & Young LLP to provide services in the following categories and amounts (in thousands):

	2021	2020
Audit fees(1)	$11,442	$10,996
Audit-related fees(2)	1,374	530
Tax fees(3)	2,372	2,367
All other fees(4)	36	—

(1)

Audit fees include services related to the annual audit of our consolidated financial statements, the audit of our internal controls over financial reporting, the reviews of our Quarterly Reports on Form 10-Q, international statutory audits and other services that are normally provided by the independent accountants in connection with our regulatory filings.

(2)

Audit-related fees include services related to the audits of employee benefit plans, audits in connection with acquisitions and agreed-upon procedures related to certain due diligence services in connection with acquisitions and divestitures.

(3)	Tax fees include services related to tax compliance, tax advice and tax planning.

(4)	Includes fees for services that are not contained in the above categories and consists of permissible advisory services.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have established a written policy that has been broadly disseminated within the Company regarding (i) transactions with related parties and (ii) the employment of immediate family members of directors and executive officers. This policy assists us in identifying, reviewing, monitoring and, as necessary, approving transactions with related parties and also provides for the identification, monitoring and review of employment of immediate family members of directors and executive officers by our human resources department. The policy requires that any transaction, or series of transactions, involving related parties in excess of $120,000, whether undertaken in or outside the ordinary course of our business, be presented to the Nominating Committee. When a related party has a material direct or indirect interest in any such transaction, or series of transactions, in excess of $120,000 that otherwise meet the disclosure requirements of Regulation S-K, approval of the Nominating Committee must be obtained. The policy further provides that all such employment decisions should be made in accordance with the Company’s policies and procedures and that directors and executive officers must not seek to improperly influence any employment decisions regarding their immediate family members.

We have implemented various procedures to ensure compliance with the related party transaction policy. For example, the Company’s standard purchasing terms and conditions require vendors to advise us upon any such vendor becoming aware of relationships with related parties, including if such person is involved in the vendor’s relationship with the Company or if such person receives any direct or indirect compensation or benefit based on that relationship. Company policy prohibits our employees from simultaneously working for any customer or vendor of the Company. In addition, the policy prohibits our directors, officers and employees from participating in, or seeking to influence, decisions regarding the selection of a vendor or supplier if such person (or any immediate family member) has any personal or financial interest or investment in such vendor or supplier, subject to certain limited exceptions, and advises directors, officers and employees to report any violation of this policy to our legal department immediately upon becoming aware thereof.

Each year, we circulate conflict of interest questionnaires to all our directors, members of senior management, purchasing personnel and certain other employees. Based on the results of these questionnaires, the legal department reports all known transactions or relationships with related parties to, among others, our Chief Accounting Officer. Payments to vendors identified as related party vendors in North America are processed through a centralized payables system. At least annually, the list of related parties is updated by directors, members of senior management and certain other employees.

Pursuant to this policy, we have adopted procedures which assist us in identifying and reviewing relationships involving the employment of immediate family members of directors and executive officers. Our directors and executive officers are required to notify the senior human resources executive upon becoming aware that an immediate family member is seeking employment with the Company or any of its subsidiaries. In addition, each year, our directors and executive officers provide the Company with the names of their immediate family members who are employed by the Company. All employment decisions regarding these family members, including, but not limited to, changes in compensation and job title, are reviewed prior to the action. A list of any immediate family members of the Company’s directors or executive officers who are employed by the Company are provided annually to the Nominating Committee.

At least annually, the Chief Accounting Officer reports to the Vice President of Internal Audit on related party relationships, including those with customers, as well as the amount of business performed between the Company and each related party year-to-date and for the preceding fiscal year. At least annually, the Vice President of Internal Audit prepares an audit plan for reviewing significant transactions with related parties and prepares a report on such audit plan and the results for the Nominating Committee. The Chief Accounting Officer, General Counsel and Vice President of Internal Audit meet at least annually to confirm the adequate monitoring and reporting of related party transactions. The Nominating Committee also receives a summary of all significant relationships with related parties at least annually.

In connection with any required Nominating Committee approval, a member of our senior management must represent to the Nominating Committee that the related party at issue has been held to the same standards as unaffiliated third parties. Nominating Committee members having (or having an immediate family member that has) a direct or indirect interest in the transaction must recuse themselves from consideration of the transaction.

These procedures resulted in the approval by the Nominating Committee of the employment relationship set forth below under “—Certain Transactions.”

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition, our Code of Business Conduct and Ethics prohibits activities that conflict with, or have the appearance of conflicting with, the best interests of the Company and its stockholders. Such conflicts of interest may arise when an employee, or a member of the employee’s family, receives improper personal benefits as a result of such individual’s position in the Company.

Certain Transactions

Mark Mueller, a Principal Engineer for the Company, is a brother-in-law of Raymond E. Scott, a director of the Company and the Company’s President and CEO. In 2021, the Company paid Mr. Mueller approximately $134,000, which included bonus payments and other standard benefit arrangements. The compensation paid to Mr. Mueller was approved in accordance with the Company’s standard compensation practices for similarly situated employees.

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RATIFICATION OF RETENTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL NO. 2)

Our Audit Committee has retained Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022. A proposal will be presented at the Annual Meeting to ratify this retention. Ratification of the retention of our independent registered public accounting firm requires the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote. If the stockholders fail to ratify such selection, another independent registered public accounting firm will be considered by our Audit Committee, but the Audit Committee may nonetheless choose to engage Ernst & Young LLP. Even if the retention of Ernst & Young LLP is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. We have been advised that a representative of Ernst & Young LLP will be present at the Annual Meeting and will be available to respond to appropriate questions and, if such person chooses to do so, make a statement.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE RETENTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE PROPOSAL UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION SET FORTH IN THIS PROXY STATEMENT

(PROPOSAL NO. 3)

Pursuant to Section 14A of the Exchange Act, we are seeking the advisory approval by stockholders of the Company’s executive compensation program and practices as disclosed in this proxy statement. As most recently approved by stockholders at the annual meeting of stockholders in 2017 and consistent with the Board’s recommendation, we are submitting this proposal for a non-binding vote on an annual basis. While this vote is advisory, and not binding on the Board, it will provide information to the Board and P&C Committee regarding investor sentiment about our executive compensation programs and practices, which the P&C Committee will carefully review when evaluating our executive compensation program. At the annual meeting of stockholders in 2021, our executive compensation program and practices disclosed in our 2021 proxy statement received a favorable vote by 97% of shares voted.

Stockholders are being asked to vote on the following advisory resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s executive officers, as disclosed in the 2022 proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2021 Summary Compensation Table and the other related tables and disclosures.”

The Company is committed to maintaining executive compensation programs and practices that are aligned with the Company’s business strategy. As a result, the Company has a strong pay-for-performance philosophy that greatly impacts its decisions regarding executive compensation. Our executive compensation programs seek to align management’s interests with our stockholders’ interests to support long-term value creation and pay for performance. This philosophy and the compensation structure are essential to the Company’s ability to attract, retain and motivate individuals who can achieve superior financial results in the best interests of the Company and its stockholders. To that end, our program links pay to performance by delivering a significant majority of the total compensation opportunity of our Named Executive Officers in variable or performance-based compensation programs (annual and long-term incentive plans). Performance measures used in the Company’s annual and long-term incentive plans support the Company’s annual operating plan and longer-term strategy and are tied to key Company measures of short and long-term performance. Our program also aligns the Named Executive Officers’ financial interests with those of our stockholders by delivering a substantial portion of their total compensation in the form of equity awards and other long-term incentive vehicles.

We urge our stockholders to read “Compensation Discussion and Analysis” above, which describes in detail how our executive compensation program and practices operate and are designed to achieve our compensation objectives, as well as the accompanying compensation tables which provide detailed information on the compensation of our Named Executive Officers.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to be voted on the proposal at the Annual Meeting is required for approval of this advisory resolution.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF EXECUTIVE COMPENSATION SET FORTH IN THIS PROXY STATEMENT.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION SET FORTH IN THIS PROXY STATEMENT UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

74	|	LEAR CORPORATION

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did you send me this proxy statement?

We sent you this proxy statement because the Board is soliciting your proxy to vote at the Annual Meeting to be held on May 19, 2022, at 9:00 a.m. (Eastern Time) and at any postponements or adjournments of the Annual Meeting. This proxy statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this proxy statement.

Who can vote at the Annual Meeting?

Only stockholders of record as of the record date are entitled to vote at the Annual Meeting. The record date to determine stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 25, 2022. On the record date, there were 59,764,493 shares of our common stock, par value $0.01 per share, outstanding. Our common stock is the only class of voting securities outstanding.

How many shares must be present to conduct the Annual Meeting?

We must have a quorum present in person or by proxy to conduct the Annual Meeting. A quorum is established when a majority of shares entitled to vote is present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes (as described below) are counted for purposes of determining whether a quorum is present.

What matters are to be voted on at the Annual Meeting?

The agenda for the Annual Meeting is to:

1.	elect ten directors named in this proxy statement;

2.	ratify the retention of Ernst & Young LLP as our independent registered public accounting firm for 2022;

3.	provide an advisory vote to approve our executive compensation; and
4.	conduct any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.

As of the date of this proxy statement, we do not know of any other matters to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.

How does the Board recommend that I vote?

The Board recommends that you vote:

1.	FOR the election of each of Lear’s director nominees named in this proxy statement;

2.	FOR the ratification of the retention of Ernst & Young LLP as our independent registered public accounting firm for 2022; and
3.	FOR the approval, on an advisory basis, of our executive compensation.

How do I vote at the Annual Meeting?

If you do not request printed copies of the proxy materials by mail, you will receive a Notice of Internet Availability of Proxy Materials. Stockholders that receive a Notice of Internet Availability of Proxy Materials may vote via the Internet in the following ways:

•	Prior to the Annual Meeting — You can vote via the Internet by navigating to www.proxyvote.com and entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form previously distributed; or

•

At the Annual Meeting — You may vote via the Internet at the Annual Meeting by attending the live meeting at www.virtualshareholdermeeting.com/LEA2022 and entering the 16-digit control number included on the

2022 Proxy Statement	|	75

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form previously distributed.

If you request printed copies of the proxy materials by mail, you will receive a proxy card or a voting instruction form and will be able to vote in the following ways in addition to the methods of voting via the Internet described above:

•	By Telephone — You can vote by proxy by calling the toll-free number found on your proxy card or voting instruction form. You will need to use the 16-digit control number included on the proxy card to vote by telephone. The availability of telephone voting may depend on the voting process of the organization that holds your shares; or

•	By Mail — You can vote by completing, dating, signing and returning the proxy card or voting instruction form.

Telephone and Internet voting facilities will be available 24 hours a day. You may vote over the telephone or via the Internet on www.proxyvote.com until 11:59 p.m. on May 18, 2022. Even if you plan to attend the Annual Meeting, we recommend that you vote in advance of the meeting via Internet or submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Your proxy will be voted in accordance with your instructions, so long as, in the case of a proxy card returned by mail, such card has been signed and dated. If you vote your shares via the Internet, by telephone or by executing and returning a proxy card by mail but you do not provide specific instructions with respect to the proposals, your shares will be voted FOR the director nominees named in this proxy statement, FOR the ratification of the retention of our independent registered public accounting firm and FOR the advisory approval of executive compensation described in this proxy statement.

As of the date of this proxy statement, we do not know of any matters to be presented at the Annual Meeting except those described in this proxy statement. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?

You may receive more than one Notice of Internet Availability of Proxy Materials, more than one e-mail or multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice of Internet Availability of Proxy Materials, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice of

Internet Availability of Proxy Materials, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and vote over the Internet the shares represented by each Notice of Internet Availability of Proxy Materials that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those Notices of Internet Availability of Proxy Materials).

May I change my vote?

Yes. You may revoke your proxy at any time before it is voted at the Annual Meeting. To change your vote, you may vote your shares electronically as described above, submit another later dated proxy by telephone or mail or submit new voting instructions to your bank, broker, trustee or nominee. Your attendance at the Annual Meeting will not, by itself, revoke your proxy; you must vote via the Internet during the meeting to revoke your proxy.

What vote is required to elect directors and approve the other matters described in this proxy statement?

Because this is an uncontested election, the director nominees must receive the affirmative vote of a majority of the votes cast to be elected (i.e., the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee) (Proposal No. 1). Abstentions and broker non-votes will have no effect on the outcome of the election of directors. In an uncontested election, our Bylaws provide that any incumbent director that fails to receive a majority of votes cast shall immediately tender his or her resignation. Our Board, in a process managed by the Nominating Committee and following a recommendation by that committee, must decide whether or not to accept the tendered resignation.

76	|	LEAR CORPORATION

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

For the ratification of the retention of Ernst & Young LLP as our independent registered public accounting firm (Proposal No. 2) and the advisory approval of our executive compensation (Proposal No. 3), the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval. For Proposal No. 2 and Proposal No. 3 abstentions and broker non-votes will be counted as shares represented and entitled to vote for the purposes of determining whether there is a quorum. Abstentions will have the same effect as a vote against Proposal No. 2 and Proposal No. 3. Absent specific instructions on Proposal No. 2, brokers are permitted to exercise voting discretion with respect to such proposal. Broker non-votes will have no effect on Proposal No. 3. For additional information about broker non-votes see “How do I vote if my bank or broker holds my shares in ‘street name’?”

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name on the Company’s books and records or with our transfer agent, you are the “stockholder of record” of those shares, and this proxy statement and accompanying materials have been provided directly to you by the Company. On the other hand, if you purchased your shares through a brokerage or other financial intermediary, the brokerage or other financial intermediary will automatically put your shares into “street name” which means that the brokerage or other financial intermediary will hold your shares in its name or another nominee’s name and not in your name, but will keep records showing you as the “beneficial owner.” If you hold shares beneficially in street name, this proxy statement and accompanying materials have been forwarded to you by your broker, bank or other holder of record.

How do I vote if my bank or broker holds my shares in “street name”?

If you hold your shares in “street name” through a bank, broker or other nominee, such bank, broker or nominee will vote those shares in accordance with your instructions. To so instruct your bank, broker or nominee, you should refer to the information provided to you by such entity. Without instructions from you, a bank, broker or nominee will be permitted to exercise its own voting discretion with respect to so-called routine matters (Proposal No. 2 (ratification of auditors)) but will not be permitted to exercise voting discretion with respect to non-routine matters (Proposals No. 1 (director elections) and No. 3 (advisory vote on executive compensation)). Thus, if you do not give your bank, broker or nominee specific instructions with respect to Proposal No. 2, your shares will be voted in such entity’s discretion. If you do not give your bank, broker or nominee specific instructions with respect to the remaining proposals, your shares will not be voted on such proposals. This is called a “broker non-vote.” Shares represented by such broker non-votes will be counted in determining whether there is a quorum and will have no effect on the non-routine proposals. We urge you to promptly provide your bank, broker or nominee with appropriate voting instructions so that all your shares may be voted at the Annual Meeting.

How many votes do I have?

Each share of common stock that you hold as of the record date entitles you to one vote, without cumulation, on each matter to be voted upon at the Annual Meeting.

How will the votes be counted at the Annual Meeting?

The votes will be counted by the inspector of election appointed for the Annual Meeting.

How will the Company announce the voting results?

The Company will report the final results of the voting at the Annual Meeting in a filing with the SEC on a Current Report on Form 8-K.

2022 Proxy Statement	|	77

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who pays for the Company’s solicitation of proxies?

The Board is soliciting your proxy to vote your shares of common stock at our Annual Meeting. We will bear the cost of soliciting proxies on behalf of the Company, including preparing, printing and mailing this proxy statement. Proxies may be solicited personally, by mail, email or by telephone by certain of our directors, officers, employees or representatives.

Our directors and employees will not be paid any additional compensation for soliciting proxies. We will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding our proxy solicitation materials.

What is “householding” and how does it work?

Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials, proxy statement or annual report, contact Broadridge Financial

Solutions, Inc. by calling 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address or sending a written request to Lear Corporation, 21557 Telegraph Road, Southfield, Michigan 48033, Attention: Investor Relations.

How do I participate in the Annual Meeting?

We are hosting the Annual Meeting through a virtual web conference. You will not be able to attend the meeting in person. You will be able to attend the virtual meeting, vote your shares electronically, and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/LEA2022 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card, or on any additional voting instructions accompanying these proxy materials. The Annual Meeting will begin promptly at 9:00 a.m. (Eastern Time). Online check-in will be available beginning at 8:30 a.m. (Eastern Time). Please allow ample time for the online check-in process. Please be assured that you will be afforded the same rights and opportunities to participate in the virtual meeting as you would at an in-person meeting.

As part of the Annual Meeting, we will hold a question and answer session, during which we intend to answer questions submitted during the meeting in accordance with the Annual Meeting procedures which are pertinent to the Company and the meeting matters, as time permits. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/LEA2022. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

There will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

78	|	LEAR CORPORATION

STOCKHOLDER PROPOSALS FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

Stockholders who intend to present proposals at the Company’s annual meeting of stockholders in 2023 pursuant to Rule 14a-8 under the Exchange Act must send notice of their proposal to us so that we receive it no later than December 5, 2022. Stockholders who intend to present proposals at the annual meeting of stockholders in 2023 other than pursuant to Rule 14a-8 must comply with the notice provisions in our Bylaws. The notice provisions in our Bylaws require that, for a proposal to be properly brought before the annual meeting of stockholders in 2023, proper notice of the proposal be received by us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however that in the event next year’s annual meeting is more than 30 days before or less than 70 days after such anniversary date, notice must be delivered not less than the later of 90 days prior to next year’s annual meeting or the 10th day following the day the Company first publicly announces next year’s annual meeting date. Under these requirements, the deadline for proposals brought under our Bylaws is February 21, 2023. Stockholder proposals should be addressed to Lear Corporation, 21557 Telegraph Road, Southfield, Michigan 48033, Attention: Harry A. Kemp, Senior Vice President, General Counsel and Corporate Secretary.

2022 Proxy Statement	|	79

OTHER MATTERS

We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, persons named in the proxy intend to vote the shares they represent in accordance with their own judgments.

Upon written request by any stockholder entitled to vote at the Annual Meeting, we will promptly furnish, without charge, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which we filed with the SEC, including the financial statements and schedule. If the person requesting the report was not a stockholder of record on March 25, 2022, the request must contain a good faith representation that he or she was a beneficial owner of our common stock at the close of business on that date. Requests should be addressed to Lear Corporation, 21557 Telegraph Road, Southfield, Michigan

48033, Attention: Harry A. Kemp, Senior Vice President, General Counsel and Corporate Secretary.

YOUR VOTE IS IMPORTANT. WE URGE YOU TO VOTE TODAY BY TELEPHONE, VIA THE INTERNET OR BY MAIL.

By Order of the Board of Directors,

Harry A. Kemp
Senior Vice President,
General Counsel and Corporate Secretary

80	|	LEAR CORPORATION

APPENDIX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The information presented in this proxy statement under the captions “Proxy Summary” and “Compensation Discussion and Analysis — Executive Summary” regarding core operating earnings, adjusted earnings per share and free cash flow does not conform to GAAP and should not be construed as an alternative to the reported financial results of the Company determined in accordance with GAAP.

Management believes that the non-GAAP information used in this proxy statement is useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings and adjusted earnings per share are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

The non-GAAP information provided may not be consistent with methodologies used by other companies. All non-GAAP information regarding core operating earnings, adjusted earnings per share and free cash flow is reconciled to the most directly comparable reported GAAP results in the tables below.

Core Operating Earnings

(unaudited; in millions)	2021

Net income attributable to Lear	$373.9

Interest expense	91.8

Other expense, net	0.1

Income taxes	137.7

Equity in net income of affiliates	(15.8)

Net income attributable to noncontrolling interests	87.7

Restructuring costs and other special items -

Costs related to restructuring actions	119.3

Intangible asset impairment	8.5

Typhoon in the Philippines	13.2

Other	9.6

Core operating earnings	$826.0

2022 Proxy Statement	|	A-1

APPENDIX A

Adjusted Earnings Per Share

(unaudited; in millions, except per share amounts)	2021

Net income attributable to Lear	373.9

Restructuring costs and other special items -

Costs related to restructuring actions	112.6

Loss on extinguishment of debt	24.6

Intangible asset impairment	8.5

Typhoon in the Philippines	13.2

Favorable tax ruling in a foreign jurisdiction	(45.1)

Loss related to affiliate,	2.0

Other	4.2

Tax impact of special items and other net tax adjustments(1)	(14.1)

Adjusted net income attributable to Lear	$479.8

Weighted average number of diluted shares outstanding	60.4

Diluted net income per share attributable to Lear	$6.19

Adjusted earnings per share	$7.94
(1)

Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

Free Cash Flow

(unaudited; in millions)	2021

Net cash provided by operating activities	$670.1

Capital expenditures	(585.1)

Free cash flow	$85.0

A-2	|	LEAR CORPORATION

LEAR CORPORATION

ATTN: INVESTOR RELATIONS

21557 TELEGRAPH ROAD

SOUTHFIELD, MI 48033

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 18, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/LEA2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 18, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D77433-P68614                             KEEP THIS PORTION FOR YOUR RECORDS

 — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

LEAR CORPORATION
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors

	Nominees:	For	Against	Abstain

	1a. Mei-Wei Cheng	☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
	1b. Jonathan F. Foster	☐	☐	☐	2. Ratification of the retention of Ernst & Young LLP as our independent registered public accounting firm for 2022.	☐	☐	☐
	1c. Bradley M. Halverson	☐	☐	☐
	1d. Mary Lou Jepsen	☐	☐	☐	3. Approve, in a non-binding advisory vote, Lear Corporation’s executive compensation.	☐	☐	☐
	1e. Roger A. Krone	☐	☐	☐
	1f. Patricia L. Lewis	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
	1g. Kathleen A. Ligocki	☐	☐	☐

	1h. Conrad L. Mallett, Jr.	☐	☐	☐

	1i. Raymond E. Scott	☐	☐	☐

	1j. Gregory C. Smith	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

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D77434-P68614

LEAR CORPORATION

This proxy is solicited on behalf of the Board of Directors of Lear Corporation for the

Annual Meeting of Stockholders on

May 19, 2022, at 9:00 a.m. (Eastern Time)

This proxy is solicited on behalf of the Board of Directors of Lear Corporation (“Lear”) for the Annual Meeting of Stockholders on May 19, 2022 or any adjournment or postponement thereof (the “Meeting”) to be held through a virtual web conference at www.virtualshareholdermeeting.com/LEA2022. The undersigned appoints Raymond E. Scott and Harry A. Kemp, and each of them, with full power of substitution in each of them, the proxies of the undersigned, and authorizes them to vote for and on behalf of the undersigned all shares of Lear common stock which the undersigned may be entitled to vote on all matters properly coming before the Meeting, as set forth in the related Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all nominees for director and FOR proposals 2 and 3.

Continued and to be signed on reverse side